Filed Pursuant to Rule 424(b)(5)
Registration No. 333-282135

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 10, 2026

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 16, 2024)

Universal Health Services, Inc.

$     % Senior Secured Notes due 20

$     % Senior Secured Notes due 20

Interest payable and

Issue price:  % for the 20  notes

  % for the 20  notes

Universal Health Services, Inc. is offering $      aggregate principal amount of     % Senior Secured Notes due 20   (the “20    notes”) and $     aggregate principal amount of      % Senior Secured Notes due 20    (the “20    notes” and, together with the 20    notes, the “notes”). The 20    notes will bear interest at a rate of      % per annum, and the 20   notes will bear interest at a rate of     % per annum. Universal Health Services, Inc. will pay interest on the notes semi-annually, in cash in arrears, on and for the 20    notes, beginning on     , 2027, and on      and      for the 20    notes, beginning on     , 2027. Interest on each series of the notes will accrue from,      2026, the 20   notes will mature on,     20    and the      20   notes will mature on,     20  .

We may redeem either series of notes, in whole or in part, at any time at the applicable redemption prices described under the caption “Description of the notes — Optional redemption.” If we experience specific kinds of changes of control and the notes have ceased to have investment grade ratings (including as a result of entering into an agreement that would result in such a change of control), then we will be required to offer to repurchase the notes, as described in “Description of the notes.”

Each of our existing and future subsidiaries that guarantees our senior secured credit facility or certain of our other indebtedness or indebtedness of subsidiary guarantors will guarantee the notes (the “note guarantees”). The notes will rank equally in right of payment to all of our existing and future senior debt, but, to the extent of the value of the collateral (as defined below), will be effectively senior to our existing and future unsecured senior debt and any future junior lien obligations. The notes will rank senior in right of payment to all of our existing and future subordinated debt. The note guarantees will rank equally in right of payment with all of our subsidiary guarantors’ existing and future senior debt and senior in right of payment to all of our subsidiary guarantors’ existing and future subordinated debt. In addition, the notes will be structurally subordinated to the liabilities of our non-guarantor subsidiaries. Under certain circumstances, the subsidiary guarantors may be released from their note guarantees without the consent of the holders of the notes, including if the notes then have investment grade ratings, no default has occurred and is continuing, the guarantees of other first lien and any junior lien obligations have been released and liens on the collateral securing all first lien obligations and any junior lien obligations have been released. Any note guarantee will also be released if that subsidiary guarantor’s guarantees of the senior credit facility, other first lien obligations and any junior lien obligations are released.

The notes and the note guarantees will be secured by first-priority liens, subject to permitted liens, on certain of our assets and certain assets of those guarantors that have pledged those assets to secure certain of our other indebtedness or indebtedness of those subsidiary guarantors (the “secured guarantors”) now owned or acquired in the future by us and our secured guarantors (other than our real property and certain other excluded assets). Our obligations with respect to the notes, the obligations of the secured guarantors under the note guarantees and the performance of all our and our secured guarantors’ other obligations under the indenture will be secured equally and ratably with our and our subsidiary guarantors’ obligations under our senior secured credit facility, our 1.650% Senior Secured Notes due 2026 (the “Existing 2026 Notes”), our 4.625% Senior Secured Notes due 2029 (the “Existing 2029 Notes”), our 2.650% Senior Secured Notes due 2030 (the “Existing 2030 Notes”), our 2.650% Senior Secured Notes due 2032 (the “Existing 2032 Notes”) and our 5.050% Senior Secured Notes due 2034 (the “Existing 2034 Notes”) by a perfected first-priority security interest, subject to permitted liens, in the collateral owned by us and our secured guarantors, whether now owned or hereafter acquired (the “collateral”). However, the liens on the collateral securing the notes and the note guarantees of the secured guarantors will be released if (i)(x) the notes then have investment grade ratings, (y) no default has occurred and is continuing and (z) the liens on the collateral securing all first lien obligations (including the senior secured credit facility, the Existing 2026 Notes (to the extent remaining outstanding), the Existing 2029 Notes, the Existing 2030 Notes, the Existing 2032 Notes and the Existing 2034 Notes) and any junior lien obligations have been released or (ii) the collateral under the senior secured credit facility, any other first lien obligations and any junior lien obligations has been released or no longer required to be pledged. See “Description of the notes.”

We intend to use the net proceeds of this offering to repay at maturity in September 2026 our Existing 2026 Notes and amounts outstanding under our current revolving credit facility, and for general corporate purposes. Until we use the proceeds of this offering to repay the Existing 2026 Notes at maturity, we will invest any proceeds not used to repay amounts outstanding under the revolving credit facility in short-term interest-bearing investments. See “Use of proceeds.”

Investing in the notes involves risks. See “Risk factors” beginning on page S-15 of this prospectus supplement and the matters discussed in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Public offering price(1)		Underwriting discount		Proceeds to Universal Health Services, Inc.(1) (before expenses)
Per Note	Total	Per Note	Total	Per Note	Total
% Senior Notes due 20%	$	%	$	%	$
% Senior Notes due 20%	$	%	$	%	$

(1)	Plus accrued interest, if any, from, and including , 2026, if the settlement date occurs after that date.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about , 2026.

Joint book-running managers

J.P. Morgan	BofA Securities	Truist Securities	US Bancorp	Wells Fargo Securities

    , 2026

Prospectus

Universal Health Services, Inc. is a Delaware corporation. Our principal executive offices are located at Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406, and our telephone number at that address is (610) 768-3300. Our website is located at www.uhs.com. Our website and the information contained on our website are not part of this prospectus supplement, and you should rely only on the information contained or incorporated by reference in this prospectus supplement when making a decision as to whether to invest in the notes.

In this prospectus supplement, unless otherwise indicated or the content otherwise requires, the terms “UHS,” “our company,” “us,” “we” and “our” refer to Universal Health Services, Inc. and its consolidated subsidiaries. Universal Health Services, Inc. is a registered trademark of UHS of Delaware, Inc., the management company for, and a wholly-owned subsidiary of, Universal Health Services, Inc. Universal Health Services, Inc. is a holding company and operates through its subsidiaries including its management company, UHS of Delaware, Inc. All healthcare and management operations are conducted by subsidiaries of Universal Health Services, Inc.

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To the extent any reference to “UHS” or “UHS facilities” in this prospectus supplement, including letters, narratives or other forms contained herein relates to our healthcare or management operations, it is referring to Universal Health Services, Inc.’s subsidiaries including UHS of Delaware, Inc. Further, the terms “UHS,” “our company,” “us,” “we” and “our” in such context similarly refer to the operations of Universal Health Services, Inc.’s subsidiaries including UHS of Delaware, Inc. Any reference to employees or employment contained herein refers to employment with or employees of the subsidiaries of Universal Health Services, Inc., including UHS of Delaware, Inc.

References to “underwriters” refer to the firms listed on the cover page of this prospectus supplement.

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About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes and adds to and supplements information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part is the accompanying prospectus, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to the notes. The accompanying prospectus also incorporates by reference documents that are described under “Incorporation by reference” in that prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus filed by us with the SEC. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, and the underwriters are not, making an offer of the notes, or seeking any offers to buy the notes, in any jurisdiction where the offer or sale is not permitted.

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Market, ranking, industry data and forecasts

This prospectus supplement includes and incorporates by reference market share, ranking, industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position and ranking are based on market data currently available to us, management’s estimates and assumptions we have made regarding the size of our markets within the healthcare industry. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk factors” in this prospectus supplement and in the documents incorporated by reference herein. Neither we nor the underwriters can guarantee the accuracy or completeness of such information contained or incorporated by reference in this prospectus supplement.

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Cautionary statement regarding forward-looking statements

This prospectus supplement and the accompanying prospectus contain “forward-looking statements” that reflect our current estimates, expectations and projections about our future results, performance, prospects and opportunities. Forward-looking statements include, among other things, the information concerning our possible future results of operations, business and growth strategies, financing plans, expectations that regulatory developments or other matters will not have a material adverse effect on our business or financial condition, our competitive position and the effects of competition, the projected growth of the industry in which we operate, and the benefits and synergies to be obtained from our completed and any future acquisitions, and statements of our goals and objectives, and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “appears,” “projects” and similar expressions, as well as statements in future tense, identify forward-looking statements. In evaluating those statements, you should specifically consider various factors, including the risks related to healthcare industry trends and those set forth herein and those detailed in our filings with the SEC incorporated by reference herein.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or our good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Such factors include, among other things, the following:

•

we receive revenues from various state and county-based programs, including Medicaid in all the states in which we operate. We receive annual Medicaid revenues of approximately $100 million, or greater, from each of California, Texas, Nevada, Florida, Washington, D.C., Illinois, Pennsylvania, Kentucky, Mississippi, Virginia, Michigan, Massachusetts, Tennessee, Arizona, Ohio, and Washington. Most of these programs are approved on a year-to-year basis and there is no assurance that these revenues will continue at their current rates or at all. We are therefore particularly sensitive to potential reductions in Medicaid and other state-based revenue programs as well as regulatory, economic, environmental and competitive changes in those states;

•

the One Big Beautiful Bill Act, which became law on July 4, 2025, attaches work and community service requirements to eligibility for Medicaid benefits that will have the effect of limiting Medicaid enrollment and expenditure. The law also places limits on provider fees used to increase federal Medicaid funding to states. The law prohibits states not previously having expanded Medicaid eligibility to 138% of federal poverty level from increasing the rate of current provider fees which fund certain state supplemental payments or increasing the base of the fee to a class or items of services that the fee did not previously cover. That current provider fee threshold will remain at 6%. For states having expanded Medicaid eligibility under the law, the provider fee threshold will be reduced by 0.5% annually between federal fiscal years 2028 and 2032 with the resulting threshold ultimately becoming 3.5%. Under current law, and based on our current expectations, we estimate that, commencing with the 2028 state fiscal years, our aggregate annual net benefit will be reduced, on an annually increasing and relatively pro rata basis, by approximately $500 million by 2032. The law also eliminated certain insurance exchange premium tax credits beyond 2025 and exchange enrollment has already been adversely impacted. On January 8, 2026, the U.S. House of Representatives passed H.R.1834 to extend for three years the enhanced premium tax credits (“EPTCs”) that expired on December 31, 2025. However, no law extending the EPTCs has been enacted, and there can be no assurance regarding the timing or outcome of future legislative action. All of these factors could have a material unfavorable impact on our results of operations and may be expected to reduce our revenue and likely increase the level of uncompensated care provided by our facilities;

•

there are additional changes in law that are likely to result in major changes in the health care delivery system on a national or state level, including changes in the structure and administration of, and

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funding for, federal and state agencies and programs. For example, Congress has reduced to $0 the penalty for failing to maintain health coverage that was part of the original Patient Protection and Affordable Care Act, as amended by the Health and Education Reconciliation Act (collectively, the “ACA”) as part of the Tax Cuts and Jobs Act. The Biden administration had issued executive orders implementing a special enrollment period permitting individuals to enroll in health plans outside of the annual open enrollment period and reexamining policies that may undermine the ACA or the Medicaid program. The Inflation Reduction Act of 2022 (“IRA”) enables the Centers for Medicare and Medicaid Services (“CMS”) to negotiate prices for certain single-source drugs reimbursed under Medicare Part B and Part D. The American Rescue Plan Act’s expansion of subsidies to purchase coverage through an ACA exchange, which the IRA continued through 2025, has increased exchange enrollment. These enhanced subsidies expired on December 31, 2025;

•

there have been numerous political and legal efforts to expand, repeal, replace or modify the ACA since its enactment, some of which have been successful, in part, in modifying the ACA, as well as court challenges to the constitutionality of the law. The U.S. Supreme Court held in California v. Texas that the plaintiffs lacked standing to challenge the law’s requirement to obtain minimum essential health insurance coverage, or the individual mandate. The Court dismissed the case without specifically ruling on the constitutionality of the ACA. ACA provisions continue to be subject to court challenges, such as the June 2025 Kennedy v. Braidwood Management Supreme Court decision, which opined in favor of ACA HIV preventive care coverage. The impacts of this decision cannot be predicted. Any future efforts to challenge, repeal or replace the ACA or expand or substantially amend its provisions is unknown;

•

additional possible unfavorable changes in the levels and terms of reimbursement for our charges by third party payers or government based payers, including Medicare or Medicaid in the United States, and government based payers in the United Kingdom;

•

the healthcare industry is labor intensive and salaries, wages and benefits are subject to inflationary pressures, as are supplies expense and other operating expenses. In the past, staffing shortages have, at times, required us to hire expensive temporary personnel and/or enhance wages and benefits to recruit and retain nurses and other clinical staff and support personnel. At certain facilities, particularly within our behavioral health care segment, there have been occasions when we were unable to fill all vacant positions and, consequently, we were required to limit patient volumes. Additionally, effective June 1, 2026, California implemented staffing standards specific to acute psychiatric hospitals and requirements to determine appropriate staffing based on patient acuity and care needs. This has further increased our costs and may limit our revenue if we are required to limit the number of patients at our California facilities;

•

we have experienced inflationary pressures, primarily in personnel costs, although those pressures have moderated more recently. The extent of any future impacts from inflation on our business and our results of operations will be dependent upon how long the elevated inflation levels persist and the extent to which the rate of inflation further increases, if at all, neither of which we are able to predict. If elevated levels of inflation were to persist or if the rate of inflation were to accelerate, our expenses could increase faster than anticipated and we may utilize our capital resources sooner than expected. Further, given the complexities of the reimbursement landscape in which we operate, our ability to pass on increased costs associated with providing healthcare to Medicare and Medicaid patients is limited due to various federal, state and local laws, which in certain circumstances, limit our ability to increase prices;

•

in our acute care segment, we have experienced a significant increase in hospital based physician related expenses, especially in the areas of emergency room care, anesthesiology and radiology. We have implemented various initiatives to mitigate the increased expense, to the degree possible, which has moderated the rate of increase. However, significant increases in these physician related expenses could have a material unfavorable impact on our future results of operations;

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•

the increase in interest rates during the past few years has increased our interest expense significantly, increasing our expenses and reducing our free cash flow and our ability to access the capital markets on favorable terms. As such, the effects of increased borrowing rates have adversely impacted our results of operations, financial condition and cash flows. We cannot predict future changes to interest rates, however, significant increases in our borrowing rates could have a material unfavorable impact on our future results of operations. Our Existing 2026 Notes mature on September 1, 2026. Market interest rates have increased significantly since the Existing 2026 Notes were issued in 2021. We expect that we will refinance the Existing 2026 Notes at significantly higher interest rates which will significantly increase our interest expense thereby decreasing our net income attributable to UHS;

•

significant tariffs or other restrictions, if imposed on our imported pharmaceutical ingredients, medical devices, medical equipment and their ingredients and components, or otherwise on our suppliers, could escalate costs of medications, medical devices and medical equipment and disrupt our supply chains. While we continue to evaluate the potential impact of the new tariffs on our business, given the uncertainty regarding the scope and duration of any new tariffs, as well as the potential for additional tariffs or trade barriers by the U.S. and the impacted foreign countries, we can provide no assurance that any strategies we implement to mitigate the impact of such tariffs or other trade actions will be successful. Therefore, changes in laws or policies governing the terms of foreign trade, and in particular, increased trade restrictions, tariffs or taxes on imports from where our products or materials are made (either directly or through our suppliers) could have an impact on our competitive position, business operations and financial results;

•

as of early August 2026, Congress has enacted appropriations funding federal agencies for fiscal year 2026. In the past several years political disputes concerning authorization of a federal budget have led to shutdown of substantial portions of the federal government and other federal budget authorization delays have occurred. Federal budget delays and federal government shutdowns are unpredictable and may occur in the future. We cannot predict whether or not there will be future appropriations legislation avoiding a federal government shutdown, however, our operating cash flows and results of operations could be materially unfavorably impacted by a federal government shutdown;

•

the Consolidated Appropriations Act of 2021 (the “CAA”) included provisions aimed at preventing or limiting patient balance billing in certain circumstances. The CAA addresses surprise medical bills stemming from emergency services, out-of-network ancillary providers at in-network facilities, and air ambulance carriers. The CAA prohibits surprise billing when out-of-network emergency services or out-of-network services at an in-network facility are provided, unless informed consent is received. In these circumstances providers are prohibited from billing the patient for any amounts that exceed in-network cost-sharing requirements. HHS, the Department of Labor and the Department of the Treasury have issued rules to implement the CAA. The rules have limited the ability of our hospital-based physicians to receive payments for services at usually higher out-of-network rates in certain circumstances, and, as a result, have caused us to increase subsidies to these physicians or to replace their services at a higher cost;

•

in June 2024, the U.S. Supreme Court issued its decision in Loper Bright Enters. v. Raimondo and Relentless, Inc. v. Department of Commerce, which modified the regulatory interpretation standard established 40 years ago by Chevron v. National Resources Defense Council. Chevron doctrine generally required courts to defer to federal agencies in their interpretation of federal statutes when a statute was silent or ambiguous with respect to a specific issue. In Loper Bright, the Supreme Court held that courts are no longer required to grant such deference, though they may consider an agency’s statutory interpretation. As it is highly regulated, the health care industry could be significantly impacted by the Loper Bright decision, particularly in the areas of Medicare reimbursement, decision making by the Food & Drug Administration and health care fraud and abuse compliance, where parties may no longer be able to rely on federal agencies’ policies, rules and guidance;

•	our ability to enter into managed care provider agreements on acceptable terms and the ability of our competitors to do the same;

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•	the impact of a shift of care from inpatient to lower cost outpatient settings and controls designed to reduce inpatient services;

•

our ability to achieve operating and financial targets, develop and execute plans to offset to the extent possible impacts from the One Big Beautiful Bill Act, the expiration of EPTCs, other legal and regulatory changes and tariffs, attain expected levels of patient volumes and revenues, and control the costs of providing services;

•

the outcome of known and unknown litigation, government investigations, civil investigative demands, inquiries, false claims act allegations, and liabilities and other claims asserted against us and other matters, and the effects of adverse publicity relating to such matters, as disclosed in Note 6 to the Condensed Consolidated Financial Statements – Commitments and Contingencies in our Quarterly Report on Form 10-Q for the period ended June 30, 2026, including, but not limited to, the jury verdict returned against Cumberland Hospital for Children and Adolescents located in New Kent, Virginia, an indirect subsidiary of ours;

•

effective March, 2025, our excess commercial insurance coverage for professional and general liability claims contains less favorable terms than previous years including coverage exclusions for incidents involving sexual molestation or abuse, higher premiums and lower aggregate limitations;

•	competition from other healthcare providers (including physician owned facilities) in certain markets;

•	technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for healthcare;

•

our ability to attract and retain qualified personnel, nurses, physicians and other healthcare professionals and the impact on our labor and related expenses resulting from a shortage of nurses, physicians and other healthcare professionals;

•	demographic changes;

•

there is a heightened risk of future cybersecurity threats, including ransomware attacks targeting healthcare providers. If successful, future cyberattacks could have a material adverse effect on our business. Any costs that we incur as a result of a data security incident or breach, including costs to update our security protocols to mitigate such an incident or breach could be significant. Any breach or failure in our operational security systems, or any third-party security systems that we rely on, can result in loss of data or an unauthorized disclosure of or access to sensitive or confidential member or protected personal or health information and could result in violations of applicable privacy and other laws, significant penalties or fines, litigation, loss of customers, significant damage to our reputation and business, and other liability or losses. We may also be subject to litigation related to our uses and disclosures of health information. We may also incur additional costs related to cybersecurity risk management and remediation. There can be no assurance that we or our service providers, if applicable, will not suffer losses relating to cyber-attacks or other information security breaches in the future or that our insurance coverage will be adequate to cover all the costs resulting from such events;

•

our ability to implement technology and other programs to drive efficiencies and improve patient outcomes and experiences, and the risks associated with the use of technologies by us or our service providers;

•

on March 9, 2026, we announced that we entered into a definitive agreement to acquire Talkspace, Inc. (“Talkspace”) for $5.25 per share, or approximately $835 million in the aggregate. The transaction was approved by Talkspace’s stockholders during the second quarter of 2026. The transaction is expected to close during the third quarter of 2026 and is subject to satisfaction of regulatory approvals and other customary closing conditions. The acquisition is subject to numerous risks and uncertainties including uncertainty as to whether the parties will be able to complete the merger on the terms set forth in the merger agreement; uncertainty regarding the timing of the receipt of required regulatory approvals for the merger and the possibility that the parties may be required to accept conditions that could reduce or

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eliminate the anticipated benefits of the merger as a condition to obtaining the outcome of any legal proceedings that may be instituted against the parties or others following announcement of the transactions contemplated by the merger agreement; challenges, disruptions and costs of closing, integrating the business and achieving anticipated synergies, or that such synergies will take longer to realize than expected; failure to retain key employees of Talkspace during the period prior to closing or thereafter; failure to retain a significant portion of Talkspace’s providers or relationships with payors, risks that the merger and other transactions contemplated by the merger agreement disrupt current plans and operations that may harm the parties’ businesses or divert management’s attention from the parties’ ongoing business operations; and the amount of any costs, fees, expenses, impairments and charges related to the merger including costs and use of capital related to financing the merger;

•

the availability of suitable acquisition and divestiture opportunities and our ability to successfully integrate and improve our acquisitions since failure to achieve expected acquisition benefits from certain of our prior or future acquisitions could result in impairment charges for goodwill and purchased intangibles;

•	the impact of severe weather conditions, including the effects of hurricanes, flash floods, wildfires and climate change;

•	our ability to continue to obtain capital on acceptable terms, including borrowed funds, to fund the future growth of our business;

•	our inpatient acute care and behavioral health care facilities may experience decreasing admission and length of stay trends;

•

our financial statements reflect large amounts due from various commercial and private payers and there can be no assurance that failure of the payers to remit amounts due to us will not have a material adverse effect on our future results of operations;

•

the Budget Control Act of 2011 (the “2011 Act”) imposed annual spending limits for most federal agencies and programs aimed at reducing budget deficits by $917 billion between 2012 and 2021, according to a report released by the Congressional Budget Office. Among its other provisions, the law established a bipartisan Congressional committee, known as the Joint Select Committee on Deficit Reduction (the “Joint Committee”), which was tasked with making recommendations aimed at reducing future federal budget deficits by an additional $1.5 trillion over 10 years. The Joint Committee was unable to reach an agreement by the November 23, 2011 deadline and, as a result, across-the-board cuts to discretionary, national defense and Medicare spending were implemented on March 1, 2013 resulting in Medicare payment reductions of up to 2% per fiscal year with a uniform percentage reduction across all Medicare programs. Current legislation has extended these reductions through 2032. We cannot predict whether Congress will restructure the implemented Medicare payment reductions or what other federal budget deficit reduction initiatives may be proposed by Congress going forward;

•	uninsured and self-pay patients treated at our facilities unfavorably impact our ability to satisfactorily and timely collect our self-pay patient accounts;

•	changes in our business strategies or development plans;

•

we have exposure to fluctuations in foreign currency exchange rates, primarily the pound sterling. We have international subsidiaries that operate in the United Kingdom. We routinely hedge our exposures to foreign currencies with certain financial institutions in an effort to minimize the impact of certain currency exchange rate fluctuations, but these hedges may be inadequate to protect us from currency exchange rate fluctuations. To the extent that these hedges are inadequate, our reported financial results or the way we conduct our business could be adversely affected. Furthermore, if a financial counterparty to our hedges experiences financial difficulties or is otherwise unable to honor the terms of the foreign currency hedge, we may experience material financial losses; and

•	other factors referenced herein or in our other filings with the Securities and Exchange Commission.

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Given these uncertainties, risks and assumptions, as outlined above, you are cautioned not to place undue reliance on such forward-looking statements. Our actual results and financial condition could differ materially from those expressed in, or implied by, the forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We assume no obligation to publicly update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except as may be required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Non-GAAP financial measures

We refer to the terms EBITDA net of NCI, Adjusted EBITDA net of NCI and Adjusted net income attributable to UHS (as further described in “Summary—Summary historical and financial data”) in various places in this prospectus supplement. These are supplemental financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

Our measurements of EBITDA net of NCI, Adjusted EBITDA net of NCI and Adjusted net income attributable to UHS may not be comparable to those of other companies. Please see “Summary—Summary historical and financial data” for a reconciliation of these non-GAAP financial measures to the most closely comparable financial measures calculated in accordance with GAAP.

We believe that EBITDA net of NCI, Adjusted EBITDA net of NCI and Adjusted net income attributable to UHS are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of certain items impacting our net income attributable to UHS, such as changes in the market value of shares of certain equity securities, the impact of ASU 2016-09 (as defined herein) and other items that we believe are non-operational in nature, including, but not limited to, impairments of goodwill, long-lived and intangible assets, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, and certain other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a more complete understanding of our financial performance, these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the consolidated financial statements and notes thereto in our filings with the SEC including our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, which are incorporated by reference herein. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Summary

This summary highlights the information contained elsewhere in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, including the sections entitled “Risk factors” beginning on page S-15 of this prospectus supplement and beginning on page 14 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and risks we disclose in future filings with the SEC. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included or incorporated by reference elsewhere in this prospectus supplement.

Our company

Our principal business is owning and operating, through our subsidiaries, acute care hospitals and outpatient facilities and behavioral health care facilities. As of June 30, 2026, we owned and/or operated 376 inpatient facilities and 168 outpatient and other facilities, including the following, located in 40 states, Washington, D.C., the United Kingdom and Puerto Rico:

•

30 inpatient acute care hospitals, 35 free-standing emergency departments, 13 outpatient centers, one surgical hospital, 182 inpatient behavioral health care facilities and 110 outpatient behavioral health care facilities located in the United States;

•	161 inpatient behavioral health care facilities and 2 outpatient behavioral health care facilities located in the United Kingdom; and

•	3 inpatient behavioral health care facilities and 7 outpatient behavioral health care facilities located in Puerto Rico.

Net revenues from our acute care hospitals, outpatient facilities and commercial health insurer accounted for 57% of our consolidated net revenues during each of 2025 and 2024. Net revenues from our behavioral health care facilities and commercial health insurer accounted for 43% of our consolidated net revenues during each of 2025 and 2024. Our behavioral health care facilities located in the U.K. generated net revenues of approximately $1.001 billion in 2025 and $880 million in 2024. Total assets at our U.K. behavioral health care facilities were approximately $1.531 billion as of December 31, 2025 and $1.358 billion as of December 31, 2024.

Net revenues from our acute care hospitals, outpatient facilities and commercial health insurer accounted for 57% of our consolidated net revenues during each of the six-month periods ended June 30, 2026 and 2025. Net revenues from our behavioral health care facilities and commercial health insurer accounted for 43% of our consolidated net revenues during each of the six-month periods ended June 30, 2026 and 2025. Our behavioral health care facilities located in the U.K. generated net revenues of approximately $530 million and $474 million during the six months ended June 30, 2026 and 2025, respectively. Total assets at our U.K. behavioral health care facilities were approximately $1.530 billion as of June 30, 2026 and $1.531 billion as of December 31, 2025.

Services provided by our hospitals include general and specialty surgery, internal medicine, obstetrics, emergency room care, radiology, oncology, diagnostic care, coronary care, pediatric services, pharmacy services and/or behavioral health services. We provide capital resources as well as a variety of management services to our facilities, including central purchasing, information services, finance and control systems, facilities planning, physician recruitment services, administrative personnel management, marketing and public relations.

In 2025, we served approximately 5.8 million patients at our hospitals and outpatient facilities including approximately 8.1 million patient days at our inpatient hospitals.

Our strengths

Significant scale and geographic coverage. We operate in 40 states, Washington, D.C., the United Kingdom, Ireland and Puerto Rico. We believe our scale and geographic reach allow us to operate more efficiently and provide higher quality care than our competitors and enhance our presence within our markets. We believe that scale also provides us a greater array of alternatives to manage our business.

Diversified payor mix. For the six months ended June 30, 2026, we earned 21% of our behavioral health revenue from managed care, 25% from managed Medicaid, 21% from Medicaid, 4% from Medicare, 6% from managed Medicare and 23% from other payors, including 14% earned in the United Kingdom. In our acute care business, we earned 31% of our revenue from managed care, 15% from Medicare, 17% from managed Medicare, 14% from Medicaid, 7% from managed Medicaid and 16% from other payors.

We earn Medicaid revenues in each of the states in which we operate in the U.S., as well as Washington, D.C., helps to mitigate the effect of any changes in reimbursement policies in any one state.

Leading provider of behavioral healthcare services. We are a national healthcare provider in the United States in a highly fragmented industry, primarily competing against regional and local competitors. We believe being a national provider enables the development of important relationships and extensive referral networks within our markets and allows us to attract and retain qualified behavioral healthcare professionals.

Strong and sustainable acute care market position. Our acute care segment is well positioned to benefit from positive trends in the acute care industry, as the vast majority of our acute care hospitals are ranked first or second in terms of their market share in their respective markets. We believe the relationships and reputation we have established will further enhance our presence in these markets.

Experienced management team. Our senior management team has extensive experience in the healthcare industry. Our senior management team has been with us for an average of more than 20 years. Our senior management team operates as a cohesive, complementary group and has extensive operating knowledge of the industry and understanding of the regulatory environment in which it operates. Our senior managers have a successful track record in both operating our core business and integrating acquired assets.

Strong cash flow generation. We have historically generated consistent free cash flow by profitably operating our business, actively managing working capital and judiciously investing in capital expenditures.

Our strategy

We believe community-based hospitals will remain the focal point of the healthcare delivery network, and we are committed to a philosophy of self-determination for both our company and our hospitals. We plan to continue to grow our business and improve our financial performance by implementing our business strategy, the key elements of which are the following.

Leverage our diversified portfolio of market-leading facilities. We own and operate a diversified portfolio of acute care hospitals and behavioral health centers. Our acute care and behavioral health divisions each account for approximately half of our net revenues and enjoy market-leading positions. Our acute care units are concentrated in markets that are growing more rapidly than the overall average growth rate in the United States. Our behavioral health division is among the largest in the nation in total hospitals, total beds and net patient revenue. Our leadership positions in our acute care and behavioral health businesses help us with managed care contracting and help us to recruit key physicians, create opportunities for integrated support services, increase operating predictability and stability, increase cost effectiveness and enhance growth opportunities.

Focus on the quality and efficiency of our services. Pressures to contain healthcare costs and technological developments allowing more procedures to be performed on an outpatient basis have led payers to demand a shift to ambulatory or outpatient care wherever possible. We are responding to this trend by emphasizing the expansion of outpatient services. In addition, in response to cost containment pressures, we continue to implement programs at our facilities designed to improve financial performance and efficiency while continuing to provide quality care, including more efficient use of professional and paraprofessional staff, monitoring and adjusting staffing levels and equipment usage, improving patient management and reporting procedures and implementing more efficient billing and collection procedures. In addition, we will continue to emphasize innovation in our response to the rapid changes in regulatory trends and market conditions while fulfilling our commitment to patients, physicians, employees, communities and other stakeholders. In addition, our aggressive recruiting of highly qualified physicians and developing provider networks help to establish our facilities as an important source of quality healthcare in their respective communities.

Improvement of operations of existing hospitals and services. We also seek to increase the operating revenues and profitability of owned hospitals by the introduction of new services, improvement of existing services, physician recruitment and the application of financial and operational controls. We are involved in continual development activities for the benefit of our existing facilities. From time to time applications are filed with state health planning agencies to add new services in existing hospitals in states which require certificates of need (“CONs”). Although we expect that some of these applications will result in the addition of new facilities or services to our operations, no assurances can be made for ultimate success by us in these efforts.

Growth through selective acquisition of additional hospital facilities. We selectively seek opportunities to expand our base of operations by acquiring, constructing or leasing additional hospital and outpatient facilities. We are committed to a program of rational growth around our core businesses, while retaining the missions of the hospitals we manage and the communities we serve. Such expansion may provide us with access to new markets and new healthcare delivery capabilities. We also routinely examine our facilities and consider divestiture of those facilities that we believe do not have the potential to contribute to our growth or operating strategy. In recent years our behavioral health services segment has been focused on efforts to partner with non-UHS acute care hospitals to help operate their behavioral health services. These arrangements include hospital purchases, leased beds and joint venture operating agreements.

Our industry

We believe well-capitalized, comprehensive and integrated health care delivery providers are well-positioned to benefit from the current industry trends, some of which include:

Aging population and continued growth in the need for health care services. According to the U.S. Census Bureau, the demographic age group of persons aged 65 and over is expected to significantly increase in size in the coming decades, from 58 million in 2022 to 82 million in 2050. As a result, the share of people aged 65 and over is expected to grow from approximately 17% to 23% of the population in 2050. CMS projects continued increases in hospital services based on the aging of the U.S. population, advances in medical procedures, expansion of health coverage, increasing consumer demand for expanded medical services and increased prevalence of chronic conditions such as diabetes, heart disease and obesity. We believe these factors will continue to drive increased utilization of health care services and the need for comprehensive, integrated hospital networks that can provide a wide array of essential and sophisticated health care.

Continued evolution of value-based reimbursement favors large-scale, comprehensive and integrated providers. We believe the U.S. health care system is continuing to evolve in ways that favor large-scale, comprehensive and integrated providers that provide high levels of quality care. Specifically, we believe there are a number of initiatives that will continue to gain importance in the foreseeable future, including value-based payment methodologies tied to performance, quality and coordination of care, implementation of integrated electronic health records and information, and an increasing ability for patients and consumers to make choices about all aspects of health care. We believe that we are well positioned to respond to these emerging trends and have the resources, expertise and flexibility necessary to adapt in a timely manner to the changing health care regulatory and reimbursement environment.

Acute care industry

According to CMS, health care spending is expected to grow at an average rate of approximately 5.4% per year between 2025 and 2034 and to reach approximately $9.0 trillion by 2034. Over this time period, average annual health spending growth is projected to exceed average annual gross domestic product (“GDP”) growth by 1.3% per year. By 2034, national health expenditures are expected to represent approximately 20.6% of the U.S. GDP. Hospital spending is expected to grow from approximately $1.6 trillion in 2024 to approximately $2.7 trillion in 2034.

The U.S. hospital industry includes acute care, rehabilitation and psychiatric facilities that are either public (government owned and operated), not-for-profit private (religious or secular) or for-profit institutions (investor owned). The American Hospital Association (“AHA”) estimates that there are approximately 6,100 hospitals in the United States. The AHA estimates, based upon its 2024 survey, that there are approximately 1,200 investor-owned community hospitals (approximately 25% of all community hospitals). Not-for-profit (approximately 3,000) or governmental entities (approximately 1,000) own the majority of the remaining hospitals. These facilities offer a broad range of services, including internal medicine, general surgery, cardiology, oncology, orthopedics, OB/GYN, and emergency services. In addition, hospitals also offer other ancillary services including psychiatric, diagnostic, rehabilitation, home care and outpatient surgery services.

The many factors that can influence a hospital’s financial and operating performance include its size and location, ownership structure (i.e., tax-exempt or investor-owned), ability to participate in group purchasing organizations, service mix, number and location of competitors, and payor mix. According to CMS, as of 2024, private insurance is the industry’s largest payor at 31% of national health expenditures, followed by the Medicare program at 21% and Medicaid at 18%.

The acute care industry is characterized by a number of favorable industry dynamics that we believe will continue to sustain and increase demand. Historically, the hospital sector has shown resilience during periods of economic recession. According to the U.S. Census Bureau, the number of Americans aged 65 and older is expected to significantly increase from 61 million in 2024 to 82 million by 2050. As the U.S. population continues to age, there is a growing prevalence of chronic diseases that lead to increased hospital utilization. The U.S. acute care hospital market is estimated to represent approximately $1.7 trillion in 2025, pursuant to CMS.

Behavioral health industry

Overview

According to the Substance Abuse and Mental Health Services Administration, nearly one in five U.S. adults (approximately 61.5 million in 2024), live with a mental illness, representing 23.4% of all U.S. adults. In 2024, among the 61.5 million adults with any mental illness, 32 million (52.1%) received mental health services. There is expected to be approximately $95 billion spent in the United States on the treatment of mental health and substance use disorders in 2025, according to Precedence Research.

The behavioral healthcare industry is characterized by favorable supply and demand dynamics resulting from capacity contraction during the 1990s, which caused increased occupancy rates. The reduction was largely driven by third-party payors who decreased reimbursement, implemented more stringent admission criteria and decreased the authorized length of stay. This reduced capacity is believed to have resulted in an increase in the underserved patient population.

Types of behavioral facilities

Acute inpatient psychiatric hospitals provide a high level of care in order to stabilize patients that are either a threat to themselves or to others. The acute setting provides 24-hour observation, daily intervention and monitoring by psychiatrists. Generally, due to the high patient turnover and the special security and health precautions required, acute psychiatric hospitals have lower average occupancy.

Residential treatment centers treat psychiatric patients in a non-hospital setting and focus primarily on children and adolescents. The facilities balance therapy activities with social, academic and other activities. Since the setting is less intensive, demands on staffing, security, and oversight are generally lower than acute psychiatric hospitals. In contrast to acute care psychiatric facilities, however, occupancy can be managed more easily given a longer length of stay. Still, over time residential treatment centers have continued to serve increasingly acute patients who would have been institutionalized in earlier years.

Our addiction treatment centers treat patients struggling with substance use and mental health issues such as trauma, depression and anxiety. The specific treatment is an evidence-based approach that has been nationally recognized. The treatment approach will depend on the individual needs of the patient and many treatment programs include both individual and group therapies as well as partial hospital and outpatient services.

Mental health parity

The Mental Health Parity and Addiction Equity Act of 2008 (“MHPAEA”) requires that if a group health plan offers coverage for mental health or substance use disorder benefits, the financial requirements and treatment limitations for those benefits can be no more restrictive than the predominant requirements and limitations applied to substantially all medical/surgical benefits. This applies to private and public sector employers with more than 50 employees, including self-insured and fully insured plans.

The MHPAEA aims to ensure that when coverage for mental health and substance use conditions is provided, it is generally comparable to coverage for medical and surgical care. The ACA extended parity protections by requiring coverage of mental health and substance use disorder benefits for millions of Americans in the individual and small group health insurance markets who lacked these benefits and by expanding parity requirements to apply to millions of Americans whose coverage did not previously comply with those requirements.

In addition, the Children’s Health Insurance Program Reauthorization Act of 2009 requires that Children’s Health Insurance Program (“CHIP”) plans that provide both medical and surgical benefits and mental health/ substance abuse disorder benefits comply with the parity provisions of MHPAEA, in the same manner as a group health plan.

On March 30, 2016, CMS published a final rule applying certain provisions of the MHPAEA to requirements for Medicaid managed care organizations, Medicaid alternative benefit plans and CHIP. The final rule requires that all beneficiaries who receive services through managed care organizations, alternative benefit plans or CHIP be provided access to mental health and substance use disorder benefits that comply with parity standards, regardless of whether these services are provided through the managed care organization or another service delivery system.

Mental health parity has remained a focus of Congress. Section 13001 of the 21st Century Cures Act required the Departments of Labor, Health and Human Services, and Treasury to develop compliance program guidance regarding mental health parity requirements that is updated every two years. It also included a requirement for audits of a group health plan or issuer of group or individual health insurance coverage that has violated MHPAEA five times to be subject to an audit of their plan documents in the following year to ensure compliance.

The Biden administration finalized requirements for health plans to strengthen mental health parity laws by amending existing standards to prohibit group health plans and health insurance issuers offering group or individual health insurance coverage from using nonquantitative treatment limitation (NQTL) comparative analyses that place greater restrictions on access to mental health and substance use disorder benefits as compared to medical/surgical benefits. Payers and employer-sponsored plans have been required to cover mental health and substance use benefits the same as they would for medical benefits under the Mental Health Parity and Addiction Equity Act of 2008. Though the law was further strengthened in 2020, mental healthcare access is still fragmented and difficult to access nationwide.

On September 9, 2024, the U.S. Departments of Health and Human Services, Labor, and the Treasury published a final rule that will, among other measures, require plans to analyze the outcomes of their mental health coverage policies, including network size, out-of-network payment policies and prior authorization requirements. The rule clarifies that plans cannot have more restrictive prior authorization standards or narrower networks for mental health and substance use benefits. The final rule prohibits plans from using discriminatory information, evidence, sources, or standards that systematically disfavor or are specifically designed to disfavor access to mental health and substance use benefits as compared to medical/surgical benefits when designing NQTLs.

The final rule also sunsets an election option that excluded self-funded non-federal government health plans from compliance with mental health and substance use parity standards. Parts of the final rule went into effect in 2025, and others in 2026, though the status of future implementation remains unclear due to the current administration’s announcement of an enforcement pause.

The transactions

We plan to use the net proceeds of this offering to repay (i) the $700 million aggregate principal amount of our Existing 2026 Notes maturing on September 1, 2026, and (ii) amounts outstanding under our current revolving credit facility, which aggregated $225 million as of June 30, 2026, and which will subsequently be used to pay a portion of the purchase price for Talkspace, and for general corporate purposes. Until we use the proceeds of this offering to repay the Existing 2026 Notes at maturity, we will invest any proceeds not used to repay amounts outstanding under the revolving credit facility in short-term interest-bearing investments. We refer to (i) the offering of the notes and (ii) the use of proceeds from the offering of the notes, collectively, as the “Transactions.” See “Description of other indebtedness—Credit agreement” for more information about our senior secured credit facility.

Company information

Universal Health Services, Inc. is a Delaware corporation. Our principal executive offices are located at Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406. Our telephone number is (610) 768-3300. Our website is located at www.uhs.com. Our website and the information contained on our website are not part of this prospectus supplement.

The offering

The following summary contains basic information about the notes and is not intended to be complete. For a more complete understanding of the notes, the guarantees and the collateral, please refer to the section entitled “Description of the notes” in this prospectus supplement.

Issuer	Universal Health Services, Inc.

Securities offered	$ million aggregate principal amount of % Senior Secured Notes due 20 .

$ million aggregate principal amount of % Senior Secured Notes due 20 .

Maturity date	The 20 notes will mature on , 20 .

The 20 notes will mature on , 20 .

Interest rate	Interest on the 20 notes will be payable in cash and will accrue at a rate of % per annum.

Interest on the 20 notes will be payable in cash and will accrue at a rate of % per annum.

Interest payment dates	The interest payment dates for the 20 notes will be and , commencing , 2027, and for the 20 notes will be and , commencing , 2027. Interest will accrue from, , 2026 for each series of the notes.

Optional redemption	Prior to the applicable Par Call Date (as defined below), we may redeem the notes of either series, in whole or in part, at any time and from time to time, at the applicable redemption prices described herein.

On or after the applicable Par Call Date, we may redeem the notes of either series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

For purposes of the foregoing, “Par Call Date” means, with respect to the 20   notes,    , 20   (the date that is month(s) prior to the maturity date of the 20   notes) and, with respect to the 20   notes,    , 20   (the date that is month(s) prior to the maturity date of the 20   Notes). See “Description of the notes — Optional redemption.”

Change of control offer following a downgrade from investment grade ratings	Upon the occurrence of certain kinds of changes of control, if the notes have ceased to have investment grade ratings (including as a result of entering into an agreement that would result in such a change of control), holders of the notes of each series will have the right to cause us to repurchase the notes of such series at 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the repurchase date. See “—Repurchase at the option of holders—Change of control following a downgrade from investment grade ratings” in the “Description of the notes.” Because the notes are expected to have investment grade ratings from both Moody’s Investors Service (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”) as of the issue date of the notes, this covenant will initially be suspended.

Note guarantees	The notes will be guaranteed on a senior secured basis by all of our existing and future direct and indirect subsidiaries that guarantee our senior secured credit facility or our other first lien obligations or any junior lien obligations. Under certain circumstances, the subsidiary guarantors may be released from their note guarantees without the consent of the holders of the notes, including if the notes then have investment grade ratings, no default has occurred and is continuing, the guarantees of other first lien and any junior lien obligations have been released and liens on the collateral securing all first lien obligations and any junior lien obligations have been released. Any note guarantee will also be released if that subsidiary guarantor’s guarantees of the senior credit facility, other first lien obligations and any junior lien obligations are released. See “—Guarantees” and “—Release of collateral and guarantees upon investment grade rating event” in the “Description of the notes.”

For the year ended December 31, 2025, our subsidiaries in the United Kingdom, which are non-guarantor subsidiaries, represented approximately 5.8% of our net revenues, and together with our remaining non-guarantor subsidiaries represented less than 20.5% of our net revenues.

As of June 30, 2026, subsidiaries in the United Kingdom, which are non-guarantor subsidiaries, represented approximately 9.6% of our total assets excluding intercompany assets, and together with our remaining non-guarantor subsidiaries represented approximately 20.8% of our total assets excluding intercompany assets. As of June 30, 2026, our non-guarantor subsidiaries had less than $29.8 million of long-term debt.

Collateral

The notes and the note guarantees will be secured by first-priority liens, subject to permitted liens, on certain of our assets and certain assets of those guarantors that have pledged those assets to secure certain of our other indebtedness or indebtedness of those subsidiary guarantors (the “secured guarantors”) now owned or acquired in the future by us and our secured guarantors (other than our real property and certain other excluded assets). Our obligations with respect to the notes, the obligations of the subsidiary guarantors under the note guarantees and the performance of all our and our subsidiary guarantors’ other obligations under the indenture will be secured equally and ratably with our and our secured guarantors’ obligations under our senior secured credit facility, the Existing 2026 Notes (to the extent remaining outstanding), the Existing 2029 Notes, the Existing 2030 Notes, the Existing 2032 Notes and the Existing 2034 by a perfected first-priority security interest, subject to permitted liens, in the collateral owned by us and our secured guarantors, whether now owned or hereafter acquired. However, the liens on the collateral securing the notes and the note guarantees of the secured guarantors will be released if (i)(x) the notes then have investment grade ratings, (y) no default has occurred and is continuing and (z) the liens on the collateral securing all first lien obligations (including the senior secured credit facility, the Existing 2026 Notes (to the extent remaining outstanding), the Existing 2029 Notes, the Existing 2030 Notes, the Existing 2032 Notes and the Existing 2034 Notes) and any junior lien obligations have been released or (ii) the collateral under the senior secured credit facility, any other first lien obligations and any junior lien obligations has been released or no longer required to be pledged. As of the issue date of the notes, we expect the notes to have investment grade ratings from both Moody’s and S&P. However, as of the issue date of the notes, the condition in clause (i)(z) of the preceding sentence has not been met because the conditions to the release of the collateral under the senior secured credit facility have not been met. See “—Release of collateral and guarantees upon investment grade rating event” in the “Description of the notes.”

The notes and the note guarantees will not be secured by the assets of non-guarantor subsidiaries. For a more detailed discussion, see “—Security generally” in the “Description of the notes.”

As of the issue date of the notes, all of the guarantors will be secured guarantors. In the future, we may elect, in our discretion, to provide unsecured guarantees of the notes from certain other restricted subsidiaries, and any such unsecured guarantors would also guarantee our senior secured credit facility and the Existing 2026 Notes (to the extent remaining outstanding), the Existing 2029 Notes, the Existing 2030 Notes, the Existing 2032 Notes and the Existing 2034 Notes. For a more detailed discussion, see “—Certain covenants —Additional subsidiary guarantees” in the “Description of the notes.”

No appraisal of the value of the collateral has been made in connection with this offering, and the value of the collateral in the event of liquidation may be materially different from the book value.

Some of our assets are excluded from the collateral, as described in “—Certain limitations on the collateral” in the “Description of the notes.”

Ranking	The notes and the note guarantees will be our and the secured guarantors’ senior secured obligations and will:

•	rank senior in right of payment to any of our and the subsidiary guarantors’ future subordinated indebtedness;

•	rank equally in right of payment with all of our and the subsidiary guarantors’ existing and future senior indebtedness;

•

rank equally in right of payment with all existing and future indebtedness that shares in the first-priority liens that secure the notes, including our obligations under our senior secured credit facility, the Existing 2026 Notes (to the extent remaining outstanding), the Existing 2029 Notes, the Existing 2030 Notes, Existing 2032 Notes and the Existing 2034 Notes to the extent of the value of the collateral;

•	rank effectively senior to our and the subsidiary guarantors’ existing and future unsecured indebtedness to the extent of the value of the collateral;

•

be effectively subordinated to any of our and the subsidiary guarantors’ existing and future indebtedness that is secured by assets that do not constitute collateral to the extent of the value of such assets; and

•	be structurally subordinated to obligations of our non-guarantor subsidiaries.

If we elect to add unsecured guarantors in the future, the note guarantees of such guarantors will be senior unsecured obligations of the unsecured guarantors, rank senior in right of payment to any of the unsecured guarantors’ future subordinated indebtedness, rank equally in right of payment with the unsecured guarantors’ existing and future senior indebtedness and rank effectively junior to all existing and future senior secured debt of the unsecured guarantors to the extent of the value of any assets securing such senior debt.

As of June 30, 2026, our non-guarantor subsidiaries had less than $29.8 million of total long-term debt, which would have been structurally senior to the notes.

Covenants	We will issue the notes under an indenture with U.S. Bank Trust Company, National Association, as trustee, and JPMorgan Chase Bank, N.A., as collateral agent, as supplemented (the “Indenture”).

The Indenture, among other things, limits our ability and the ability of our subsidiaries to:

•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets;

•	create mortgages on certain of our principal properties to secure debt; and

•	engage in certain sale and lease-back transactions.

Use of proceeds	We intend to use the net proceeds of this offering to repay (i) the $700 million aggregate principal amount of our Existing 2026 Notes maturing on September 1, 2026, and (ii) amounts outstanding under our current revolving credit facility, which aggregated $225 million as of June 30, 2026, and which will subsequently be used to pay a portion of the purchase price for Talkspace, and for general corporate purposes. Until we use the proceeds of this offering to repay the Existing 2026 Notes at maturity, we will invest any proceeds not used to repay amounts outstanding under the revolving credit facility in short-term interest-bearing investments. See “Use of proceeds.”

Risk factors	In evaluating an investment in the notes, prospective investors should carefully consider, along with the other information in this prospectus supplement, the specific factors set forth under “Risk factors” in this prospectus supplement and found in the documents incorporated herein by reference, as well as the other cautionary statements throughout this prospectus supplement, for risks involved with an investment in the notes.

Summary historical and financial data

The following summary historical financial data of UHS as of June 30, 2026 and for the six months ended June 30, 2026 and 2025 and as of and for the years ended December 31, 2025, 2024 and 2023 has been derived from our consolidated financial statements filed with the SEC, including our unaudited consolidated financial statements as of June 30, 2026 and for the six months ended June 30, 2026 and 2025 and our audited consolidated financial statements as of December 31, 2025 and 2024 and for the three years ended December 31, 2025, 2024 and 2023 incorporated by reference in this prospectus supplement. The balance sheet data for the six months ended June 30, 2026 is derived from our balance sheet as of June 30, 2026, which is not incorporated by reference in this prospectus supplement. Our unaudited historical consolidated financial statements have been prepared in accordance with GAAP for interim financial information and, in our opinion, consist only of normal and recurring adjustments necessary for a fair statement of the information set forth therein. Our historical results are not necessarily indicative of our future results, and our results for any interim period are not necessarily indicative of our results that may be expected for a full year.

The summary financial information should be read in conjunction with the historical financial statements and the accompanying notes of UHS, which are incorporated by reference in this prospectus supplement.

Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Six months ended June 30,		Twelve months ended December 31,
	2026	2025	2025	2024	2023
(Dollars in thousands, except ratios)
Net revenues	$9,133,194	$8,383,536	$17,364,829	$15,827,935	$14,281,976
Operating charges:
Salaries, wages and benefits	4,228,538	3,966,055	8,084,582	7,518,687	7,107,484
Other operating expenses	2,635,886	2,268,318	4,860,246	4,308,384	3,757,216
Supplies expense	849,800	821,666	1,659,009	1,587,786	1,532,828
Depreciation and amortization	322,764	300,349	618,743	584,831	568,041
Lease and rental expense	76,671	72,053	148,234	146,433	141,026

	8,113,659	7,428,441	15,370,814	14,146,121	13,106,595

Income from operations	1,019,535	955,095	1,994,015	1,681,814	1,175,381
Interest expense, net	77,045	75,420	156,068	186,109	206,674
Other (income) expense, net	(5,752)	(14,138)	(134,194)	(2,231)	28,281

Income before income taxes	948,242	893,813	1,972,141	1,497,936	940,426
Provision for income taxes	224,974	209,573	460,959	334,827	221,119

Net income	723,268	684,240	1,511,182	1,163,109	719,307
Less: Net income attributable to noncontrolling interests (“NCI”)	16,139	14,342	22,386	21,012	1,512

Net income attributable to UHS	$707,129	$669,898	$1,488,796	$1,142,097	$717,795

Balance sheet data (as of period end):
Cash and cash equivalents	138,800	137,595	137,797	125,983	119,439
Total assets	15,935,486	14,985,577	15,527,593	14,469,749	13,967,602
Total debt	4,851,847	4,582,897	4,752,551	4,504,541	4,912,469

	Six months ended June 30,		Twelve months ended December 31,
	2026	2025	2025	2024	2023
Total net debt(1) .	4,713,047	4,445,302	4,614,754	4,378,558	4,793,030
UHS common stockholders’ equity.	7,513,812	7,030,048	7,275,792	6,666,207	6,149,001
Cash flow data:
Net cash provided by operating activities	844,931	909,026	1,864,397	2,067,101	1,267,797
Net cash used in investing activities	(431,812)	(577,238)	(1,070,617)	(911,109)	(763,275)
Net cash used in financing activities	(411,382)	(319,071)	(749,727)	(1,144,877)	(493,945)
Other financial data:
Capital expenditures	444,790	505,040	1,015,152	943,810	743,055
EBITDA net of NCI(2)	1,331,912	1,255,240	2,724,566	2,247,864	1,713,629
Adjusted EBITDA net of NCI(2)	1,326,160	1,241,102	2,590,372	2,245,633	1,741,910
Adjusted net income attributable to UHS(2)	704,965	667,392	1,401,082	1,128,135	739,365
Leverage ratio(3)	1.73	1.91	1.74	2.00	2.87
Leverage ratio(3) Adjusted EBITDA net of NCI	1.81	1.92	1.83	2.01	2.82
Interest coverage ratio(4)	17.76	15.04	17.46	12.08	8.29
Interest coverage ratio(4) Adjusted EBITDA net of NCI	16.97	14.91	16.60	12.07	8.43

(1)	Net debt is defined as total debt less cash and cash equivalents.
(2)

EBITDA net of NCI (NCI is net income attributable to noncontrolling interests) represents net income attributable to UHS before depreciation and amortization, interest expense and provision for income taxes. Adjusted EBITDA net of NCI excludes the impact of other (income) expense, net and the effect of certain other items that we believe are non-operational in nature impacting our net income attributable to UHS.

Adjusted net income attributable to UHS represents net income attributable to UHS, as adjusted to exclude the impact of the items set forth in the reconciliation table below.

EBITDA net of NCI, Adjusted EBITDA net of NCI and Adjusted net income attributable to UHS are not measurements of operating performance computed in accordance with GAAP and should not be considered as substitutes for operating income, net income or cash flows from operating activities computed in accordance with GAAP, EBITDA net of NCI, Adjusted EBITDA net of NCI and Adjusted net income attributable to UHS have limitations as analytical tools. Some of the limitations are:

•

EBITDA net of NCI, Adjusted EBITDA net of NCI and Adjusted net income attributable to UHS do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

•	EBITDA net of NCI, Adjusted EBITDA net of NCI and Adjusted net income attributable to UHS do not reflect changes in, or cash requirements for, our working capital needs;

•

EBITDA net of NCI and Adjusted EBITDA net of NCI do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt, while Adjusted net income does not reflect the cash requirements necessary to service principal payments on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA net of NCI, Adjusted EBITDA net of NCI and Adjusted net income attributable to UHS do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA net of NCI, Adjusted EBITDA net of NCI and Adjusted net income differently than we do, limiting their usefulness as comparative measures.

Reconciliations of net income attributable to UHS to EBITDA net of NCI and Adjusted EBITDA net of NCI, and of net income attributable to UHS to Adjusted net income attributable to UHS, are provided below.

	Six months ended June 30,		Twelve months ended December 31,
(Dollars in thousands, except ratios)	2026	2025	2025	2024	2023
Reconciliation of net income attributable to UHS to EBITDA, net of NCI
Net income attributable to UHS	707,129	669,898	1,488,796	1,142,097	717,795
Depreciation and amortization	322,764	300,349	618,743	584,831	568,041
Interest expense, net	77,045	75,420	156,068	186,109	206,674
Provision for income taxes	224,974	209,573	460,959	334,827	221,119

EBITDA net of NCI	$1,331,912	$1,255,240	$2,724,566	$2,247,864	$1,713,629

Other (income) expense, net	(5,752)	(14,138)	(134,194)	(2,231)	28,281

Adjusted EBITDA net of NCI	$1,326,160	$1,241,102	$2,590,372	$2,245,633	$1,741,910

Reconciliation of net income attributable to UHS to Adjusted net income attributable to UHS
Net income attributable to UHS	707,129	669,898	1,488,796	1,142,097	717,795
Plus/minus after-tax adjustments:
Unrealized loss (gain) on marketable securities (a)	0	(1,249)	(12,061)	1,985	21,570
Unrealized gain on non-marketable securities (b)	0	0	(71,489)	0	0
Impact of ASU 2016-09 (c)	(2,164)	(1,257)	(4,164)	(15,947)	0

Subtotal adjustments	(2,164)	(2,506)	(87,714)	(13,962)	21,570

Adjusted net income attributable to UHS	$704,965	$667,392	$1,401,082	$1,128,135	$739,365

(a)	Represents a decrease (increase) in the market value of shares of certain marketable securities held for investment and classified as available for sale.
(b)	Represents an increase in the market value of shares of certain non-marketable securities held for investment and classified as available for sale.
(c)	Represents the impact of ASU 2019-09, “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”).

(3)

Our leverage ratio and leverage ratio Adjusted EBITDA net of NCI are calculated as the ratio of our total debt as of the end of the period to our EBITDA net of NCI and Adjusted EBITDA net of NCI, respectively, for the period of four quarters ended as of the end of the period presented.

(4)

Our interest coverage ratio and interest coverage ratio Adjusted EBITDA net of NCI are calculated as the ratio of our EBITDA net of NCI and Adjusted EBITDA net of NCI to interest expense, net, respectively, for the period of four quarters ended as of the end of the period presented.

Risk factors

Any investment in the notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to purchase the notes, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 and our other subsequent filings under the Securities Exchange Act of 1934, as amended, which are incorporated by reference herein. The risks and uncertainties described below and in the incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary statement regarding forward-looking statements” in this prospectus supplement.

Risks related to the notes

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or refinance our debt obligations, including the notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the notes. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The credit agreement that governs our senior secured credit facility, as described in “Description of other indebtedness” (the “credit agreement”), restricts our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due. See “Description of other indebtedness.”

In addition, we conduct our operations through our subsidiaries, certain of which are not, or in the future may not be, guarantors of the notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes or our other indebtedness, our subsidiaries do not have any obligation to pay amounts due on the notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the agreements governing certain of our other existing indebtedness limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

If we cannot make scheduled payments on our debt, we will be in default and holders of the notes could declare all outstanding principal and interest to be due and payable, the lenders under our credit agreement could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your investment in the notes offered hereby.

Despite our current level of indebtedness, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks to our financial condition described above.

We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although our credit agreement contains restrictions on the incurrence of additional indebtedness and our credit agreement and the indentures governing the Existing 2026 Notes (to the extent remaining outstanding), the Existing 2029 Notes, the Existing 2030 Notes, the Existing 2032 Notes, the Existing 2034 Notes and the notes contain restrictions on our ability to incur liens to secure additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. In addition, if we incur any additional indebtedness secured by liens that rank equally with the notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. In addition, as of June 30, 2026, we had $1.272 billion of aggregate available borrowing capacity under our $1.5 billion revolving credit facility, after giving effect to $3 million of letters of credit and $225 million of outstanding borrowings. We also had a $400 million delayed draw term loan A which is expected to be drawn upon the closing of our acquisition of Talkspace (expected to be consummated during the third quarter of 2026). We entered into the Twelfth Amendment and Increased Facility Activation Notice (the “Twelfth Amendment”) to our credit agreement on July 20, 2026, among us, as borrower, the several banks and other financial institutions or entities from time to time parties thereto, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent. The Twelfth Amendment added a new $700 million delayed draw term loan commitment which will terminate on September 30, 2026 if not drawn by such date, and we do not intend to draw on such commitment if this offering is consummated. In addition, the credit agreement allows us to request additional revolving or term loan commitments up to the sum of $750 million and additional amounts such that the pro forma consolidated secured leverage ratio is not more than 3.75 to 1.00, and amounts borrowed under any such commitments would be secured on a first-priority lien basis by the same collateral securing our credit agreement, the notes, the Existing 2026 Notes (to the extent remaining outstanding), the Existing 2029 Notes, the Existing 2030 Notes, the Existing 2032 Notes and the Existing 2034 Notes. See “Description of other indebtedness” and “Description of the notes.”

The terms of our credit agreement and the indentures restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

Our credit agreement contains a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability to:

•	incur additional indebtedness and guarantee indebtedness;

•	pay dividends or make other distributions or repurchase or redeem capital stock;

•	prepay, redeem or repurchase certain debt;

•	make loans and investments;

•	sell assets;

•	incur liens;

•	enter into transactions with affiliates;

•	alter the businesses we conduct;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	consolidate, merge or sell all or substantially all of our assets.

In addition, the restrictive covenants in the credit agreement require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests may be affected by events beyond our control, and we may be unable to meet them. In addition, the indentures governing the Existing 2026 Notes (to the extent remaining outstanding), the Existing 2029 Notes, the Existing 2030 Notes, the Existing 2032 Notes, the Existing 2034 Notes and the notes contain restrictive covenants that limit our ability to:

•	incur liens or mortgages, as the case may be; and

•	consolidate, merge or sell all or substantially all of our assets.

You should read the discussions under the headings “Description of other indebtedness” and “—Certain covenants” in the “Description of the notes” for further information about these covenants.

A breach of the covenants under our credit agreement or under the indentures could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under our credit agreement would permit the lenders to terminate all commitments to extend further credit under the credit agreement. In the event our lenders or noteholders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our strategy. In addition, our financial results, our substantial indebtedness and our credit ratings could adversely affect the availability and terms of our financing.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our credit agreement are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Assuming all revolving loans are fully drawn, each quarter point change in interest rates would result in a $3.8 million change in annual interest expense on our indebtedness under our revolving credit facility.

Even though the holders of the notes will benefit from a first-priority lien on the collateral that secures our credit agreement, the Existing 2026 Notes (to the extent remaining outstanding), the Existing 2029 Notes, the Existing 2030 Notes, the Existing 2032 Notes and the Existing 2034 Notes, the representative of the lenders under the credit agreement will initially control actions with respect to that collateral.

Under the security agreement that relates to the collateral in which the lenders under the credit agreement and the holders of the notes, the Existing 2026 Notes (to the extent remaining outstanding), the Existing 2029 Notes, the Existing 2030 Notes, the Existing 2032 Notes and the Existing 2034 Notes have a first priority lien security interest, subject to permitted liens, any actions that may be taken with respect to such collateral (including the ability to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, such collateral) will be in accordance with the terms of the security agreement at the direction of the authorized representative of the lenders under the credit agreement until the earlier of (1) our obligations under the credit agreement are discharged (which discharge does not include certain refinancings or replacements of the credit agreement) and (2) 90 days after the occurrence of an event of default under the indenture governing the notes or other applicable agreements for a series of first priority lien obligations. Under the circumstances described in clause (2) of the preceding sentence, the authorized representative of the holders of the indebtedness that represents the largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral (other than the credit agreement) and has complied with the applicable notice provisions gains the right to take actions with respect to the collateral.

Even if the authorized representative of the notes gains the right to direct the collateral agent in the circumstances described in clause (2) above, the authorized representative must stop doing so (and those powers with respect to the collateral would revert to the authorized representative of the lenders under the credit agreement) if the lenders’ authorized representative has commenced and is diligently pursuing any enforcement action with respect to the collateral or the grantor of the security interest in that collateral (whether our company or the applicable guarantor) is then a debtor under or with respect to (or otherwise subject to) an insolvency or liquidation proceeding.

In addition, the credit agreement and the indentures permit us to issue additional series of notes that also have a first-priority lien on the same collateral. As explained above, any time that the representative of the lenders under the credit agreement does not have the right to take actions with respect to the collateral, that right passes to the authorized representative of the holders of the next largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral. If we issue additional first lien debt in the future in a greater principal amount than the aggregate principal amount of the notes, then the authorized representative for those additional notes would be earlier in line to exercise rights than the applicable authorized representative for the notes offered hereby.

The notes will be structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become guarantors of the notes.

The notes will be guaranteed by each of our existing and subsequently acquired or organized restricted subsidiaries that guarantee the credit agreement, any other first lien obligations or any junior lien obligations or, if no such indebtedness is outstanding, by any such restricted subsidiaries that guarantee certain of our indebtedness or indebtedness of another guarantor in excess of $50.0 million. Our subsidiaries that do not guarantee the notes, including all of our non-domestic subsidiaries, will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes and guarantees will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment.

In addition, the credit agreement, subject to some limitations, and the indentures permit these subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

For the year ended December 31, 2025, our subsidiaries in the United Kingdom, which are non-guarantor subsidiaries, represented approximately 5.8% of our net revenues, and together with our remaining non-guarantor subsidiaries represented less than 20.5% of our net revenues.

As of June 30, 2026, subsidiaries in the United Kingdom, which are non-guarantor subsidiaries, represented approximately 9.6% of our total assets excluding intercompany assets, and together with our remaining non-guarantor subsidiaries represented approximately 20.8% of our total assets excluding intercompany assets. As of June 30, 2026, our non-guarantor subsidiaries had less than $29.8 million of long-term debt.

The guarantees of the notes may be automatically released upon the occurrence of certain events.

In addition, our subsidiaries that provide, or will provide, guarantees of the notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

•

if the notes have an investment grade rating from both Moody’s and S&P, no default has occurred and is continuing, and the liens on the collateral securing all first lien obligations (including the credit agreement, the Existing 2026 Notes (to the extent remaining outstanding), the Existing 2029 Notes, the Existing 2030 Notes, the Existing 2032 Notes and the Existing 2034 Notes) and any junior lien obligations have been or substantially concurrently are released; provided that the guarantees are also released under all other first lien obligations and junior lien obligations;

•	the designation of that subsidiary guarantor as an unrestricted subsidiary;

•

the release or discharge of the guarantee by such subsidiary guarantor under the senior secured credit facility, any other first lien obligations and any junior lien obligations (and if the subsidiary guarantor has become a guarantor under any “additional indebtedness” (as defined in “Description of the notes”), the release or discharge of the guarantee by such subsidiary guarantor of such additional indebtedness), including any other guarantee that resulted in the creation of such guarantee, except (i) a discharge or release by or as a result of payment under such guarantee or (ii) by reason of the termination of our senior credit facility; or

•	the sale or other disposition, including the sale of substantially all the assets, of that subsidiary guarantor.

If any subsidiary guarantee is released, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the notes. See “—Guarantees” in the “Description of the notes.”

There may not be sufficient collateral to pay all or any of the notes.

No appraisal of the value of the collateral has been made in connection with this offering, and the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. Consequently, liquidating the collateral securing the notes may not produce proceeds in an amount sufficient to pay any amounts due on the notes.

The fair market value of the collateral securing the notes is subject to fluctuations based on factors that include, among others, the markets for the collateral, the ability to sell the collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the collateral at such time and the timing and the manner of the sale. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the proceeds from any sale or liquidation of this collateral may not be sufficient to pay our obligations under the notes.

The collateral securing the notes also secures obligations under the credit agreement, the Existing 2026 Notes (to the extent remaining outstanding), the Existing 2029 Notes, the Existing 2030 Notes, the Existing 2032 Notes and the Existing 2034 Notes may, subject to the terms of the credit agreement and the indentures, be pledged to secure other first lien and junior lien obligations. The amount of any such additional indebtedness secured by the collateral may be substantial. In the event of a bankruptcy of us or any of the secured guarantors, holders of the notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the notes and other indebtedness secured by a first priority lien exceed the fair market value of the collateral securing the notes. In any bankruptcy proceeding with respect to us or any of the secured guarantors, the bankruptcy trustee, the debtor-in-possession or competing creditors may assert that the fair market value of the collateral with respect to the notes and other indebtedness secured by a first priority lien on the date of the bankruptcy filing was less than the then- current principal amount of the notes and other indebtedness secured by a first priority lien. Upon a finding by the bankruptcy court that the notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. In such event, the secured claims of the holders of the notes and other indebtedness secured by a first priority lien would be limited to the value of the collateral.

Certain assets will be excluded from the collateral.

Certain assets are excluded from the collateral securing the notes, as described under “—Certain limitations on the collateral” in the “Description of the notes,” including the following:

•	any interest in fee-owned real property of the Issuer and the guarantors;

•

any voting stock of any foreign subsidiaries in excess of 65% of the voting stock of those foreign subsidiaries, unless any such foreign subsidiary is required to become a guarantor under the indenture governing the notes;

•	any deposit accounts (as defined in the New York UCC);

•

receivables sold pursuant to a receivables financing facility up to a maximum purchase price or loan of the greater of $600.0 million and 50% of the sum of (x) our accounts receivable, as set forth on our most recent balance sheet from time to time plus (y) the allowance for doubtful accounts with respect to such accounts receivable as set forth in the footnotes to our financial statements; and

•

items as to which a security interest cannot be granted without violating contract rights or applicable law and certain licenses in which a security interest cannot be created without breach of such license or applicable law.

In addition, in the future, we may elect, in our discretion, to provide unsecured guarantees of the notes from certain other restricted subsidiaries that are not secured guarantors. If we were to elect to add unsecured guarantees, any assets held by those unsecured guarantors would not be included in the collateral securing the notes.

If an event of default occurs and the notes are accelerated, the notes will rank equally with the holders of other unsubordinated and unsecured indebtedness with respect to those excluded assets. To the extent the claims of note holders exceed the value of the assets securing the notes and other liabilities, claims related to the excluded assets will rank equally with the claims of the holders of any other unsecured indebtedness and other indebtedness secured by a first priority lien.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.

The trustee and the collateral agent have no obligation to monitor, and we may fail to inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in that after-acquired collateral. The collateral agent for the notes also has no obligation to monitor the perfection of any security interest in favor of the notes against third parties. This failure may result in the loss of the security interest in any additional property or rights that constitute collateral or the priority of the security interest in favor of the notes against third parties.

Rights of holders of the notes in the collateral may be adversely affected by the failure to create or perfect security interests in certain collateral on a timely basis.

We have agreed to secure the notes and the guarantees by granting first-priority liens, subject to permitted liens, on certain of our and the secured guarantors’ assets, other than our real property, accounts receivable sold pursuant to any future accounts receivable securitization program (subject to the limitations set forth in the security agreement) and certain other excluded assets, and to take other steps to assist in perfecting the security interests granted in the collateral. We have a period of 30 days from the issue date of the notes before any applicable filings with the United States Patent and Trademark Office and the United States Copyright Office to perfect the security interests granted in certain intellectual property must be filed.

If we or any secured guarantor were to become subject to a bankruptcy proceeding, any liens recorded or perfected after the issue date would face a greater risk of being invalidated than if they had been recorded or perfected on the issue date. Liens recorded or perfected after the issue date may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. In bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing debt is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date.

Accordingly, if we or a secured guarantor were to file for bankruptcy protection after the issue date of the outstanding notes and the liens had been perfected less than 90 days before commencement of such bankruptcy proceeding, the liens securing the notes may be especially subject to challenge as a result of having been perfected after the issue date. To the extent that this challenge succeeded, you would lose the benefit of the security that the collateral was intended to provide.

In addition, a failure, for any reason that is not permitted or contemplated under the security agreement and related documents, to perfect the security interest in the properties included in the collateral package may result in a default under the indenture and other agreements governing the notes.

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and guarantees will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, collateral securing the notes will be released automatically, including:

•	a sale, transfer or other disposal of the collateral in a transaction not prohibited under the indenture governing the notes;

•	with respect to collateral held by one or more secured guarantors, upon the release of those secured guarantors from their note guarantees;

•	to the extent that such collateral is released or no longer required to be pledged pursuant to the terms of the credit agreement, any other first lien obligations and any junior lien obligations;

•	with the consent of the holders of at least 75% of the aggregate principal amount of the notes then outstanding and affected thereby; and

•

following any date that the notes have an investment grade rating from both Moody’s and S&P, no default has occurred and is continuing, and the liens on the collateral securing all first lien obligations (including the credit agreement, the Existing 2026 Notes (to the extent remaining outstanding), the Existing 2029 Notes, the Existing 2030 Notes, the Existing 2032 Notes and the Existing 2034 Notes) and any junior lien obligations have been or substantially concurrently are released.

As of the issue date of the notes, we expect the notes to have investment grade ratings from both Moody’s and S&P. However, as of the issue date of the notes, the condition in the last bullet point above that the liens on the collateral securing all first lien obligations have been released will not have been met because the credit agreement requires that we receive an investment grade corporate rating from both Moody’s and S&P and that certain other conditions be met. Accordingly, if we were to receive investment grade corporate ratings from both rating agencies and the other conditions to release of the collateral under the credit agreement are met, or if we were to amend the credit agreement in the future to otherwise permit the release of the collateral, the collateral securing the notes and the guarantees will be released. In that case, you would have an unsecured claim under the notes. We cannot assure you whether this will occur, nor can we predict whether any subsequent downgrade by one or both of the rating agencies may occur.

If the other conditions described in the last bullet point above are met, the collateral will be automatically released, and we and the secured guarantors will not be required to pledge the collateral for the benefit of the noteholders if the rating of the notes by either rating agency is later downgraded below investment grade, even though we would be required to pledge the collateral for the benefit of the lenders under the credit agreement. If such a circumstance were to occur, the notes would be subordinated to the borrowings under the credit agreement, and any other first lien obligations and junior lien obligations under which the lien on the collateral is not released, to the extent of the value of that collateral.

The indenture governing the notes also permit us to designate one or more of our restricted subsidiaries that is a subsidiary guarantor of the notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indenture governing the notes but not necessarily under our credit agreement. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries.

We will in most cases have control over the collateral.

The security documents generally allow us and the secured guarantors to remain in possession of, to retain exclusive control over, to freely operate, and to collect, invest and dispose of any income from, the collateral. These rights may adversely affect the value of the collateral at any time.

In the event of our bankruptcy, the ability of the holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations.

The ability of holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under applicable federal bankruptcy laws, upon the commencement of a bankruptcy case, an automatic stay goes into effect that, among other things, stays:

•

the commencement or continuation of any action or proceeding against the debtor that was or could have been commenced before the commencement of the bankruptcy case to recover a claim against the debtor that arose before the commencement of the bankruptcy case;

•	any act to obtain possession of, or control over, property of the bankruptcy estate or the debtor;

•	any act to create, perfect or enforce any lien against property of the bankruptcy estate; and

•	any act to collect or recover a claim against the debtor that arose before the commencement of the bankruptcy case.

Thus, upon the commencement of a bankruptcy case, secured creditors are prohibited from repossessing their collateral from a debtor, or from disposing of that collateral repossessed from such a debtor, without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to use, sell or lease collateral in the ordinary course of its business even though the debtor is in default under the applicable debt instalments. Upon request from a secured creditor, the bankruptcy court will prohibit or condition the use, sale or lease of collateral as is necessary to provide “adequate protection” of the secured creditor’s interest in the collateral. The meaning of the term “adequate protection” may vary according to the circumstances but is intended generally to protect the value of the secured creditor’s interest in the collateral at the commencement of the bankruptcy case and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines any diminution in the value of the collateral occurs as a result of the debtor’s use, sale or lease of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether payments under the notes would be made following commencement of and during a bankruptcy case, whether or when the trustee or collateral agent under the indenture could foreclose upon or sell the collateral or whether or to what extent holders of notes would be compensated for any delay in payment or loss of value as a result of the use, sale or lease of their collateral through the requirement of “adequate protection.” A creditor may seek relief from the stay from the bankruptcy court to take any of the acts described above that would otherwise be prohibited by the automatic stay. The U.S. bankruptcy court has broad discretionary powers in determining whether to grant a creditor relief from the stay.

Any future pledge of collateral in favor of the holders of notes might be voidable in bankruptcy.

Any future pledge of collateral in favor of the holders of notes, including pursuant to the security documents delivered after the date of the indenture governing the notes, might be voidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, under the bankruptcy code, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

The value of the collateral securing the notes may not be sufficient to secure post-petition interest.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, holders of the notes will only be entitled to post-petition interest under the bankruptcy code to the extent that the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Holders of the notes that have a security interest in the collateral with a value equal to or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the bankruptcy code. No appraisal of the fair market value of the collateral has been prepared in connection with this offering, and the value of the holders’ interest in the collateral may not equal or exceed the principal amount of the notes.

Lien searches may not reveal all liens on the collateral.

We cannot guarantee that the lien searches on the collateral that will secure the notes will reveal any or all existing liens on such collateral. Any such existing liens, including undiscovered liens, could be significant, could be prior in ranking to the liens securing the notes and could have an adverse effect on the ability of the collateral agent to realize or foreclose upon the collateral securing the notes.

We may be required to, but not be able to, repurchase the notes upon a change of control.

Pursuant to the terms of the indenture governing the notes, if the notes have ceased to have investment grade ratings from one or both of Moody’s and S&P (including as a result of entering into an agreement that would result in specific kinds of changes of control), then we will be required to offer to repurchase the notes, as described in “Description of the notes.” Because the notes are expected to have investment grade ratings from both rating agencies as of the issue date of the notes, this covenant will initially be suspended and will not apply unless the notes are later downgraded below investment grade by one or both of the rating agencies or we enter into an agreement to undertake a transaction that would result in a specified kind of change of control and one or both of the rating agencies indicates that the transaction, if consummated, would cause such agency to downgrade the rating of the notes below an investment grade rating. If the covenant then applies, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest to the purchase date. Additionally, under the credit agreement, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under the respective agreements and terminate their commitments to lend. The source of funds for any purchase of the notes and repayment of borrowings under our credit agreement would be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. If we fail to repurchase the notes in that circumstance, we will be in default under the indenture. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes may be limited by law. In order to avoid the obligations to repurchase the notes and events of default and potential breaches of the credit agreement, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, some important corporate events, such as leveraged recapitalizations, may not, under the indenture, constitute a “change of control” that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See “—Repurchase at the option of holders—Change of control” in the “Description of the notes.”

The exercise by the holders of notes of their right to require us to repurchase the notes pursuant to a change of control offer could cause a default under the agreements governing our other indebtedness, including future agreements, even if the change of control itself does not, due to the financial effect of such repurchases on us. In the event a change of control offer is required to be made at a time when we are prohibited from purchasing notes, we could attempt to refinance the borrowings that contain such prohibitions. If we do not obtain a consent or repay those borrowings, we will remain prohibited from purchasing notes. In that case, our failure to purchase tendered notes would constitute an event of default under the indenture which could, in turn, constitute a default under our other indebtedness. Further, our ability to pay cash to the holders of notes upon a repurchase may be limited by our then existing financial resources.

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets, if that covenant is then in effect.

The definition of change of control in the indenture governing the notes includes a phrase relating to the sale or disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law, and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require us, if the covenant is then applicable, to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

Federal and state fraudulent transfer laws may permit a court to void the notes, guarantees and/or the grant of collateral, and if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the guarantees thereof (or the grant of collateral securing any such obligations) could be voided as a fraudulent transfer or conveyance if we or any of the subsidiary guarantors, as applicable, (a) issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

•	we or any of the subsidiary guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•

the issuance of the notes or the incurrence of the guarantees left us or any of the subsidiary guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•	we or any of the subsidiary guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or the subsidiary guarantor’s ability to pay as they mature; or

•

we or any of the subsidiary guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the subsidiary guarantor if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the subsidiary guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to our or any of our guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the notes or the incurrence of a guarantee or the grant of security was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or that guarantee, void the grant of collateral, subordinate the notes or that guarantee to presently existing and future indebtedness of ours or of the related guarantor or could require the holders of the notes to repay any amounts received with respect to that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of that debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

Ratings of the notes may not reflect all risks of an investment in the notes.

The notes will be rated at time of original issue by at least two nationally recognized statistical rating organizations. The ratings of our notes will primarily reflect our perceived financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. These ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. The ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading values of, your notes.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Any rating assigned to our debt could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

There may be no public trading market for the notes.

The notes are a new issue of securities for which there is currently no established trading market. A market for the notes may not develop or, if one does develop, it may not be maintained. If a market develops, the notes could trade at prices that may be higher or lower than the initial offering price or the price at which you purchased the notes, depending on many factors, including prevailing interest rates, our financial performance, the amount of indebtedness we have outstanding, the market for similar securities and the time remaining to maturity of your notes. We have not applied and do not intend to apply for listing the notes on any securities exchange or any automated quotation system. If an active market for the notes fails to develop or be sustained, the trading price and liquidity of the notes could be adversely affected.

An increase in market rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Use of proceeds

We estimate that the net proceeds to us from the offering of the notes, after deducting the underwriters’ discount and the estimated offering expenses, will be approximately $    billion.

We intend to use the net proceeds of this offering to repay (i) the $700 million aggregate principal amount of our Existing 2026 Notes maturing on September 1, 2026, and (ii) amounts outstanding under our current revolving credit facility, which aggregated $225 million as of June 30, 2026, and which will subsequently be used to pay a portion of the purchase price for Talkspace, and for general corporate purposes. Until we use the proceeds of this offering to repay the Existing 2026 Notes at maturity, we will invest any proceeds not used to repay amounts outstanding under the revolving credit facility in short-term interest-bearing investments.

JPMorgan Chase Bank, N.A. acts as administrative agent and collateral agent under the senior secured credit facility, and affiliates of certain of the underwriters are lenders under the revolving credit facility and will receive a portion of the proceeds from the Transactions. Additionally, certain of the underwriters and/or their respective affiliates may hold some of the Existing 2026 Notes and may receive a portion of the proceeds from Transactions as a result. See “Underwriting.”

Capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2026 on an actual basis, and on an as adjusted basis to give effect to the Transactions and the application of the net proceeds as described under “Use of proceeds,” including the offering of the notes and the use of the net proceeds of this offering to repay at maturity our Existing 2026 Notes and amounts outstanding under our current revolving credit facility.

The following table sets forth our capitalization as of June 30, 2026:

•	on an actual basis; and

•	on an as adjusted basis to give effect to Transactions as if each had occurred on June 30, 2026.

	As of June 30, 2026
(Dollars in thousands)	Actual	As adjusted
Cash and cash equivalents	$138,800	$

Total debt (including current maturities):
Senior secured credit facility (1):
Revolving credit facility	$225,000	$
Tranche A term loan facility, net	1,447,500
Delayed draw term loan	—
1.65% Senior Secured Notes due 2026, net of unamortized discount	699,975
4.625% Senior Secured Notes due 2029, net of unamortized discount	499,861
2.65% Senior Secured Notes due 2030, net of unamortized discount	799,047
2.65% Senior Secured Notes due 2032, net of unamortized discount	499,331
5.050% Senior Secured Notes due 2034, net of unamortized discount	498,703
% Senior Secured Notes due 20 offered hereby	—
% Senior Secured Notes due 20 offered hereby	—
Other existing debt	197,052
Deferred financing costs, net	(14,622)

Total debt	$4,851,847	$
UHS common stockholders’ equity	7,513,812

Total capitalization	$12,365,659	$

(1)

As of June 30, 2026, our senior secured credit facility consisted of (i) a $1.5 billion aggregate amount revolving credit facility that is scheduled to mature in August 2026 (which, as of June 30, 2026, had $1.272 billion of aggregate available borrowing capacity, net of $225 million of outstanding borrowings and $3 million of letters of credit), (ii) a tranche term loan A with $1.448 billion of outstanding borrowings as of June 30, 2026, and (iii) a $400 million delayed draw term loan A, which had no borrowings outstanding as of June 30, 2026, that is expected to be drawn upon the closing of our acquisition of Talkspace (expected to be consummated during the third quarter of 2026). In addition, on July 20, 2026, we entered into the Twelfth Amendment to our senior secured credit facility to add a new incremental delayed draw short term loan of up to $700 million. As of the date of this prospectus supplement, we had no outstanding borrowings under this delayed draw short term loan. The $700 million delayed draw short term loan commitment added by the Twelfth Amendment will terminate on September 30, 2026 if not drawn by such date, and we do not intend to draw on such commitment if this offering is consummated. See “Description of other indebtedness—Credit agreement.”

Description of other indebtedness

The following description of some important terms of some of our indebtedness is not complete and does not contain all the information that is important to you.

Credit agreement

In April 2026, we entered into the Eleventh Amendment and Increased Facility Activation Notice (the “Eleventh Amendment”) to our credit agreement (the “credit agreement”), dated as of November 15, 2010, and as amended and restated at various times from March 2011 to September 2024, among UHS, as borrower, the several banks and other financial institutions or entities from time to time parties thereto, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent. The Eleventh Amendment, among other things, increased our borrowing capacity by an aggregate of $900 million as follows: (i) increased the borrowing capacity of the revolving credit facility by $200 million to $1.5 billion (from $1.3 billion previously); (ii) increased the existing term loan A by $300 million to $1.455 billion ($1.448 billion outstanding as of June 30, 2026) from $1.155 billion previously; and (iii) initiated a new $400 million delayed draw term loan A which is expected to be drawn upon the closing of our acquisition of Talkspace (expected to be consummated during the third quarter of 2026). The maturity date for our credit agreement is September 26, 2029.

In July 2026, we entered into the Twelfth Amendment to our credit agreement, which added a new $700 million delayed draw short term loan which, if we elect to utilize, would be funded on or prior to September 30, 2026, with a maturity date 364 days after the initial funding. Potential future borrowings pursuant to this facility would be used for general corporate purposes, including, should we elect, repayment at maturity of our $700 million principal amount of the Existing 2026 Notes.

As of June 30, 2026, we had $1.272 billion of available borrowing capacity pursuant to the terms of our $1.5 billion revolving credit facility (net of $225 million of outstanding borrowings and $3 million of letters of credit) and $400 million of borrowing capacity pursuant to the terms of the delayed draw term loan A facility (expected to be drawn upon closing of our acquisition of Talkspace).

After giving effect to the terms of the Eleventh Amendment, the term loan A, which had an outstanding balance of $1.448 billion as of June 30, 2026, provides for aggregate installment payments of $9.4 million on September 30, 2026, $16.9 million per quarter commencing on December 31, 2026 through June 30, 2028, and $18.8 million per quarter commencing on September 30, 2028 through June 30, 2029. The unpaid principal balance at June 30, 2029 (scheduled to be $1.245 billion) is payable on September 26, 2029 (maturity date of the credit agreement). Once drawn, the principal balance on the $400 million delayed draw term loan A facility (as provided for by the Eleventh Amendment) will be payable on the September 26, 2029 maturity date of the credit agreement.

Revolving credit and existing term loan A borrowings under the credit agreement, after giving effect to the Eleventh Amendment, bear interest at our election at either (1) the ABR rate which is defined as the rate per annum equal to the greatest of (a) the lender’s prime rate, (b) the greater of the federal funds effective rate and the overnight bank funding rate, plus 0.5% and (c) one month term SOFR rate plus 1.0%, in each case, plus an applicable margin based upon our consolidated leverage ratio at the end of each quarter ranging from 0.25% to 0.625%, or (2) the one, three or six month term SOFR rate (at our election), plus an applicable margin based upon our consolidated leverage ratio at the end of each quarter ranging from 1.25% to 1.625%. As of June 30, 2026, the applicable margins were 0.25% for ABR-based loans and 1.25% for SOFR-based loans under the revolving credit and term loan A facilities. The revolving credit facility includes a $125 million sub-limit for letters of credit. The credit agreement is secured by certain assets of the Company and our material wholly-owned subsidiaries (which generally excludes asset classes such as substantially all of the patient-related accounts receivable of our acute care hospitals, if sold to a receivables facility pursuant to the credit agreement, and certain real estate assets and assets held in joint-ventures with third parties) and is guaranteed by our material subsidiaries. The Twelfth Amendment did not modify any of the foregoing terms described in this paragraph.

The credit agreement includes a material adverse change clause that must be represented at each draw. The credit agreement also contains covenants that include a limitation on sales of assets, mergers, change of ownership, liens, indebtedness, transactions with affiliates, dividends and stock repurchases; and requires compliance with financial covenants including maximum leverage. We were in compliance with all required covenants as of June 30, 2026 and December 31, 2025.

Existing senior secured notes

As of June 30, 2026, we had combined aggregate principal of $3.0 billion from the following senior secured notes:

•

$700 million of aggregate principal amount of 1.65% senior secured notes due in September, 2026 (the “Existing 2026 Notes”) which were issued on August 24, 2021. Interest on the Existing 2026 Notes is payable on March 1st and September 1st until the maturity date of September 1, 2026.

•

$500 million of aggregate principal amount of 4.625% senior secured notes due in October, 2029 (the “Existing 2029 Notes”) which were issued on September 26, 2024. Interest on the Existing 2029 Notes is payable on April 15th and October 15th, commencing April 15, 2025 until the maturity date of October 15, 2029.

•

$800 million of aggregate principal amount of 2.65% senior secured notes due in October, 2030 (the “Existing 2030 Notes”) which were issued on September 21, 2020. Interest on the Existing 2030 Notes is payable on April 15th and October 15th, until the maturity date of October 15, 2030.

•

$500 million of aggregate principal amount of 2.65% senior secured notes due in January, 2032 (the “Existing 2032 Notes”) which were issued on August 24, 2021. Interest on the Existing 2032 Notes is payable on January 15th and July 15th until the maturity date of January 15, 2032.

•

$500 million of aggregate principal amount of 5.050% senior secured notes due in October, 2034 (the “Existing 2034 Notes”) which were issued on September 26, 2024. Interest on the Existing 2034 Notes is payable on April 15th and October 15th, commencing on April 15, 2025 until the maturity date of October 15, 2034.

The Existing 2026 Notes, the Existing 2029 Notes, the Existing 2030 Notes, the Existing 2032 Notes and the Existing 2034 Notes (collectively, the “Existing Notes”) are guaranteed (the “Existing Guarantees”) on a senior secured basis by all of our existing and future direct and indirect subsidiaries that guarantee our credit agreement, other first lien obligations, or any junior lien obligations (the “Existing Subsidiary Guarantors”). The Existing Notes and the Existing Guarantees are secured by first-priority liens, subject to permitted liens, on certain of the Company’s and the Existing Subsidiary Guarantors’ assets now owned or acquired in the future by the Company or the Existing Subsidiary Guarantors (other than real property, accounts receivable sold pursuant to a Company-related receivables facility (as defined in the indentures pursuant to which the Existing Notes were issued (the “Existing Indentures”)), and certain other excluded assets). The Company’s obligations with respect to the Existing Notes, the obligations of the Existing Subsidiary Guarantors under the Existing Guarantees, and the performance of all of the Company’s and the Existing Subsidiary Guarantors’ other obligations under the Existing Indentures, are secured equally and ratably with the Company’s and the Existing Subsidiary Guarantors’ obligations under the credit agreement. However, the liens on the collateral securing the Existing Notes and the Existing Guarantees will be released if: (i) the Existing Notes have investment grade ratings; (ii) no default has occurred and is continuing; and (iii) the liens on the collateral securing all first lien obligations (including the credit agreement and the Existing Notes) and any junior lien obligations are released or the collateral under the credit agreement, any other first lien obligations and any junior lien obligations is released or no longer required to be pledged. The liens on any collateral securing the Existing Notes and the Existing Guarantees will also be released if the liens on that collateral securing the credit agreement, other first lien obligations and any junior lien obligations are released.

Other UHS debt

In addition to the indebtedness described above, we had approximately $197 million of other indebtedness as of June 30, 2026 that we expect to remain outstanding following the Transactions.

Description of the notes

This is a description of the particular terms of the   % Senior Secured Notes due 20 (the “20  Notes”) and the   % Senior Secured Notes due 20   (the “20   Notes” and, together with the 20   Notes, the “Notes”). In this description of the notes, all references to “we,” “us” or “our” and the “Company” are to Universal Health Services, Inc. only (the “Issuer”) and not to any of its Subsidiaries. Although for convenience the 20   Notes and the 20   Notes are referred to as the “Notes,” each will be issued as a separate series and will not together have any class voting rights. Accordingly, for purposes of this description of the notes, unless the context otherwise requires, references to the “Notes” shall be deemed to refer to each series of Notes separately, and not to the 20   Notes and the 20   Notes on a combined basis.

The Issuer will issue the Notes under an indenture, dated as of September 26, 2024, among the Issuer, the Guarantors, U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and JPMorgan Chase Bank, N.A., as collateral agent, as supplemented by the second supplemental indenture, dated as of April 22, 2026, and the third supplemental indenture, to be dated as of   , 2026 (collectively, the “Indenture”). The Indenture will set forth the specific terms applicable to the Notes. This description is intended to be an overview of the material provisions of the Notes and the Indenture. This summary is not complete and is qualified in its entirety by reference to the Indenture. You should carefully read the summary below. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Brief description of notes

The Notes:

•	will be general senior secured obligations of the Issuer;

•

will be secured on a first-priority basis, subject to Permitted Liens, by the Collateral subject to a shared Lien of equal priority with the existing and future First Lien Obligations, including the Senior Credit Facility Obligations, the Existing 2026 Notes, the Existing 2029 Notes, the Existing 2030 Notes, the Existing 2032 Notes and the Existing 2034 Notes;

•	will be structurally subordinated to any existing and future Indebtedness and liabilities of non-guarantor Subsidiaries, including the Issuer’s Foreign Subsidiaries and any Unrestricted Subsidiaries;

•

will be effectively subordinated to any existing and future Indebtedness of the Issuer and the Guarantors that is secured by assets that do not constitute Collateral to the extent of the value of such assets;

•

will rank equally in right of payment with all existing and future senior Indebtedness of the Issuer and the Guarantors but, to the extent of the value of the Collateral, will be effectively senior to all of the Issuer’s and the Guarantors’ unsecured senior Indebtedness and any future Junior Lien Obligations;

•	will be senior in right of payment to any future subordinated Indebtedness of the Issuer; and

•

will initially be unconditionally guaranteed on a joint and several basis by each Restricted Subsidiary that guarantees the Senior Credit Facility, all of which Guarantors on the Issue Date will be Secured Guarantors.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, will jointly and severally fully and unconditionally guarantee, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Restricted Subsidiaries that guarantee the Senior Credit Facility will initially guarantee the Notes. As of the Issue Date, each of the Guarantors will be Secured Guarantors, and each of the Guarantees of such Secured Guarantors will be general senior secured obligations of such Secured Guarantors and will be secured by a first-priority lien, subject to Permitted Liens, on the Collateral. The Guarantees of the Secured Guarantors will rank equally in right of payment with all existing and future senior Indebtedness of the Secured Guarantors but, to the extent of the value of the Collateral, will be effectively senior to all of the Secured Guarantors’ unsecured senior Indebtedness and Junior Lien Obligations. The Guarantees of the Secured Guarantors will also be effectively subordinated to any existing and future Indebtedness of the Secured Guarantors that is secured by assets that do not constitute Collateral to the extent of the value of such assets. In the future, if any Unsecured Guarantor guarantees the Notes as provided in “—Certain covenants—Additional subsidiary guarantees,” the Guarantee of such Unsecured Guarantor will rank equally in right of payment with all existing and future senior Indebtedness of the Unsecured Guarantor, will rank pari passu with all of the Unsecured Guarantor’s unsecured senior Indebtedness and will be effectively subordinated to any secured Indebtedness of such Unsecured Guarantor to the extent of the value of the assets securing such secured Indebtedness. The Guarantees of all the Guarantors will be senior in right of payment to all existing and future subordinated Indebtedness of each Guarantor. The Notes will be structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not guarantee the Notes.

Not all of the Issuer’s Subsidiaries will Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. None of our Subsidiaries that are Foreign Subsidiaries, non-Wholly Owned Subsidiaries or Receivables Subsidiaries will guarantee the Notes. For the year ended December 31, 2025, our Subsidiaries in the United Kingdom, which are non-guarantor Subsidiaries, represented approximately 5.8% of our net revenues, and together with our remaining non-guarantor Subsidiaries represented less than 20.5% of our net revenues. As of June 30, 2026, our Subsidiaries in the United Kingdom, which are non-guarantor Subsidiaries, represented approximately 9.6% of our total assets excluding intercompany assets, and together with our remaining non-guarantor Subsidiaries represented approximately 20.8% of our total assets excluding intercompany assets. As of June 30, 2026, our non-guarantor Subsidiaries had less than $29.8 million of long-term debt.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other Indebtedness (including guarantees and other contingent liabilities) of such Guarantor, and, depending on the amount of such Indebtedness, such Guarantor’s liability with respect to its Guarantee could be reduced to zero. See “Risk factors—Risks related to the notes—Federal and state fraudulent transfer laws may permit a court to void the notes, guarantees and/or the grant of collateral, and if that occurs, you may not receive any payments on the notes.”

Each Guarantee by a Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged upon:

(1)

(a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor, after which such Guarantor is no longer a Restricted Subsidiary, or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with any applicable provisions of the Indenture;

(b)

the release or discharge of the guarantee by such Guarantor of the Senior Credit Facility, any other First Lien Obligations and any Junior Lien Obligations (and if the Guarantor has become a guarantor under any Additional Indebtedness, the release or discharge of the guarantee by such Guarantor of such Additional Indebtedness), including any other guarantee that resulted in the creation of such Guarantee, except (i) a discharge or release by or as a result of payment under such guarantee or (ii) by reason of the termination of the Senior Credit Facility;

(c)	the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture;

(d)

the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “—Defeasance” or the discharge of the Issuer’s and the Guarantors’ obligations under the Indenture in accordance with the terms of the Indenture; or

(e)

an Investment Grade Rating Event, but only (i) to the extent described under “—Release of collateral and guarantees upon investment grade rating event” (which includes the release by the Guarantor of its guarantees of all other First Lien Obligations and Junior Lien Obligations) and (ii) in the case of a Secured Guarantor, if the Liens on the Collateral of such Secured Guarantor securing its Guarantee of the Notes and the Notes Obligations are also released at such time as described under “—Release of collateral and guarantees upon investment grade rating event”; and

(2)

such Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture and the Security Documents relating to such transaction have been complied with.

Holding company structure

The Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets other than the Capital Stock of its Subsidiaries. Accordingly, the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations.

Security generally

The obligations of the Issuer with respect to the Notes, the obligations of the Secured Guarantors under their Guarantees, and the performance of all other obligations of the Issuer and the Secured Guarantors under the Indenture will be secured by a perfected first-priority security interest, subject to Permitted Liens, in the Collateral owned by the Issuer and the Secured Guarantors, in each case whether now owned or hereafter acquired subject to a shared Lien of equal priority with the obligations of the Issuer and the Secured Guarantors under the Senior Credit Facility and any other First Lien Obligations. First Lien Secured Parties other than the Holders of the Notes have rights and remedies with respect to the Collateral that, if exercised, could also adversely affect the value of the Collateral on behalf of the Holders of the Notes, particularly the rights described below under “— Intercreditor provisions in the security agreement.”

The Collateral consists of certain of the assets of our company and of the Secured Guarantors, including, without limitation, the following:

•

the capital stock of the material domestic Wholly Owned Subsidiaries of the Issuer and the Secured Guarantors and up to 65% of the Voting Stock of the first-tier Foreign Subsidiaries of the Issuer and the Secured Guarantors, except as provided in “—Certain limitations on the collateral”;

•	accounts receivable, except as provided in “—Certain limitations on the collateral”;

•	equipment;

•	general intangibles;

•	intellectual property; and

•	other investment property.

However, the Collateral does not include the assets described in “—Certain limitations on the collateral.”

The Issuer and the Secured Guarantors are and will be able to incur additional Indebtedness in the future that could share in the Collateral, including Additional First Lien Obligations, Junior Lien Obligations, Obligations secured by Permitted Liens or Mortgages (as applicable). The amount of such additional Obligations will be limited by the covenant described under “—Certain covenants—Limitations on mortgages,” but the covenant is limited in scope and contains a number of exceptions. Under certain circumstances, the amount of any such additional Obligations could be significant.

The Trustee shall have no responsibility whatsoever to comply with any provision of, nor shall be charged with knowledge of, any document governing Additional First Lien Obligations to which it is not a party.

After-acquired collateral

From and after the Issue Date and prior to the Collateral Release Date, subject to certain limitations and exceptions, if the Issuer or any Secured Guarantor (i) acquires any property or asset that would constitute Collateral or (ii) creates any additional security interest upon any property or asset to secure any First Lien Obligations, it must grant a first-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes.

Liens with respect to the collateral

The Issuer, the Secured Guarantors, the Trustee, the designated agents of each Series of other First Lien Obligations and the First Lien Collateral Agent will enter into Security Documents with respect to the Collateral defining the terms of the security interests that secure the Notes and the Guarantees with respect to such Collateral. On the Issue Date, the Trustee will be authorized by the Holders of Notes to enter into and will enter into the Security Documents with respect to the Collateral. These security interests will secure the payment and performance when due of all of the Obligations of the Issuer and the Secured Guarantors under the Notes, the Indenture, the applicable Guarantees and the Security Documents, as provided in the Security Documents.

Intercreditor provisions in the security agreement

Under the Security Agreement, the Holders of the Notes will be represented by the Trustee, and the holders of each Series of First Lien Obligations will be represented by their designated agent (each, an “Authorized Representative”). The First Lien Collateral Agent is initially JPMorgan Chase Bank, N.A., in its capacity of collateral agent.

Under the Security Agreement, the “Applicable Authorized Representative” has the right to direct foreclosures and take other actions with respect to the Common Collateral. No Authorized Representative of any First Lien Obligations secured by the Common Collateral (other than the Applicable Authorized Representative) will instruct the First Lien Collateral Agent to take any action with respect to the Common Collateral. The Applicable Authorized Representative will initially be the administrative agent under the Senior Credit Facility, and the Trustee will have no rights to take any action under the Security Agreement other than as the Applicable Authorized Representative.

The administrative agent under the Senior Credit Facility will remain the Applicable Authorized Representative until the earlier of (1) the Discharge of Senior Credit Facility Obligations and (2) the Non-Controlling Authorized Representative Enforcement Date (such date, the “Applicable Authorized Agent

Date”). After the Applicable Authorized Agent Date, the Applicable Authorized Representative will be the Authorized Representative of the Series of First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations, other than the Senior Credit Facility Obligations, with respect to the Common Collateral (the “Major Non-Controlling Authorized Representative”).

The “Non-Controlling Authorized Representative Enforcement Date” is the date that is 90 days (throughout which 90-day period the applicable Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default, as defined in the Indenture or other applicable agreement for the Series of First Lien Obligations for which such Non-Controlling Authorized Representative is an Authorized Representative, and (b) the First Lien Collateral Agent’s and each other Authorized Representative’s receipt of written notice from that Non-Controlling Authorized Representative certifying that (i) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, as defined in the Indenture or other applicable agreement for that Series of First Lien Obligations, has occurred and is continuing and (ii) the First Lien Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Indenture or other applicable agreement for that Series of First Lien Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Common Collateral (1) at any time the First Lien Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Common Collateral or (2) at any time the Issuer or the Secured Guarantor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

Except as provided above, the Applicable Authorized Representative shall have the sole right to instruct the First Lien Collateral Agent to act or refrain from acting with respect to the Common Collateral, the First Lien Collateral Agent shall not follow any instructions with respect to such Common Collateral from any Person (other than the Applicable Authorized Representative), and no Authorized Representative (other than the Applicable Authorized Representative) will instruct the First Lien Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Common Collateral.

Notwithstanding the equal priority of the Liens, the First Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative, may deal with the Common Collateral as if such Applicable Authorized Representative had a senior Lien on such Common Collateral. No Authorized Representative of any Series of First Lien Obligations (other than the Applicable Authorized Representative) may contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent (acting on the instruction of the Applicable Authorized Representative) or the Applicable Authorized Representative with respect to the Common Collateral.

If a First Lien Event of Default has occurred and is continuing and the First Lien Collateral Agent is taking action to enforce rights in respect of any Common Collateral, or any distribution is made with respect to any Common Collateral in any bankruptcy case of the Issuer or any Secured Guarantor, the proceeds of any sale, collection or other liquidation of any such Common Collateral by the First Lien Collateral Agent or any other First Lien Secured Party, as applicable, shall be applied among the First Lien Obligations to the payment in full of the First Lien Obligations on a ratable basis, after payment of all amounts owing to the First Lien Collateral Agent and the Authorized Representatives, in their capacities as such.

Release of collateral

Under the Security Agreement, if at any time the Applicable Authorized Representative forecloses upon or otherwise exercises remedies against any Common Collateral, then (whether or not any Insolvency or

Liquidation Proceeding is pending at the time) the Liens in favor of the First Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes and each other Series of First Lien Secured Parties upon such Common Collateral will automatically be released and discharged. However, any proceeds of any Common Collateral realized therefrom will be applied as described under “—Intercreditor provisions in the security agreement.”

The Issuer and the Secured Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes, the Notes Obligations and the Guarantees of the Secured Guarantors under any one or more of the following circumstances:

(1)	to enable us to consummate the sale, transfer or other disposition of such property or assets (other than to the Issuer or a Guarantor);

(2)

in the case of one or more Secured Guarantors that are released from their Guarantees with respect to the Notes pursuant to the terms of the Indenture, the release of the property and assets and Equity Interests of such Secured Guarantors;

(3)

to the extent that such Collateral is released or no longer required to be pledged pursuant to the terms of the Senior Credit Facility, any other First Lien Obligations and any Junior Lien Obligations;

(4)	with the consent of the Holders of at least 75% of the aggregate principal amount of the Notes then outstanding and affected thereby;

(5)	as described under “—Release of collateral and guarantees upon investment grade rating event”;

(6)

a release of assets permitted not to be included in the Collateral pursuant to clause (7) under “—Certain limitations on the collateral” in connection with a Qualified Receivables Transaction (including any Receivables Financing) permitted under the Indenture; or

(7)	as described under “—Modification and waiver” below.

The Liens on the Collateral securing the Notes and the applicable Guarantees also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under the Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) a defeasance under the Indenture as described below under “—Defeasance” or discharge of the Issuer’s and the Guarantors’ Obligations under the Indenture in accordance with the Indenture.

If the Liens securing the Senior Credit Facility Obligations are released in connection with the repayment (including cash collateralization of letters of credit) of the Senior Credit Facility Obligations in full and termination of the commitments thereunder, the Liens on the Collateral securing the Notes, the Notes Obligations and the Guarantees of the Secured Guarantors will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the Senior Credit Facility Obligations secured by the Collateral. From and after any such time when all the Liens securing the First Lien Obligations other than the Notes and the Notes Obligations are released and the Liens on the Collateral securing the Notes remain in existence, if the Issuer or any Secured Guarantor acquires any property or asset constituting Collateral, it shall grant a first-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes to the extent then required under “—After-acquired collateral.”

To the extent the Trustee is required to execute any release or to direct the First Lien Collateral Agent to execute any release, prior thereto, the Trustee shall have received an Officers’ Certificate and Opinion of Counsel that all conditions precedent to such release in the Indenture and the Security Documents have been complied with.

Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

Notwithstanding anything to the contrary herein, the Issuer and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted the release of Liens on collateral securing indebtedness issued under an indenture qualified under the Trust Indenture Act without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act where such release occurs as a result of the release of such collateral from Liens securing a credit facility or other indebtedness. In addition, certain no action letters issued by the SEC have permitted the release of collateral from Liens securing indebtedness issued under an indenture qualified under the Trust Indenture Act resulting from transactions in the ordinary course of the issuer’s business without requiring the issuer to provide such certificates and other documents.

Certain limitations on the collateral

The Collateral securing the Notes will not include any of the following assets:

(1)	any interest in fee-owned or leased real property of the Issuer and the Secured Guarantors (except as provided for under the “—Limitations on mortgages” section herein);

(2)

any property to the extent that such grant of a security interest is prohibited by any requirements of law of a governmental authority, requires a consent not obtained of any governmental authority pursuant to such requirement of law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property (other than Investment Property or Pledged Stock issued by a Subsidiary of the Issuer or a Receivables Subsidiary) or, in the case of any Investment Property or Pledged Stock issued by a Person that is not a Subsidiary of the Issuer or a Receivables Subsidiary, any applicable shareholder or similar agreement, except to the extent that such requirement of law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law;

(3)

any interest in any Voting Stock that is issued by any Foreign Subsidiary, if and to the extent that the inclusion of such Voting Stock in the Collateral would cause the Collateral pledged by the Issuer or the applicable Secured Guarantor, as the case may be, to include in the aggregate more than 65% of the total outstanding Foreign Subsidiary Voting Stock of such Foreign Subsidiary;

(4)	Letter-of-Credit Rights that do not constitute Supporting Obligations (each as defined in the New York UCC);

(5)	any Deposit Accounts (as defined in the New York UCC);

(6)	Intellectual property to the extent perfection of a security interest therein requires any filing to be made outside of the United States;

(7)

Receivables sold, or with respect to which Participation Interests are sold, and all Related Security and Collections with respect to such Receivables pursuant to any Receivables Financing to the extent that the aggregate outstanding amount of the purchase price or loan from the applicable lenders or investors under all Receivables Financing at any time does not exceed the greater of (i) $600.0 million and (ii) 50% of accounts receivable, net, as shown on the Issuer’s most recent consolidated balance sheet for which internal financial statements for the Issuer are available plus the allowance for doubtful accounts with respect to such accounts receivable, as set forth in the footnotes to such financial statements;

(8)	Gift Shop Assets of the Issuer and any Secured Guarantor which is a party to a Receivables Financing that includes the Gift Shop Assets; and

(9)	the assets of any Unsecured Guarantor.

Sufficiency of collateral

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the health care industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By their nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the Holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

Certain bankruptcy limitations

The right of the First Lien Collateral Agent acting at the direction of the Applicable Authorized Representative to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by any Bankruptcy Law in the event that a bankruptcy case were to be commenced by or against the Issuer or any Secured Guarantor prior to the First Lien Collateral Agent having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the First Lien Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the First Lien Collateral Agent acting at the direction of the Applicable Authorized Representative could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case only to the extent the value of such creditor’s interest in the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders of the Notes would hold secured claims only to the extent of the value of the Collateral to which the Holders of the Notes are entitled, and unsecured claims with respect to such shortfall.

Principal, maturity and interest

The Issuer will issue initially $   aggregate principal amount of 20  Notes and $   aggregate principal amount of 20  Notes in this offering. The 20  Notes will mature on   and the 20  Notes will mature on  . The 20  Notes will bear interest at the rate of   % per annum, and the 20  Notes will bear interest at the rate of   % per annum, each computed on the basis of a 360-day year of twelve 30-day months, commencing on the Issue Date. Interest on the Notes will be payable twice a year on   and   , beginning on   , 2027, for the 20  Notes, and on   and   , beginning on   , 2027, for the 20  Notes. Interest payable on any Note that is punctually paid or duly provided for on any interest payment date shall be paid to the person in whose name such Note is registered at the close of

business on and   , for the 20  Notes, or   and   , for the 20  Notes, as the case may be, preceding such interest payment date.

The Issuer may issue additional Notes of any series from time to time after this offering under the Indenture (any such Notes of such series, “Additional Notes”). Each series of Notes and any Additional Notes of such series subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase; provided, however, that any Additional Notes that are not fungible with the Notes of the applicable series for United States federal income tax purposes will be issued under a separate CUSIP number. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the notes” include any Additional Notes of any series that are actually issued.

The Notes will be issued in book-entry form only.

Mandatory redemption; offers to purchase; open market purchases

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “—Repurchase at the option of holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional redemption

Prior to  , (  month(s) prior to the maturity date of the 20  Notes) in the case of the 20  Notes or   , 20  ( month(s) prior to the maturity date of the 20  Notes) in the case of the 20  Notes (each such date, a “Par Call Date”), we may redeem such Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such Notes matured on the applicable Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points, in the case of the 20  Notes, or    basis points, in the case of the 20  Notes, less (b) interest accrued to, but excluding, the redemption date, and

(2)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

On or after the applicable Par Call Date, we may redeem the applicable series of Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Notes being redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Trustee shall have no obligation to calculate or verify the calculation of the redemption price. Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Redemption procedure

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a financing transaction or other corporate transaction. Notes called for redemption will become due on the date fixed for redemption. Notices of redemption will be delivered at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at its registered address. The notice of redemption for the Notes will state, among other things, the amount of Notes to be redeemed, if less than all of the outstanding Notes are to be redeemed, the redemption date, the redemption price (or the method of calculating it) and each place that payment will be made upon presentation and surrender of Notes to be redeemed. If the Trustee is to deliver the notice to the Holders then (i) the notice should be given to the Trustee at least five business days prior to the date the notice is to be delivered (or such shorter period as the Trustee shall agree) and (ii) Trustee shall receive an Officers’ Certificate and an Opinion of Counsel.

Unless we default in payment of the redemption price, interest will cease to accrue on any Notes that have been called for redemption on the redemption date. If the Issuer redeems less than all of the outstanding Notes of any series, the registrar and paying agent shall select the Notes of such series to be redeemed in the manner described under “—Selection and notice.”

Except as set forth above, the Notes will not be redeemable by us prior to maturity.

Denominations, registration and transfer

The Issuer will issue the Notes in registered form and in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. We have appointed the Trustee as security registrar.

Repurchase at the option of holders

Change of control following a downgrade from investment grade ratings

As of the Issue Date, we expect the Notes to have Investment Grade Ratings from both Rating Agencies. Accordingly, the covenant described in this subsection “—Change of control following a downgrade from investment grade ratings” (the “Suspended Covenant”) will initially be suspended as of the Issue Date.

However, if on any date following the Issue Date, one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and, thereafter, the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control or (b) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or both of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Subsidiaries will thereafter be subject to the Suspended Covenant under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.

The Suspended Covenant will provide that if a Change of Control occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes as described under “—Optional redemption,” the Issuer will make an offer to purchase all of the Notes of each series pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of the Notes of such series plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will deliver notice of such Change of Control Offer, with a copy to the Trustee and the registrar, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee and the registrar, or otherwise deliver such notice in accordance with the procedures of DTC, with the following information:

(1)

that a Change of Control Offer is being made pursuant to the covenant entitled “Change of control following a downgrade from investment grade ratings” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2)	the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(3)	that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)

that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)	that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)

that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)

that Holders tendering less than all of their Notes of any series will be issued new Notes of such series and such new Notes will be equal in principal amount to the unpurchased portion of the Notes of such series surrendered. The unpurchased portion of the Notes of such series must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8)	the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1)	accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)

deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate to the Trustee stating the aggregate principal amount of such Notes or portions thereof that have been tendered to and purchased by the Issuer and an Opinion of Counsel, in each case, stating that all conditions precedent to the consummation of the Change of Control Offer have been complied with.

The Senior Credit Facility provides, and future credit agreements or other agreements relating to senior Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facility, we could seek a waiver of such default or seek to refinance our Senior Credit Facility. In the event we do not obtain such a waiver or refinance the Senior Credit Facility, such default could result in amounts outstanding under our Senior Credit Facility being declared due and payable.

The Issuer’s ability to pay cash to the Holders of the Notes following the occurrence of a Change of Control may be limited by its then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Underwriters and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Certain provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes. The Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Selection and notice

If the Issuer is redeeming less than all of the Notes of any series issued by it at any time, the Notes of such series will be selected for redemption (a) if the Notes of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes of such series are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC.

Notices of purchase or redemption shall be delivered at least 10 days (or, in the case of notice under “—Repurchase at the option of holders—Change of control following a downgrade from investment grade ratings,” 30 days) but not more than 60 days before the purchase or redemption date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note of a series is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note of such series shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note of any series in a principal amount equal to the unredeemed portion of the original Note of such series in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes of such series or portions thereof called for redemption.

Release of collateral and guarantees upon investment grade rating event

If on any date following the Issue Date, (a)(i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as an “Investment Grade Rating Event”), and (b) the terms of all other First Lien Obligations and Junior Lien Obligations provide that the Liens on the Collateral securing such First Lien Obligations and Junior Lien Obligations shall be, and substantially concurrently are, released, then, beginning on that day (such date, the “Collateral Release Date”), the Guarantees shall be released (to the extent the guarantees by the Guarantors of all other First Lien Obligations and Junior Lien Obligations are also released, whether or not such other guarantees can be reinstated), the Liens on the Collateral securing the Notes, the Notes Obligations and the Guarantees of the Secured Guarantors shall be released, and the Issuer and its Restricted Subsidiaries will not be subject to the covenant under “—Additional subsidiary guarantees” (the “Guarantees Covenant”) or the covenant under “—After-acquired collateral.” In the event the Collateral and Guarantees are released and the Guarantees Covenant is no longer in effect upon an Investment Grade Rating Event, the Collateral and the Guarantees will not be reinstated upon any subsequent downgrade or withdrawal of the Investment Grade Ratings, even if the Collateral and the Guarantees are reinstated with respect to other First Lien Obligations and Junior Lien Obligations.

As of the Issue Date, we expect the Notes to have Investment Grade Ratings from both Rating Agencies and that an Investment Grade Rating Event will have occurred. However, as of the Issue Date, the condition in clause (b) of the preceding paragraph has not been met because the conditions to the release of the Collateral under the Senior Credit Facility have not been met. In order for the Collateral to be released under the terms of the Senior Credit Facility, we must receive an investment grade corporate rating from both Moody’s and S&P, no default or event of default shall have occurred and be continuing under the Senior Credit Facility and the Liens on the Collateral securing the Existing 2026 Notes, the Existing 2029 Notes, the Existing 2030 Notes, the Existing 2032 Notes, the Existing 2034 Notes and the Notes must be released contemporaneously. Accordingly, if we were to receive investment grade corporate ratings from both Rating Agencies and the other conditions to release of the Collateral under the Senior Credit Facility were met, or if we were to amend the Senior Credit Facility in the future to otherwise permit the release of the Collateral, the Collateral securing the Notes and the Guarantees would be released.

Certain covenants

Set forth below are summaries of certain covenants contained in the Indenture.

Limitations on mortgages

Nothing in the Indenture or in the Notes shall in any way restrict or prevent the Issuer or any Subsidiary from incurring any Indebtedness; provided, however, that the Indenture will provide that neither the Issuer nor any of its Subsidiaries will issue, assume or guarantee any Indebtedness or obligation secured by Mortgages (other than Permitted Liens) upon any Principal Property, unless the Notes shall be secured equally and ratably with (or prior to) such Indebtedness. This restriction will not apply to:

(1)

Mortgages securing all or any part of the purchase price of property acquired or cost of construction of property or cost of additions, substantial repairs, alterations or improvements or property, if the Indebtedness and the related Mortgages are incurred within 12 months of the later of the acquisition or completion of construction and full operation or additions, repairs, alterations or improvements;

(2)

Mortgages existing on property at the time of its acquisition by the Issuer or a Subsidiary or on the property of a Person at the time of the acquisition of such Person by the Issuer or a Subsidiary (including acquisitions through merger or consolidation);

(3)	Mortgages to secure Indebtedness on which the interest payments to holders of the related Indebtedness are excludable from gross income for federal income tax purposes under Section 103 of the Code;

(4)	Mortgages in favor of the Issuer or any Subsidiary;

(5)	Mortgages existing on the date of the Indenture;

(6)

Mortgages in favor of a government or governmental entity that (i) secure Indebtedness which is guaranteed by the government or governmental entity, (ii) secure Indebtedness incurred to finance all or some of the purchase price or cost of construction of goods, products or facilities produced under contract or subcontract for the government or governmental entity, or (iii) secure Indebtedness incurred to finance all or some of the purchase price or cost of construction of the property subject to the Mortgage;

(7)

Mortgages incurred in connection with the borrowing of funds where such funds are used to repay, within 120 days after entering into such Mortgage, Indebtedness in the same principal amount secured by other Mortgages on Principal Property with at least the same appraised Fair Market Value; and

(8)

any extension, renewal or replacement of any Mortgage referred to in clauses (1) through (7) above; provided the amount secured is not increased and such extension, renewal or replacement Mortgage relates to the same property.

Limitations on sale and lease-back transactions

The Indenture will provide that neither the Issuer nor any Subsidiary will, after the Issue Date, enter into any Sale and Lease-Back Transaction with respect to any Principal Property with another person (other than with the Issuer or a Subsidiary) unless either:

(1)	the Issuer or such Subsidiary could incur Indebtedness secured by a mortgage on the property to be leased without equally and ratably securing the Notes; or

(2)

within 150 days, the Issuer applies the greater of the net proceeds of the sale of the leased property or the fair value of the leased property, net of all Notes delivered under the Indenture, to the voluntary retirement of the Funded Debt of the Issuer and its Restricted Subsidiaries and/or the acquisition or construction of a Principal Property.

The foregoing limitation shall not apply to any Sale and Lease-Back Transaction that is in effect on the Issue Date and any renewals or extensions thereof; provided that if any Principal Property is substituted for a Principal Property that is a subject of a Sale and Lease-Back Transaction that is in effect on the Issue Date, for purposes of “—Certain covenants—Exempted transactions,” any increase in Attributable Indebtedness shall be counted as Indebtedness for purposes of the calculation set forth thereunder.

Exempted transactions

Notwithstanding the foregoing provisions described above under “—Limitations on mortgages” and “—Limitations on sale and lease-back transactions,” if the aggregate outstanding principal amount of all Indebtedness of the Issuer and its Subsidiaries that is subject to and not otherwise permitted under these restrictions does not exceed 15.0% of the Consolidated Net Tangible Assets of the Issuer and its Subsidiaries, then:

(1)	the Issuer or any of its Subsidiaries may issue, assume or guarantee Indebtedness secured by Mortgages without any requirement to equally and ratably secure the notes; and

(2)	the Issuer or any of its Subsidiaries may enter into any Sale and Lease-Back Transaction.

Additional subsidiary guarantees

At any time prior to the Collateral Release Date, if any Restricted Subsidiary of the Issuer other than a Guarantor (i) guarantees any Indebtedness under the Senior Credit Facility, any other First Lien Obligations or any Junior Lien Obligations or (ii) if the Issuer or the Guarantors have no Indebtedness outstanding, and all commitments thereunder have been terminated under the Senior Credit Facility, any other First Lien Obligations or any Junior Lien Obligations, guarantees any Additional Indebtedness, then within 30 days thereof, the Issuer shall cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the Notes on the same terms and conditions as those applicable to the Guarantors under the Indenture and will deliver to the Trustee an Officers’ Certificate and Opinion of Counsel that such supplemental indenture is authorized or permitted by the Indenture, and an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered and constitutes a legally valid and enforceable obligation (subject to customary qualifications and exceptions). In addition, at any time prior to the Collateral Release Date, if such Restricted Subsidiary grants any Lien to secure any Indebtedness described in clause (i) or (ii) above, such Restricted Subsidiary shall grant a first-priority perfected security interest in the Collateral as security for the Notes, shall execute and deliver to the Trustee joinders to any applicable Security Document for the benefit of the holders of the Notes and shall be a “Secured Guarantor” for all purposes under the Indenture.

Thereafter, such Restricted Subsidiary will be a Guarantor with respect to the Notes until such Restricted Subsidiary’s Guarantee with respect to the Notes is released in accordance with the Indenture.

In addition, the Issuer may elect, in its sole discretion, to cause any Restricted Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor by complying with the applicable provisions of the second preceding paragraph until such Restricted Subsidiary’s Guarantee with respect to the Notes is released in accordance with the Indenture.

For the avoidance of doubt, any Restricted Subsidiary that becomes a Guarantor pursuant to the third preceding paragraph will be an Unsecured Guarantor unless such Restricted Subsidiary grants any Lien to secure any Indebtedness described in clause (i) or (ii) of the third preceding paragraph above, in which case, and only such case, such Restricted Subsidiary shall grant a first-priority perfected security interest in the Collateral as security for the Notes and shall execute and deliver to the Trustee joinders to any applicable Security Document for the benefit of the holders of the Notes, upon which such Restricted Subsidiary shall be a “Secured Guarantor” for all purposes under the Indenture.

SEC reports

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, if not filed electronically with the SEC through EDGAR (or any successor system), the Issuer will file with the SEC (to the extent permitted by the Exchange Act), and make available to the Trustee and the Holders, without cost to any Holder, the annual and quarterly reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act with respect to U.S. issuers within the time periods specified therein or in the relevant forms.

In the event that the Issuer is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Issuer will nevertheless make available such Exchange Act reports, documents and information to the Trustee and the Holders as if the Issuer were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein or in the relevant forms, which requirement may be satisfied by posting such reports, documents and information on its website within the time periods specified by this covenant.

In addition, no later than five Business Days after the date the quarterly and annual financial information for the prior fiscal period have been furnished pursuant to the two preceding paragraphs, the Issuer shall also hold live quarterly conference calls with the opportunity to ask questions of management. No fewer than three

Business Days prior to the date such conference call is to be held, the Issuer shall issue a press release to the appropriate U.S. wire services announcing such quarterly conference call for the benefit of the Trustee, the Holders, beneficial owners of the Notes, prospective investors in the Notes, and securities analysts and market making financial institutions, which press release shall contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the Issuer (for whom contact information shall be provided in such notice) to obtain information on how to access such quarterly conference call.

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by the second and third preceding paragraphs shall include a reasonably detailed presentation, as determined in good faith by Senior Management of the Issuer, either on the face of the financial statements or in the footnotes to the financial statements and in the “Management’s discussion and analysis of financial condition and results of operations” section, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

For purposes of this covenant, the Issuer and the Guarantors will be deemed to have furnished the reports to the Trustee and the Holders as required by this covenant if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Events of default

•	Under the Indenture, an “Event of Default” applicable to the Notes of any series means:

•	failure to pay the principal or any premium on the Notes of such series when due;

•	failure to pay any interest on the Notes of such series when due, and such default continues for a period of 30 days;

•

failure to perform, or the breach of, any of our other applicable covenants or warranties in the Indenture with respect to such series, and such default continues for a period of 60 days after written notice by Holders of at least 25% in principal amount of the outstanding Notes of such series;

•

default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

•	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or

•

results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”), and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $100.0 million or more; provided that in connection with any series of Convertible Notes, (a) any conversion of such Indebtedness by a holder thereof into shares of Common Stock, cash or a combination of cash and shares of Common Stock, (b) the rights of holders of such Indebtedness to convert into shares of Common Stock, cash or a combination of cash and shares of Common Stock and (c) the rights of holders of such Indebtedness to require any repurchase by the Issuer of such Indebtedness in cash upon a fundamental change shall not, in itself, constitute an Event of Default under this clause;

•

failure by the Issuer or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted

Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $100.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final (the “judgment default provision”);

•

events in bankruptcy, insolvency or reorganization of the Issuer or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

•

the Guarantee of any Significant Subsidiary or group of Guarantors that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; or

•

to the extent applicable, with respect to any Collateral having a Fair Market Value in excess of $100.0 million, individually or in the aggregate, (a) the security interest under the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of the Indenture and the Security Documents, (b) any security interest created thereunder or under the Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (c) the Issuer or any Secured Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

If any Event of Default (other than events in bankruptcy, insolvency or reorganization) with respect to the Notes of a series occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series may declare the principal amount of, premium, if any, and accrued and unpaid interest, if any, on all the Notes of such series to be due and payable immediately. If an Event of Default constituting an event in bankruptcy, insolvency or reorganization above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes of such series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Notes of a series may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes of such series and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes of such series that have become due solely by such declaration of acceleration, have been cured or waived, and (3) all amounts due to the Trustee in each of its capacities under the Indenture have been paid in full.

In the event of a declaration of acceleration of the Notes of a series because an Event of Default described in the fourth bullet point of the second preceding paragraph has occurred and is continuing, the declaration of acceleration of the Notes of such series shall be automatically annulled if the default triggering such Event of Default shall be remedied or cured by the Issuer or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes of such series would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes of such series that became due solely because of the acceleration of the Notes of such series, have been cured or waived.

Other than the duties of the Trustee during a default to act with the required standard of care, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the

Holders unless the Holders shall have offered to the Trustee indemnity and/or security satisfactory to it. Subject to these indemnification provisions and the other terms of the Indenture, the Holders of a majority in aggregate principal amount of the outstanding Notes of the applicable series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes of such series.

We will furnish the Trustee annually with a statement as to our performance of certain obligations under the Indenture. Upon becoming aware of any Default or Event of Default, we will deliver to the Trustee a notice specifying such Default or Event of Default.

Modification and waiver

Without holder consent

Without the consent of any Holders of Notes of the applicable series, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, any Security Document and any Guarantee or Notes of such series for any of the following purposes:

(1)	to evidence the succession of another corporation to the Issuer and the assumption by such successor of the covenants of the Issuer in compliance with the requirements set forth in the Indenture;

(2)	to add to the covenants for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;

(3)	to add any additional Events of Default;

(4)

to change or eliminate any of the provisions of the Indenture; provided that any such change or elimination shall become effective only when there are no outstanding Notes of such series created prior to the execution of such supplemental indenture that are entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(5)	to add a Guarantor to the Notes of such series;

(6)

to supplement any of the provisions of the Indenture to such extent necessary to permit or facilitate the defeasance and discharge of the Notes of such series; provided that any such action does not adversely affect the interests of the Holders of the Notes of such series in any material respect;

(7)

to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or collateral agent and to add to or change any of the provisions of the Indenture necessary to provide for or facilitate the administration of the trusts by more than one Trustee or for the Trustee to act as collateral agent;

(8)	to cure any ambiguity, to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision;

(9)

to conform the text of the Indenture, the Notes of such series, the Guarantees or the Security Documents to any provision of this “Description of the notes” section to the extent that such provision in such “Description of the notes” section was intended to be a verbatim recitation of a provision of the Indenture, the Notes of such series, the Guarantees or the Security Documents; provided that, in each instance, the Issuer delivers to the Trustee an Officers’ Certificate to such effect;

(10)

to change any place or places where the principal of and premium, if any, and interest, if any, on the Notes of such series shall be payable, the Notes of such series may be surrendered for registration or transfer, the Notes of such series may be surrendered for exchange, and notices and demands to or upon the Issuer may be served;

(11)

to mortgage, pledge, hypothecate or grant any other Lien in favor of the First Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes of such series, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted in favor of the First Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes of such series pursuant to the Indenture, any of the Security Documents or otherwise;

(12)	to release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents or the Indenture;

(13)	to add Additional First Lien Secured Parties to any Security Documents in accordance with such Security Documents; or

(14)	comply with any requirement of the SEC in connection with any required qualification of the Indenture under the Trust Indenture Act.

In connection with the incurrence of any Junior Lien Obligations permitted under the terms of the Indenture, without the consent of any Holder of Notes of such series, the First Lien Collateral Agent shall, on behalf of the holders of the First Lien Obligations, enter into a customary intercreditor agreement with the representative of such Junior Lien Obligations. The Trustee and First Lien Collateral Agent shall be entitled to rely upon an Officers’ Certificate certifying that such Junior Lien Obligations, as the case may be, were incurred and secured in compliance with the Indenture and the Security Documents, and no Opinion of Counsel shall be required in connection therewith (unless the Trustee is an Applicable Authorized Representative).

With holder consent

The Issuer and the Trustee may modify and amend the Indenture, any Guarantee or any Security Document with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes of the applicable series; however, we must have the consent of the Holder of each outstanding Note of such series affected to:

(1)

change the stated maturity of the principal of, or installment of interest, if any, on, such Notes of such series, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof;

(2)	change the currency in which the principal of (and premium, if any) or interest on such Notes of such series are denominated or payable;

(3)

waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes of such series (except a rescission of acceleration of the Notes of such series by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(4)

reduce the premium payable upon the redemption or repurchase of any Note of such series or change the time at which any Note of such series may be redeemed or repurchased as described above under “—Optional redemption” or “—Repurchase at the option of holders—Change of control following a downgrade from investment grade ratings,” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of “Change of Control” and “Permitted Holders”);

(5)

impair the right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s Notes of such series on or after the due dates therefor or impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

(6)	modify the provisions that require Holder consent to modify or amend the Indenture or that permit Holders to waive compliance with certain provisions of the Indenture or certain defaults;

(7)	make any change to or modify the ranking of such Notes of such series or the ranking of the Liens with respect to such Notes of such series that would adversely affect the Holders; or

(8)	except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes of such series.

In addition, without the consent of at least 75% in aggregate principal amount of Notes of such series then outstanding, an amendment, supplement or waiver may not modify any Security Document or the provisions of the Indenture dealing with the Security Documents or application of trust moneys, or otherwise release any Collateral, in any manner materially adverse to the Holders of the Notes of such series other than in accordance with the Indenture and the Security Documents.

The Holders of a majority in aggregate principal amount of the outstanding Notes of the applicable series may, on behalf of all Holders of Notes of such series, waive any past default under the Indenture with respect to Notes of such series. However, such Holders may not waive a past default in the payment of principal, premium or interest, or any sinking fund installment with respect to the Notes of such series, or waive a covenant or provision that cannot be modified or amended, without the consent of the Holders of each outstanding Note of such series affected.

Consolidation, merger, sale or lease of assets

The Issuer may consolidate with or merge into, or transfer or lease all or substantially all of its assets to, another Person (whether or not the Issuer is the surviving corporation) without the consent of the Holders of the Notes under the Indenture if:

•

the Issuer is the surviving entity or the Person formed by or surviving any such consolidation or merger, or to whom any such transfer or lease will have been made, is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Person”);

•	the Successor Person assumes the Issuer’s obligations under the Notes and under the Indenture, as if the Successor Person were an original party to the Indenture;

•

after giving effect to such consolidation or merger or such conveyance, transfer or lease, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

•

if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Issuer would become subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted by the Indenture, the Issuer or the Successor Person, as the case may be, shall take such steps as shall be necessary to effectively secure all the Notes equally and ratably with (or prior to) all Indebtedness secured thereby;

•

each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the Notes;

•

prior to the Collateral Release Date, the Collateral owned by the Successor Person will (a) continue to constitute Collateral under the Indenture and the Security Documents, (b) be subject to a Lien in favor of the First Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (c) not be subject to any other Lien, other than Permitted Liens;

•

prior to the Collateral Release Date, to the extent any assets of the Person which is merged or consolidated with or into the Successor Person are assets of the type which would constitute Collateral under the Security Documents, the Successor Person will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

•

the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this covenant and that all conditions precedent (including, without limitation, under the Indenture and the Security Documents) provided for relating to such transaction have been complied with.

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, the Issuer under the Notes and the Guarantees.

Defeasance

We may, upon compliance with the conditions described in this paragraph, exercise our option to be discharged from our obligations under the applicable series of Notes (except for certain obligations, including obligations to issue temporary Notes, register Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payment and money for Note payments held in trust). Upon our exercise of such option, we will not be subject to the limitations in the Indenture discussed in the above sections (“legal defeasance”). In order to exercise this legal defeasance option, we must, among other things, (i) deposit with the Trustee, for the benefit of the Holders, trust money or U.S. government obligations that are sufficient (as certified by a nationally recognized independent public accountant or appraisal firm designated by the Issuer) to pay all principal, premium and interest on the Notes of such series, (ii) deliver to the Trustee an Opinion of Counsel to the effect that the deposit and related legal defeasance would not cause the beneficial owners of the Notes of such series to recognize income, gain or loss for United States federal income tax purposes (which Opinion of Counsel shall be based on a ruling from the Internal Revenue Service or a change in applicable United States federal income tax law) and (iii) deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that (a) the deposit and related legal defeasance would not result in the delisting of the Notes of such series from any national securities exchange (if so listed) and (b) all conditions precedent under the Indenture and the Security Documents relating to the legal defeasance of the Notes of such series have been complied with.

We may also, upon compliance with the conditions described in this paragraph, exercise our option to be released from our obligations under the covenants described under “—Certain covenants,” “—Repurchase at the option of holders” and “—SEC reports” with respect to the applicable series of Notes. Upon our exercise of such option, we may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, and such omission to comply shall not constitute a Default or an Event of Default (“covenant defeasance”). In order to exercise this covenant defeasance option, we must, among other things, (i) deposit with the Trustee, for the benefit of the Holders, trust money or U.S. government obligations that are sufficient (as certified by a nationally recognized independent public accountant or appraisal firm designated by the Issuer) to pay all principal, premium and interest on the Notes of such series, (ii) deliver to the Trustee an Opinion of Counsel to the effect that the deposit and related covenant defeasance would not cause the beneficial owners of the Notes of such series to recognize income, gain or loss for United States federal income tax purposes and (iii) deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that (a) the deposit and related covenant defeasance would not result in the delisting of the Notes of such series from any national securities exchange (if so listed) and (b) all conditions precedent under the Indenture and the Security Documents relating to the covenant defeasance of the Notes of such series have been complied with.

Notices

Notices to Holders will be delivered to the addresses of the holders listed in the security register.

Governing law

We will construe the Indenture and the Notes in accordance with the laws of the State of New York.

Concerning the trustee

The Trustee has normal banking relationships with us.

Certain definitions

“Additional First Lien Obligations” means Obligations in respect of any Indebtedness incurred after the Issue Date that is secured by a Lien on the Common Collateral pursuant to the applicable First Lien Security Documents, which Lien is permitted to be incurred under the Indenture, the Security Documents and all other then-existing First Lien Security Documents.

“Additional First Lien Secured Parties” means the holders of any Additional First Lien Obligations and any Authorized Representative with respect thereto.

“Additional Indebtedness” means Indebtedness of the Issuer for borrowed money (excluding Indebtedness under the Senior Credit Facility, any First Lien Obligations or any Junior Lien Obligations) under any debt securities or term loans broadly syndicated to institutional investors in a principal amount in excess of $50.0 million.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Authorized Representative” means, (1) with respect to any Common Collateral, (i) until the earlier of (x) the Discharge of Senior Credit Facility Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the administrative agent under the Senior Credit Facility and (ii) from and after the earlier of (x) the Discharge of Senior Credit Facility Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative and (2) with respect to any Collateral that is not Common Collateral, the Authorized Representative of the Series of First Lien Obligations that is secured by such Collateral.

For the avoidance of doubt, with respect to actions with respect to Collateral that is not Common Collateral, (a) the Authorized Representative of the Series of First Lien Obligations secured by such Collateral shall have the sole right to instruct the First Lien Collateral Agent to act or refrain from acting with respect to the Collateral that is not Common Collateral, (b) the First Lien Collateral Agent shall not follow any instructions with respect to such Collateral that is not Common Collateral from any Person (other than such Authorized Representative), and (c) no Authorized Representative (other than the Authorized Representative of the Series of First Lien Obligations secured by such Collateral) will instruct the First Lien Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral that is not Common Collateral.

“Attributable Indebtedness” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Authorized Representative” means:

(1)	in the case of any Senior Credit Facility Obligations or the Credit Agreement Secured Parties (as defined in the Security Agreement), the administrative agent under the Senior Credit Facility,

(2)

in the case of the Existing 2026 Notes Obligations, the Existing 2029 Notes Obligations, the Existing 2030 Notes Obligations, the Existing 2032 Notes Obligations and the Existing 2034 Notes Obligations or the holders of the Existing 2026 Notes, the holders of the Existing 2029 Notes, the holders of the Existing 2030 Notes, the holders of the Existing 2032 Notes and the holders of the Existing 2034 Notes, U.S. Bank Trust Company, National Association (as successor to MUFG Union Bank, N.A. in the case of the Existing 2030 Notes), as trustee for the holders of the Existing 2026 Notes, the holders of the Existing 2029 Notes, the holders of the Existing 2030 Notes, the holders of the Existing 2032 Notes and the holders of the Existing 2034 Notes, respectively,

(3)	in the case of the Notes Obligations or the Holders, the Trustee, and

(4)

in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to the Security Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Base Security Agreement” means the Amended and Restated Collateral Agreement, dated as of August 7, 2014, by and among the Issuer, the subsidiary grantors named therein, the First Lien Collateral Agent and the Authorized Representatives, as supplemented by the Additional Authorized Representative Joinders, dated as of June 3, 2016, September 21, 2020 and September 26, 2024, respectively, and as the same may be further amended, restated or modified from time to time.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited);

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits; and

(5)	losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the stated maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)	United States dollars;

(2)

euros or any national currency of any participating member state of the EMU or such local currencies held by the Issuer and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3)

securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

(4)

certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5)	repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7)

marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8)	investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9)

readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10)	Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11)

Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change of Control” means the occurrence of any of the following:

(1)

any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets);

(2)

the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than transactions with a Permitted Holder; or

(3)	the adoption by the stockholders of the Issuer of a plan or proposal for the liquidation or dissolution of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means all property and assets of the Issuer or any Secured Guarantor, whether owned on the Issue Date or thereafter acquired, in which Liens are, from time to time, granted or purported to be granted to secure the Notes and the Guarantees pursuant to the Indenture and the Security Documents.

“Collateral Release Date” has the meaning assigned to such term under “—Release of collateral and guarantees upon investment grade rating event.”

“Collections” means (a) with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and all funds deemed to have been received by the applicable Issuer or the Secured Guarantors or any other Person with respect thereto, and (b) with respect to any Participation Interest, all cash collections and other cash proceeds of the Receivable underlying such Participation Interest, including, without limitation, all cash proceeds of Related Security with respect to such Participation Interest, and all funds deemed to have been received by the Issuer or the Secured Guarantors or any other Person with respect thereto.

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives or the First Lien Collateral Agent on behalf of such Authorized Representative) hold a valid security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid security interest in any Collateral at such time then such Collateral shall constitute Common Collateral for those Series of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid security interest in such Collateral at such time.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)	if the Issuer or any Restricted Subsidiary:

(a)

has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)

has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)

if since the beginning of such period, the Issuer or any Restricted Subsidiary will have disposed of any assets or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes such a transaction:

(a)

the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)

Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)

if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Issuer or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)

if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Issuer or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Issuer (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Issuer, the interest rate shall be calculated by applying such optional rate chosen by the Issuer.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)	increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(a)	Consolidated Interest Expense; plus

(b)	Consolidated Income Taxes; plus

(c)	consolidated depreciation expense; plus

(d)

consolidated amortization expense or impairment charges recorded in connection with the application of Accounting Standards Codification Topic 350, Intangibles—Goodwill and Other, or Topic 360, Property, Plant and Equipment; plus

(e)

other non-cash charges reducing Consolidated Net Income, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment; provided that the Issuer is permitted to add back non-cash charges representing an accrual or reserve relating to any legal, administrative or governmental claim, litigation, investigation or proceedings, even if cash charges may be anticipated in any future period, so long as adding back such non-cash charges is consistent with the Issuer’s past practice in its publicly reported “EBITDA” or “Adjusted EBITDA” included in its annual or quarterly earnings reports) and noncash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees; plus

(f)

any extraordinary, non-recurring or unusual cash expenses or losses, including, without limitation, severance costs, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans, in each case so long as adding back such expenses or losses is consistent with the Issuer’s past practice in its publicly reported “EBITDA” or “Adjusted EBITDA” included in its annual or quarterly earnings reports; plus

(g)	any non-recurring fees, charges or expenses paid in connection with the Transactions within 180 days of the Issue Date that were deducted in computing Consolidated Net Income.

(2)	decreased (without duplication) by the following items to the extent included in calculating such Consolidated Net Income:

(a)

non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period), plus

(b)

any extraordinary, non-recurring or unusual cash gains or income so long as deducting such gains or income is consistent with the Issuer’s past practice in its publicly reported “EBITDA” or “Adjusted EBITDA” included in its annual or quarterly earnings reports, and

(3)	increased or decreased (without duplication) to eliminate the following items reflected in Consolidated Net Income:

(a)	any unrealized net gain or loss resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic 815, Derivatives and Hedging;

(b)	any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness; and

(c)

effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of accounting in relation to any completed acquisition.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Issuer and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1)

interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2)

amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3)

non-cash interest expense, but any non-cash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;

(4)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)

the interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(6)	costs associated with entering into Hedging Obligations (including amortization of fees) related to Indebtedness;

(7)	interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8)

the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries that are not Guarantors payable to a party other than the Issuer or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

(9)	Receivables Fees; and

(10)

the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of the Issuer or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Issuer and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Issuer. Notwithstanding anything to the contrary contained herein, without duplication of clause (9) above, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Issuer or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net income (loss) of the Issuer and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income on an after-tax basis:

(1)	any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that:

(a)

subject to the limitations contained in clauses (3) through (7) below, the Issuer’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)

the Issuer’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Issuer or a Restricted Subsidiary;

(2)

any net income (but not loss) of any Restricted Subsidiary (other than a Subsidiary that is a Guarantor) if such Restricted Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that:

(a)

subject to the limitations contained in clauses (3) through (7) below, the Issuer’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)	the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)

any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Issuer or such Restricted Subsidiary, other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Issuer;

(4)	any income or loss from discontinued operations and any gain or loss on disposal of discontinued operations;

(5)	any income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(6)	any extraordinary gain or loss;

(7)	any net income (loss) included in the consolidated statement of operations as noncontrolling interests due to the application of Accounting Standards Codification Topic 810, Consolidation; and

(8)	the cumulative effect of a change in accounting principles.

“Consolidated Net Tangible Assets” means, with respect to any Person, the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities as disclosed on the consolidated balance sheet of such Person (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and further excluding any deferred income taxes that are included in current liabilities) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Issuer and computed in accordance with generally accepted accounting principles.

“Convertible Notes” means Indebtedness of the Issuer that is optionally convertible into Common Stock of the Issuer (and/or cash based on the value of such Common Stock) and/or Indebtedness of a Subsidiary of the Issuer that is optionally exchangeable for Common Stock of the Issuer (and/or cash based on the value of such Common Stock).

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facility and any Qualified Receivables Transaction, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, receivables financing, letters of credit or other long-term Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders and whether or not the original administrative agent, lenders, trustees or other agents are parties thereto and whether provided under the original Senior Credit Facility, the Existing Receivables Facility or any other credit agreement or indenture.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Discharge of Senior Credit Facility Obligations” means, with respect to any Common Collateral, the date on which the Senior Credit Facility Obligations are no longer secured by such Common Collateral; provided that the Discharge of Senior Credit Facility Obligations shall not be deemed to have occurred in connection with a refinancing of such Senior Credit Facility Obligations with additional First Lien Obligations secured by such Common Collateral under an agreement relating to Additional First Lien Obligations which has been designated in writing by the administrative agent under such refinancing Senior Credit Facility to the First Lien Collateral Agent and each other Authorized Representative as the Senior Credit Facility for purposes of the Security Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means any Subsidiary of the Issuer organized under the laws of the United States, any state, territory or commonwealth thereof or the District of Columbia (other than any such Subsidiary that (i) is treated as a disregarded entity for United States federal income tax purposes and whose regarded owner is a Foreign Subsidiary, (ii) is a CFC or (iii) substantially all of whose assets consist (directly or indirectly through disregarded entities) of the Equity Interests and/or Indebtedness of one or more CFCs).

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing 2026 Notes” means the $700.0 million aggregate principal amount of 1.65% senior secured notes due 2026 issued by the Issuer and outstanding on the Issue Date and any Additional Notes (as defined in the Existing 2026/2032 Notes Indenture) issued with respect to the initial 1.65% senior secured notes due 2026.

“Existing 2026/2032 Notes Indenture” means the indenture, dated as of August 24, 2021, among the Issuer, the guarantors party thereto, U.S. Bank Trust Company, National Association, as trustee, and JPMorgan Chase Bank, N.A. as collateral agent, as amended, supplemented or otherwise modified from time to time, as it relates to the Existing 2026 Notes.

“Existing 2026 Notes Obligations” means Obligations in respect of the Existing 2026 Notes, the Existing 2026/2032 Notes Indenture or the Security Documents as they relate to the Existing 2026 Notes.

“Existing 2026 Notes Secured Parties” means, at any relevant time, the holders of Existing 2026 Notes Obligations at such time, including without limitation U.S. Bank Trust Company, National Association (as successor to MUFG Union Bank, N.A.), as trustee for the holders of the Existing 2026 Notes, the registrar, paying agent and transfer agent, and the holders of Existing 2026 Notes (including the holders of any Additional Notes (as defined in the Existing 2026/2032 Notes Indenture) subsequently issued under and in compliance with the terms of the Existing 2026/2032 Notes Indenture).

“Existing 2029 Notes” means the $500.0 million aggregate principal amount of 4.625% senior secured notes due 2029 issued by the Issuer and outstanding on the Issue Date and any Additional Notes (as defined in the Existing 2029/2034 Notes Indenture) issued with respect to the initial 4.625% senior secured notes due 2029.

“Existing 2029/2034 Notes Indenture” means the indenture, dated as of September 26, 2024, among the Issuer, the guarantors party thereto, U.S. Bank Trust Company, National Association, as trustee, and JPMorgan Chase Bank, N.A. as collateral agent, as amended, supplemented or otherwise modified from time to time, as it relates to the Existing 2029 Notes.

“Existing 2029 Notes Obligations” means Obligations in respect of the Existing 2029 Notes, the Existing 2029/2034 Notes Indenture or the Security Documents as they relate to the Existing 2029 Notes.

“Existing 2029 Notes Secured Parties” means, at any relevant time, the holders of Existing 2029 Notes Obligations at such time, including without limitation U.S. Bank Trust Company, National Association, as trustee for the holders of the Existing 2029 Notes, the registrar, paying agent and transfer agent, and the holders of Existing 2029 Notes (including the holders of any Additional Notes (as defined in the Existing 2029/2034 Notes Indenture) subsequently issued under and in compliance with the terms of the Existing 2029/2034 Notes Indenture).

“Existing 2030 Notes” means the $800.0 million aggregate principal amount of 2.65% senior secured notes due 2030 issued by the Issuer and outstanding on the Issue Date and any Additional Notes (as defined in the Existing 2030 Notes Indenture) issued with respect to the initial 2.65% senior secured notes due 2030.

“Existing 2030 Notes Indenture” means the indenture, dated as of September 21, 2020, among the Issuer, the guarantors party thereto, U.S. Bank Trust Company, National Association (as successor to MUFG Union Bank, N.A.), as trustee, and JPMorgan Chase Bank, N.A. as collateral agent, as amended, supplemented or otherwise modified from time to time, as it relates to the Existing 2030 Notes.

“Existing 2030 Notes Obligations” means Obligations in respect of the Existing 2030 Notes, the Existing 2030 Notes Indenture or the Security Documents as they relate to the Existing 2030 Notes.

“Existing 2030 Notes Secured Parties” means, at any relevant time, the holders of Existing 2030 Notes Obligations at such time, including without limitation U.S. Bank Trust Company, National Association (as successor to MUFG Union Bank, N.A.), as trustee for the holders of the Existing 2030 Notes, the registrar, paying agent and transfer agent, and the holders of Existing 2030 Notes (including the holders of any Additional Notes (as defined in the Existing 2030 Notes Indenture) subsequently issued under and in compliance with the terms of the Existing 2030 Notes Indenture).

“Existing 2032 Notes” means the $500.0 million aggregate principal amount of 2.65% senior secured notes due 2032 issued by the Issuer and outstanding on the Issue Date and any Additional Notes (as defined in the Existing 2032 Notes Indenture) issued with respect to the initial 2.65% senior secured notes due 2032.

“Existing 2032 Notes Obligations” means Obligations in respect of the Existing 2032 Notes, the Existing 2026/2032 Notes Indenture or the Security Documents as they relate to the Existing 2032 Notes.

“Existing 2032 Notes Secured Parties” means, at any relevant time, the holders of Existing 2032 Notes Obligations at such time, including without limitation U.S. Bank Trust Company, National Association, as trustee for the holders of the Existing 2032 Notes, the registrar, paying agent and transfer agent, and the holders of Existing 2032 Notes (including the holders of any Additional Notes (as defined in the Existing 2026/2032 Notes Indenture) subsequently issued under and in compliance with the terms of the Existing 2026/2032 Notes Indenture).

“Existing 2034 Notes” means the $500.0 million aggregate principal amount of 5.050% senior secured notes due 2034 issued by the Issuer and outstanding on the Issue Date and any Additional Notes (as defined in the Existing 2029/2034 Notes Indenture) issued with respect to the initial 5.050% senior secured notes due 2034.

“Existing 2034 Notes Obligations” means Obligations in respect of the Existing 2034 Notes, the Existing 2029/2034 Notes Indenture or the Security Documents as they relate to the Existing 2034 Notes.

“Existing 2034 Notes Secured Parties” means, at any relevant time, the holders of Existing 2034 Notes Obligations at such time, including without limitation U.S. Bank Trust Company, National Association, as trustee for the holders of the Existing 2034 Notes, the registrar, paying agent and transfer agent, and the holders of Existing 2034 Notes (including the holders of any Additional Notes (as defined in the Existing 2029/2034 Notes Indenture) subsequently issued under and in compliance with the terms of the Existing 2029/2034 Notes Indenture).

“Existing Receivables Facility” means the receivables facility governed by (a) the Amended and Restated Credit and Security Agreement, dated as of October 27, 2010 (as amended, amended and restated, modified, renewed or replaced from time to time), among the borrowers identified therein, UHS Receivables Corp., as Collection Agent, UHS of Delaware, Inc., as Servicer, Universal Health Services, Inc., as Performance Guarantor, PNC Bank, National Association, as LC Bank and Administrative Agent, and the certain other parties thereto and (b) each of the Receivables Sale Agreements referred to in such Amended and Restated Credit and Security Agreement, between the respective Grantors and “Buyers” specified therein, in each case, as the same may be amended or otherwise modified from time to time.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Chief Executive Officer and the Chief Financial Officer of the Issuer in good faith; provided that if the fair market value exceeds $50.0 million, such determination shall be made by the Board of Directors of the Issuer or an authorized committee thereof in good faith (including as to the value of all non-cash assets and liabilities).

“First Lien Collateral Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the lenders and other secured parties under the Senior Credit Facility, the Indenture and the other First Lien Documents, together with its successors and permitted assigns exercising substantially the same rights and powers; and, in each case, provided that if such First Lien Collateral Agent is not JPMorgan Chase Bank, N.A., such First Lien Collateral Agent shall have become a party to the Security Agreement, any intercreditor agreement with respect to Junior Lien Obligations and the other applicable First Lien Security Documents.

“First Lien Documents” means the credit, guarantee and security documents governing the First Lien Obligations, including, without limitation, the Indenture and the First Lien Security Documents.

“First Lien Event of Default” means an “Event of Default” under and as defined in the Senior Credit Facility, the Existing 2026/2032 Notes Indenture, the Existing 2030 Notes Indenture, the Existing 2029/2034 Notes Indenture, the Indenture or any other First Lien Documents governing First Lien Obligations.

“First Lien Obligations” means, collectively, (a) all Senior Credit Facility Obligations, (b) the Notes Obligations, (c) the Existing 2026 Notes Obligations, (d) the Existing 2029 Notes Obligations, (e) the Existing 2030 Notes Obligations and (f) the Existing 2032 Notes Obligations, (g) the Existing 2034 Notes Obligations and (h) any Series of Additional First Lien Obligations.

“First Lien Secured Parties” means (a) the Credit Agreement Secured Parties (as defined in the Security Agreement), (b) the Notes Secured Parties, (c) the Existing 2026 Notes Secured Parties, (d) the Existing 2029 Notes Secured Parties, (e) the Existing 2030 Notes Secured Parties, (f) the Existing 2032 Notes Secured Parties, (g) the Existing 2034 Notes Secured Parties and (h) any Additional First Lien Secured Parties.

“First Lien Security Documents” means the Security Documents and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not a Domestic Subsidiary.

“Foreign Subsidiary Voting Stock” means the voting Capital Stock of any Foreign Subsidiary.

“Funded Debt” means any Indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed that would, in accordance with generally accepted accounting principles, be classified as long-term debt, but in any event including all Indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).

“GAAP” means generally accepted accounting principles in the United States as in effect on the Issue Date.

“Gift Shop Assets” means all cash and other amounts paid or owed to the Issuer or any Secured Guarantor for purchases from its gift shops or cafeterias and all goods held for sale in any such gift shop or cafeteria.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)	the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)

the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4)

the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (including earn-out obligations), which purchase price is due after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(5)	Capitalized Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(6)

the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)

the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)	the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(9)

to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time); and

(10)

to the extent not otherwise included in this definition, the amount of Obligations outstanding under the legal documents entered into as part of a Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.

Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness”; provided that such money is held to secure the payment of such interest. In addition, for the avoidance of doubt, obligations of any Person under a Permitted Bond Hedge or a Permitted Warrant shall not be deemed to be “Indebtedness.”

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)	such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)	such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)	there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person;

and then such Indebtedness shall be included in an amount not to exceed:

(a)

the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)

if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Insolvency	or Liquidation Proceeding” means:

(1)

any case commenced by or against the Issuer or any Secured Guarantor under any Bankruptcy Law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any Secured Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Secured Guarantor or any similar case or proceeding relative to the Issuer or any Secured Guarantor or its creditors, as such, in each case whether or not voluntary;

(2)

any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Secured Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)

any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Secured Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“interest”	with respect to the Notes means interest with respect thereto.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Property” means (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Issue Date” means    , 2026.

“Joinder to the Security Agreement” means the Additional Authorized Representative Joinder Agreement, to be dated as of      , 2026, entered into by the Issuer, the subsidiary grantors named therein, the First Lien Collateral Agent, the Authorized Representatives and the Trustee as an Additional Authorized Representative.

“Junior Lien Obligations” means the Obligations with respect to Indebtedness permitted to be incurred under the Indenture which by its terms is or will be secured on a basis junior to the Liens securing the Notes pursuant to an intercreditor agreement; provided such Liens are permitted to be incurred under the Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Major Non-Controlling Authorized Representative” has the meaning set forth under “—Intercreditor provisions in the security agreement.”

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgages” means mortgages, liens, pledges or other encumbrances.

“net income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Common Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Common Collateral.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)

as to which neither the Issuer nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)

no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)

the explicit terms of which provide there is no recourse against any of the assets of the Issuer or its Restricted Subsidiaries, except that Standard Securitization Undertakings shall not be considered recourse.

“Notes Obligations” means Obligations in respect of the Notes, the Indenture or the Security Documents.

“Notes Secured Parties” means, at any relevant time, the holders of Notes Obligations at such time, including without limitation the Trustee, the registrar, paying agent and transfer agent, and the Holders (including the Holders of any Additional Notes subsequently issued under and in compliance with the terms of the Indenture).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties arising under any Indebtedness, whether or not direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or a Guarantor, as applicable.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer or on behalf of a Guarantor by two Officers of such Guarantor, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or Guarantor, as applicable, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Participation Interest” means with respect to any Receivable, a beneficial interest in the Issuer’s or the applicable Secured Guarantor’s right, title and interest, whether now owned or hereafter arising and wherever located, in, to and under (i) such Receivable, (ii) all Related Security and Collections with respect to such Receivable and (iii) all proceeds of such Receivable, Related Security and Collections.

“Permitted Bond Hedge” means any call options or capped call options referencing the Issuer’s Common Stock purchased by the Issuer concurrently with the issuance of Convertible Notes to hedge the Issuer’s or any Subsidiary issuer’s obligations under such Indebtedness.

“Permitted Holders” means Alan B. Miller, Marc D. Miller, A. Miller Family, LLC, MMA Family LLC and any trust or other entity owned by or formed for the benefit of the spouses, children, descendants and other family members of Alan B. Miller and Marc D. Miller. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the Indenture) will thereafter constitute additional Permitted Holders.

“Permitted Liens” means, with respect to any Person:

(1)

Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Issuer or its Subsidiaries, as the case may be, in conformity with GAAP;

(2)

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(3)	pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(4)

deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(5)

easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Issuer or any of its Subsidiaries;

(6)	Liens in existence on the Issue Date (other than Liens described in clauses (7), (8) and (10) of this definition);

(7)

prior to the Collateral Release Date, Liens in existence on the Issue Date securing Indebtedness permitted by the Senior Credit Facility; provided that no such Lien is spread to cover any additional property after the Issue Date and that the amount of Indebtedness secured thereby is not increased;

(8)

prior to the Collateral Release Date, Liens created pursuant to the Security Documents (including, for the avoidance of doubt, Liens securing the Senior Credit Facility, the Notes, the Existing 2026 Notes, the Existing 2029 Notes, the Existing 2030 Notes, the Existing 2032 Notes and the Existing 2034 Notes);

(9)	any interest or title of a lessor under any lease entered into by the Issuer or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(10)

prior to the Collateral Release Date, Liens arising out of the Existing Receivables Facility and any future Qualified Receivables Transaction (including any Receivables Financing); provided that the aggregate outstanding amount of the purchase price or loan from the lenders or investors under the Existing Receivables Facility and all other Qualified Receivables Transactions (including any Receivables Financing) shall not at any time exceed the greater of (i) $600.0 million and (ii) 50% of accounts receivable, net, as shown on the Issuer’s most recent consolidated balance sheet for which internal financial statements for the Issuer are available plus the allowance for doubtful accounts with respect to such accounts receivable, as set forth in the footnotes to such financial statements;

(11)	any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

(12)	any Lien existing on any asset prior to the acquisition thereof by the Issuer or a Subsidiary and not created in contemplation of such acquisition;

(13)

any Lien securing Indebtedness incurred to refinance, replace, renew, refund, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (6), (7), (8), (11), (12) and (13) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder; and

(14)

prior to the Collateral Release Date, Liens not otherwise permitted by this section so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to the Issuer and all Subsidiaries) $350.0 million at any one time.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Warrant” means any call option in respect of the Issuer’s Common Stock sold by the Issuer concurrently with the issuance of Convertible Notes.

“Person” means any individual, corporation, limited liability Issuer, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledged Notes” means all promissory notes listed in the Collateral Agreement, all intercompany notes at any time issued to the Issuer or the Secured Guarantors and all other promissory notes issued to or held by the Issuer or the Secured Guarantors (other than promissory notes issued in connection with extensions of trade credit by the Issuer or the Secured Guarantors in the ordinary course of business).

“Pledged Stock” means the shares of Capital Stock, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any grantor; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged under the Security Agreement.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Principal Property” means any property, plant, equipment or facility of the Issuer or any of its Restricted Subsidiaries, except that any property, plant, equipment or facility of the Issuer or any of its Restricted Subsidiaries which does not equal or exceed 3% of the Issuer’s Consolidated Net Tangible Assets shall not constitute a Principal Property of the Issuer unless its Board of Directors or its management deems it to be material to the Issuer and its Restricted Subsidiaries, taken as a whole. Accounts receivable, inventory and Equity Interests of the Issuer or any of its Restricted Subsidiaries are not “Principal Property”; provided, however, that individual items of property, plant, equipment or individual facilities of the Issuer or any of its Restricted Subsidiaries shall not be combined in determining whether that property, plant, equipment or facility constitutes a Principal Property of the Issuer, whether or not they are the subject of the same transaction or series of transactions.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any of its Restricted Subsidiaries pursuant to which the Issuer or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Issuer or any of its Restricted Subsidiaries, and any assets related thereto, all contracts and all Guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets that are customarily transferred (including, without limitation, assets of the type transferred pursuant to the Existing Receivables Facility) or in respect of which security interests are customarily granted, in connection with asset securitizations involving Receivables.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivable” means all Indebtedness and other obligations owed to the Issuer or a Secured Guarantor (including, without limitation, any Indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of goods or rendering of services by the Issuer or such Secured Guarantor (including any Account (as defined in the New York UCC)) including, without limitation, the obligation to pay any finance charges or similar amounts with respect thereto.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a Qualified Receivables Transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Receivables Financing” means the Existing Receivables Facility and any future financing arrangement among the Issuer, certain Subsidiaries of the Issuer, including Receivables Subsidiaries, and certain other parties pursuant to which Subsidiaries of the Issuer will sell substantially all of their accounts receivable from time to time to Receivables Subsidiaries, which will, in turn, sell or pledge such receivables to certain third-party lenders or investors for a purchase price or loan from such lenders or investors, as applicable.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Qualified Receivables Transactions, and in each case engages only in activities reasonably related or incidental thereto.

“Related Security” means with respect to any Receivable:

(1)

all of the Issuer’s and Secured Guarantor’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by the Issuer and Secured Guarantor gave rise to such Receivable, and all insurance contracts with respect thereto,

(2)

all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to a contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(3)

all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to a contract related to such Receivable or otherwise,

(4)	all service contracts and other contracts and agreements associated with such Receivable,

(5)	all records related to such Receivable,

(6)	all of the Issuer’s and Secured Guarantor’s right, title and interest (if any) in any deposit or other account into which such Receivables are paid or deposited, and

(7)	all proceeds of any of the foregoing.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s Ratings Services and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries for a period of more than three years of any Principal Property, which property is to be sold or transferred by the Issuer or such Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Guarantor” means each Guarantor which has granted a security interest pursuant to the Security Documents to secure such Guarantor’s Guarantee of the Notes and the Notes Obligations.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Joinder to the Security Agreement, together with the Base Security Agreement.

“Security Documents” means, collectively, the Security Agreement, any intercreditor agreement related to the Junior Lien Obligations, other security agreements relating to the Collateral and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each as in effect on the Issue Date (as applicable) and as amended, amended and restated, modified, renewed or replaced from time to time.

“Senior Credit Facility” means the senior credit agreement dated as of November 15, 2010 and as amended on March 15, 2011, September 21, 2012, May 16, 2013, August 7, 2014, June 7, 2016, October 23, 2018, August 24, 2021, June 23, 2022, September 26, 2024, April 22, 2026 and July 20, 2026, among the Issuer, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, replacements (which may occur after the termination of such senior credit agreement), refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace (which replacement may occur after the termination of such senior credit agreement or other facility), refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Senior Credit Facility Obligations” means “Obligations” as defined in the Senior Credit Facility.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the holders of the Existing 2026 Notes, the holders of the Existing 2029 Notes, the holders of the Existing 2030 Notes, the holders of the Existing 2032 Notes, the holders of the Existing

2034 Notes and U.S. Bank Trust Company, National Association (as successor to MUFG Union Bank, N.A. in the case of the Existing 2030 Notes), as trustee for the holders of the Existing 2026 Notes, the Existing 2029 Notes, the Existing 2030 Notes, the Existing 2032 Notes and the Existing 2034 Notes, collectively, (iii) the Holders and the Trustee (in its capacity as such) and (iv) the Additional First Lien Secured Parties that become subject to the Security Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Senior Credit Facility Obligations, (ii) the Existing 2026 Notes Obligations, the Existing 2029 Notes Obligations, the Existing 2030 Notes Obligations, the Existing 2032 Notes Obligations and the Existing 2034 Notes Obligations, (iii) the Notes Obligations with respect to the 20 Notes, (iv) the Notes Obligations with respect to the 20 Notes and (v) Additional First Lien Obligations incurred pursuant to any applicable agreement, which, pursuant to any joinder agreement, are to be represented under the Security Agreement by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary that are reasonably customary in securitization of Qualified Receivables Transaction.

“Subsidiary” means, with respect to any Person:

(1)

any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2)

any partnership, joint venture, limited liability company or similar entity of which more than 50% of the equity ownership, whether in the form of membership, general, special or limited partnership interests or otherwise, is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time.

“total assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated.

“Transactions” means, collectively, (i) the entry into the amended revolving credit facility and the new replacement tranche A term loan facility pursuant to the amendment and restatement of our Senior Credit Facility, (ii) the offering of the Notes and (iii) the use of proceeds from the foregoing.

“Underwriters” means J.P. Morgan Securities LLC, BofA Securities, Inc., Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer which at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or investment therein) to be an Unrestricted Subsidiary only if:

(1)

such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any investment in, or own or hold any Lien on any property of, any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)	all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)

such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Issuer and its Subsidiaries;

(4)	such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)	to subscribe for additional Capital Stock of such Person; or

(b)	to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(5)

on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary with terms substantially less favorable to the Issuer than those that might have been obtained from Persons who are not Affiliates of the Issuer.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer, certified by the Secretary or an Assistant Secretary of the Issuer, giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either:

(1)	the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Consolidated Coverage Ratio of at least 2.00 to 1.00; or

(2)

the Consolidated Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

“Unsecured Guarantors” means each of the Guarantors other than the Secured Guarantors.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Book-entry settlement and clearance

Book-entry, delivery and form

The notes will be represented by one or more permanent global notes in registered form without interest coupons (the “Global Notes”).

The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for certificated notes, and owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated Notes, except in the limited circumstances described below.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Global Notes will be exchangeable for certificated notes registered in the names of holders other than the depositary or its nominee only if:

•	such depositary notifies us that it is unwilling or unable to continue as the depositary for such Global Note or such depositary ceases to be a clearing agency registered under the Exchange Act;

•	we execute and deliver to the trustee an officer’s certificate to the effect that such Global Note will be so exchangeable; or

•	an Event of Default with respect to the notes represented by such Global Note has occurred and is continuing.

Depositary procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We and the underwriters take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

•	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

•

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of certificated notes (except in the limited circumstances described below) and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, we and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes. Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Notes for certificated notes and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of us, the Trustee or any of our or its respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Same-day settlement and payment

We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Material United States federal income tax consequences

The following is a summary of the material United States federal income tax consequences, as of the date of this prospectus supplement, of the purchase, ownership and disposition of the notes. This summary deals only with notes held as capital assets (generally property held for investment) by persons who purchase the notes for cash upon original issuance at their “issue price,” which for each series will be the first price at which a substantial amount of the notes of such series is sold to the investors (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler).

As used herein, a “U.S. holder” means a beneficial owner of the notes that is for United States federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used herein, the term “non-U.S. holder” means a beneficial owner of the notes (other than an entity treated as a partnership for United States federal income tax purposes) that is not a U.S. holder.

If any entity classified as a partnership for United States federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the notes, you should consult your own tax advisors.

This summary is for general information only, and does not purport to discuss all aspects of United States federal income taxation that may be important to a particular holder in light of its investment or tax circumstances, or to represent a detailed description of the United States federal income tax consequences applicable to you if you are a person subject to special tax treatment under the United States federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;

•	a bank or other financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt entity;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for its securities;

•	a person liable for alternative minimum tax;

•	a partnership, S corporation or other pass-through entity for United States federal income tax purposes (or an investor in such an entity);

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a U.S. holder that holds its notes through a non-U.S. broker or other non-U.S. intermediary;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”;

•	a person required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement;

•	a trust or estate;

•	a qualified retirement plan, individual retirement account or other tax deferred account;

•	a government (or instrumentality or agency thereof); or

•	a United States expatriate.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, administrative rulings and official pronouncements of the Internal Revenue Service (“IRS”) and judicial decisions, all as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those summarized below. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take, or that a court would not sustain, positions concerning the United States federal income tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below. This summary is not exhaustive of all possible tax considerations and does not represent a detailed description of United States federal income tax consequences, nor does it address United States federal estate, gift or alternative minimum tax laws, the Medicare tax on certain investment income or the effects of any state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. This summary does not address any tax reporting requirements except as expressly discussed below.

If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of the notes, as well as the consequences to you arising under other United States federal tax laws (including the estate, gift or alternative minimum tax laws and the Medicare tax on certain investment income) and under the laws of any other taxing jurisdiction.

Material United States federal income tax consequences to U.S. holders

The following is a summary of the material United States federal income tax consequences that will apply to you if you are a U.S. holder of the notes.

Stated interest. Stated interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for United States federal income tax purposes.

If the stated principal amount of the notes of a series exceeds their issue price by an amount that is equal to or greater than a statutorily-defined de minimis amount, the notes of such series will be treated as issued with “original issue discount” for United States federal income tax purposes in an amount equal to such excess, and a U.S. holder will be required to include such original issue discount in income (as ordinary income) as it accrues (in accordance with a constant yield method) in advance of the receipt of cash payments attributable to such original issue discount, regardless of the U.S. holder’s regular method of accounting for United States federal income tax purposes. We believe, and this summary assumes, that the notes will not be issued with original issue discount for United States federal income tax purposes.

Sale, exchange, retirement, redemption or other taxable disposition of notes. Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, exchange, retirement, redemption or other taxable disposition (less an amount equal to any accrued and unpaid stated interest, which will be taxable as interest income if not previously included in income as discussed above) and the adjusted tax basis of the note. Your adjusted tax basis in a note will, in general, be your cost for that note. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, retirement, redemption or other taxable disposition the note has been held by you for more than one year. Long-term capital gains of non-corporate U.S. holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

U.S. holders should consult their own tax advisors regarding the effect, if any, of these rules on the purchase, ownership and disposition of the notes in light of their own circumstances.

Material United States federal income tax consequences to non-U.S. holders

The following is a summary of the material United States federal income tax consequences that will apply to you if you are a non-U.S. holder of the notes.

United States federal withholding tax. Subject to the discussion of backup withholding and FATCA below, United States federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest rule,” provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an IRS Form W-8BEN or Form W-8BEN-E, as applicable (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or Form W-8BEN-E, as applicable (or other applicable form), certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the

United States and includible in your gross income (as discussed below under “—United States federal income tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement, redemption or other taxable disposition of a note.

United States federal income tax. If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis in generally the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments. If interest received with respect to the notes is effectively connected income (whether or not a treaty applies), the 30% withholding tax described above will not apply, provided the certification requirements discussed above in “—United States federal withholding tax” are satisfied.

Subject to the discussion of backup withholding and FATCA below, any gain realized on the sale, exchange, retirement, redemption or other taxable disposition of a note generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such gain generally will be subject to United States federal income tax (and possibly branch profits tax) in the same manner as discussed above with respect to effectively connected interest; or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you generally will be subject to a flat 30% United States federal income tax on any gain recognized, which may be offset by certain United States source losses.

To the extent that any amount received on the sale, exchange, retirement, redemption or other taxable disposition of a note is attributable to accrued but unpaid interest on the note, such amount generally will be subject to, or exempt from, tax to the same extent as described above with respect to interest paid on the notes.

Non-U.S. holders should consult their own tax advisors regarding the effect, if any, of these rules on the purchase, ownership and disposition of the notes in light of their own circumstances.

Information reporting and backup withholding

U.S. holders. In general, information reporting requirements will apply to payments of interest on the notes and the proceeds of the sale or other taxable disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient, such as a corporation). Backup withholding (currently at a rate of 24%) may apply to such payments if you fail to provide a taxpayer identification number and a certification that you are not subject to backup withholding or if you are subject to backup withholding because you previously failed to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. holders. Generally, information reporting will apply to the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest on the notes that are made to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under “— Material United States federal income tax consequences to non-U.S. holders—United States federal withholding tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS. You should consult your own tax advisors regarding the application of the information reporting and backup withholding rules to you in light of your own circumstances.

Additional withholding requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest paid on the notes to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non- financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). The foregoing rules generally will apply whether the foreign financial institution or non-financial foreign entity is the beneficial owner of the notes or an intermediary. If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Material United States federal income tax consequences to non-U.S. holders—United States federal withholding tax,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of notes, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the notes.

Certain ERISA considerations

The following is a summary of certain considerations associated with the purchase of the notes, or any interest therein, by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the notes, or any interest therein, with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and such assets and the applicable provisions of ERISA, the Code and any Similar Law relating to the fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Law. The fiduciary of a Plan should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed above under “Risk Factors,” in determining whether an investment in the notes, or any interest therein, satisfies these requirements.

Each Plan should consider the fact that UHS, the guarantors, the underwriters and their respective affiliates (collectively, the “Transaction Parties”) have, or may have, financial interests in the Plan’s purchase and holding of the notes, or any interest therein, which interests may conflict with the interest of the Plan and that none of the Transaction Parties is acting as a fiduciary to any Plan with respect to the decision to purchase or hold the notes, or any interest therein, in connection with the sale and offering of the notes, or any interest therein, in each case, unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited. The Transaction Parties are not undertaking to provide impartial investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to the decision to purchase the notes, or any interest therein, in connection with the initial sale and offering of the notes, or any interest therein. All communications, correspondence and materials from the Transaction Parties with respect to the notes, or any interest therein, are intended to be general in nature and are not directed at any specific purchaser of the notes, or any interest therein, and do not constitute advice regarding the advisability of investment in the notes, or any interest therein, for any specific purchaser. The decision to purchase and hold the notes, or any interest therein, must be made by each prospective Plan purchaser on an arm’s-length basis.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes, or any interest therein, by a Covered Plan with respect to which any of the Transaction Parties is or is considered to be a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes, or any interest therein. These class exemptions include, without limitation, PTCE 84-14 with respect to transactions determined by independent qualified professional asset managers, PTCE 90-1 with respect to insurance company pooled separate accounts, PTCE 91-38 with respect to bank collective investment funds, PTCE 95-60 with respect to insurance company general accounts and PTCE 96-23 with respect to transactions determined by in-house asset managers, each such PTCE as amended. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person that is a party in interest or disqualified person with respect to the Covered Plan solely by reason of providing services to the Covered Plan or a relationship with such a service provider, provided that neither the person transacting with the Covered Plan nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than, and receives no less than, adequate consideration in connection with the transaction. Fiduciaries of Covered Plans considering acquiring and/or holding the notes, or any interest therein, in reliance on these or any other exemption should carefully review the exemption to ensure it is applicable. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to all possible prohibited transactions that may arise in connection with the acquisition and holding of the notes, or any interest therein, or that all of the conditions of any such exemptions will be satisfied.

Plans and entities that are (or whose assets constitute the assets of) governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in section 3(33) of ERISA) that have not made an election under 410(d) of the Code and non-United States plans (as described in Section 4(b)(4) of ERISA), while not subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws that include similar requirements.

Because of the foregoing, the notes, or any interest therein, should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation of any applicable Similar Law.

Representation

Accordingly, by acceptance of a note, or any interest therein, each purchaser and subsequent transferee of a note, or any interest therein, will be deemed to have represented and warranted that (A) either (i) it is not a Plan and no portion of the assets used by such purchaser or transferee to acquire or hold the note, or any interest therein, constitutes the assets of any Plan or (ii) the purchase, holding and disposition of the note, or any interest therein, by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Law, and (B) none of UHS, the guarantors or any of their respective affiliates will at any time be relied upon as purchaser’s or any subsequent transferee’s fiduciary with respect to any decision by the purchaser or subsequent transferee to acquire, hold, dispose of or transfer the note.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes, or any interest therein, on behalf of, or with the assets of, any Plan consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes, or any interest therein.

Underwriting

Under the terms and subject to the conditions contained in the underwriting agreement dated as of the date of this prospectus supplement, the underwriters named below, for whom J.P. Morgan Securities LLC, BofA Securities, Inc., Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives (the “representatives”), have severally agreed to purchase from us, and we have agreed to sell, the aggregate principal amount of the notes of each series listed opposite their names below:

Underwriters	Principal Amount of notes to be Purchased	Principal Amount of notes to be Purchased
J.P. Morgan Securities LLC	$	$
BofA Securities, Inc.
Truist Securities, Inc.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Total	$	$

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the notes from us, are several and not joint. The underwriting agreement provides that the underwriters will purchase all of the notes being sold pursuant to the underwriting agreement if any of them are purchased.

The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

In the underwriting agreement, we have agreed that:

•

We will not offer, sell, contract to sell or otherwise dispose of any of our debt securities with a tenor of more than one year (other than the notes offered hereby) from the date of this prospectus supplement through and including the closing date, without the prior consent of the representatives.

•

We will indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

We have been advised by the representatives that the underwriters propose to offer the notes directly to the public at the applicable public offering prices set forth on the cover page of this prospectus supplement, and the underwriters may sell the notes to certain dealers at the applicable public offering price less a concession not in excess of (i)   of the aggregate principal amount of the 20  notes and (ii)  % of the aggregate principal amount of the 20  notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of (i)  % of the aggregate principal amount of the 20  notes and (ii)  % of the aggregate principal amount of the 20  notes to certain other dealers. After the initial offering of the notes to the public, the underwriters may change the public offering price and concession and other selling terms.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of each series of the notes).

Paid by us
Per 20 note	%
Per 20 note	%

We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $    payable by us.

Each series of the notes is a new issue of securities with no established trading market. We have not applied for and do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

The underwriters have advised us that they intend to make a market in each series of the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes of any series, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may have the effect of preventing or retarding a decline in the market price of the notes or cause the prices of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Settlement cycle

It is expected that delivery of the notes will be made against payment therefor on or about  , 2026, which is the seventh business day following the date hereof (such settlement cycle being referred to as “T + ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to one business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+  , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes prior to one business day before the delivery of the notes hereunder should consult their own advisors.

Certain relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they have received or will receive customary fees and expenses. In particular, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, acts as a joint lead arranger and acts as administrative agent under our senior secured credit facility, and affiliates of certain of the other underwriters, including J.P. Morgan Securities LLC, BofA Securities, Inc., Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, act as lenders and, in some cases, as joint lead arrangers and agents, under our revolving credit facility and our tranche A term loan facility. In addition, J.P. Morgan Securities LLC is acting as our financial advisor in connection with our proposed acquisition of Talkspace. The affiliates of certain underwriters will receive a portion of the proceeds of the Transactions as a result of the repayment of the outstanding borrowings under our revolving credit facility. Additionally, certain of the underwriters and/or their respective affiliates may hold some of the Existing 2026 Notes and may receive a portion of the proceeds from Transactions as a result.

See “Underwriting”. An affiliate of U.S. Bancorp Investments, Inc. acts as trustee and JPMorgan Chase Bank, N.A. acts as collateral agent under the indentures governing our existing senior secured notes and will act as trustee and collateral agent, respectively, under the indenture that will govern the notes. In addition, affiliates of certain underwriters are counterparties to our interest rate swap agreements.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain other of those underwriters or their affiliates are likely to hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of our company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Offering restrictions

Notice to prospective investors in the European Economic Area (EEA)

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one or more of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to prospective investors in the United Kingdom

The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers of notes to the public under the POATRs.

The communication of this prospectus supplement and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement and the accompanying prospectus are only being distributed to, and are directed only at, and any offer subsequently made may only be directed at, (A) persons outside the UK, or (B) persons in the UK (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”) or (ii) who are high net worth companies (or persons to whom they may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK, by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in only with, relevant persons.

Notice to prospective investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to prospective investors in Singapore

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering may be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (c) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) or Section 276(4)(i)(B), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law, (4) as specified in Section 276(7) of the SFA or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell the notes, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) or the accompanying prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Legal matters

The validity of the notes and certain legal matters will be passed upon for us by Norton Rose Fulbright US LLP, New York, New York and Matthew D. Klein, Senior Vice President and General Counsel of UHS. Warren J. Nimetz, a director of ours who owns less than 1% of our outstanding capital stock, is an of counsel of Norton Rose Fulbright US LLP. Mr. Nimetz also serves as trustee of certain trusts for the benefit of our Chief Executive Officer and his family. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Available information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “For Investors.” However, we are not incorporating these documents into this prospectus supplement, except to the extent set forth below under “Incorporation of certain documents by reference.” You should rely only on the information contained in this prospectus supplement or specifically incorporated herein in making a decision to purchase the notes.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus filed by us with the SEC. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the respective dates thereof.

This prospectus supplement contains summaries of certain agreements, including the indentures governing each series of notes offered hereby, our senior secured credit facilities and certain other agreements. The descriptions of these agreements contained in this prospectus supplement do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by writing or telephoning our secretary at the address and telephone number below.

Incorporation of certain documents by reference

This prospectus supplement incorporates by reference specified information contained in documents that we have filed with the SEC, which means that we are disclosing important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement. The information incorporated by reference from a specified report is as of the date of such report, or the date specified in such report, and such information may have changed subsequent to such date. Information in this prospectus supplement automatically updates and supersedes information in documents that are incorporated by reference in this prospectus supplement. Information in a document incorporated by reference in this prospectus supplement automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus supplement. Any statement contained in the filings (or portions of filings) incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any filing by us with the SEC prior to the completion of this offering modifies, conflicts with or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC or any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or exhibits related thereto furnished pursuant to Item 9.01 of Form 8-K. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 25, 2026 (SEC File No. 001-10765);

•

information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2026 (SEC File No. 001-10765);

•

our Quarterly Reports on Form 10-Q for the period ended March 31, 2026, filed with the SEC on May 7, 2026 and for the period ended June  30, 2026 filed with the SEC on August 7, 2026 (SEC File No. 001-10765);

•

our Current Reports on Form 8-K filed with the SEC on February  26, 2026 (Item 8.01 only), March  9, 2026, March 30, 2026, April  24, 2026, May 21, 2026, May  22, 2026 and July 21, 2026 (SEC File No. 001-10765); and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of any offering to which this prospectus supplement relates (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about Universal Health Services, Inc. The agreements may contain representations and warranties by Universal Health Services, Inc., which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

We will provide without charge to each person, including a beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings at no cost, by writing or telephoning our secretary at the following address and telephone number:

Universal Health Services, Inc.

Universal Corporate Center 367

South Gulph Road

P.O. Box 61558

King of Prussia, Pennsylvania

19406-0958 Attention: Secretary

(610) 786-3300

Prospectus

Universal Health Services, Inc.

Common Stock

Debt Securities

Universal Health Services, Inc. may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

Universal Health Services, Inc. may, from time to time, offer to sell debt securities (together with our common stock described in this prospectus, the “securities”), including debt securities guaranteed by certain of our direct and indirect subsidiaries and which may be secured by certain of our assets and assets of our subsidiaries and senior, pari passu or subordinate to our other outstanding debt.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities, including their offering prices, in supplements to this prospectus. Each prospectus supplement will also describe the specific manner in which we will offer the applicable securities. Each prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement before you invest. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Universal Health Services, Inc.’s Class B common stock is listed on the New York Stock Exchange under the symbol “UHS.” On September 13, 2024, the reported last sale price on the New York Stock Exchange for our Class B common stock was $232.56 per share. We will provide information in any applicable prospectus supplement regarding the trading market, if any, for any debt securities we may offer.

These securities may be offered and sold to or through one or more underwriters, dealers and agents or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 25 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference herein or therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated September 16, 2024

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any related free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information, or to make any representations other than those contained in, or incorporated by reference into, this prospectus, any applicable prospectus supplement or any related free writing prospectuses. If anyone provides you with different, inconsistent or additional information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is an unlawful to make such offer or solicitation.

-i-

ABOUT THIS PROSPECTUS

This prospectus, including any information incorporated by reference herein, is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), utilizing an automatic “shelf” registration process. Under this shelf registration process, we may, from time to time, sell in one or more offerings any of our securities described in this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully the section entitled “Forward-Looking and Cautionary Statements” beginning on page 4. If any information in this prospectus is inconsistent with the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

As used herein, unless otherwise stated or indicated by context, references to “Universal Health Services, Inc.,” the “Company,” “UHS,” “we,” “our” or “us” refer to Universal Health Services, Inc. and its affiliates. The term “affiliates” means direct and indirect subsidiaries and certain partnerships and joint ventures in which such subsidiaries are partners. The terms “facilities” or “hospitals” refer to entities owned and operated by affiliates of UHS and the term “employees” refers to employees of affiliates of UHS. With respect to debt securities, the term “issuer” means Universal Health Services, Inc.

WHERE YOU CAN FIND MORE INFORMATION

Universal Health Services, Inc. files certain reports with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Universal Health Services, Inc. is an electronic filer, and the SEC maintains an Internet website at http://www.sec.gov that contains the reports and other information filed electronically. Our website address is www.uhs.com. Please note that the SEC’s and our website addresses are provided as inactive textual references only. We make available free of charge, through our website, Universal Health Services, Inc.’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, together with all other materials Universal Health Services, Inc. files with or furnishes to the SEC, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through the SEC’s and our website is not part of this prospectus, and is therefore not incorporated by reference unless such information is specifically referenced elsewhere in this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s Internet web site referenced above. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents listed below that Universal Health Services, Inc. has previously filed with the SEC. These documents contain important information about us. Any information referred to in this way is considered part of this prospectus from the date Universal Health Services, Inc. filed that document.

We incorporate by reference the documents listed below:

•	Universal Health Services, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 27, 2024 (SEC File No. 001-10765);

•

information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2024 (SEC File No. 001-10765);

•

Universal Health Services, Inc.’s Quarterly Reports on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 8, 2024, and for the period ended June  30, 2024 filed with the SEC on August 8, 2024 (SEC File No. 001-10765);

•	Universal Health Services, Inc.’s Current Reports on Form 8-K filed with the SEC on January 2, 2024, March 25, 2024, April 1, 2024 and May 16, 2024 (SEC File No. 001-10765);

•

The description of Universal Health Services, Inc.’s Class B common stock, par value $0.01 per share, contained in and previously filed as Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 26, 2020 (SEC File No. 001-10765); and

•

All documents filed by Universal Health Services, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and before the termination of any offering to which this prospectus relates (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about Universal Health Services, Inc. The agreements may contain representations and warranties by Universal Health Services, Inc. which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents, at no cost, by writing or calling us at the following address or telephone number:

UNIVERSAL HEALTH SERVICES, INC.

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

(610) 768-3300

Attn.: Investor Relations

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and our other public statements contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current estimates, expectations and projections about our future results, performance, prospects and opportunities. Forward-looking statements include, among other things, the information concerning our possible future results of operations, business and growth strategies, financing plans, expectations that regulatory developments or other matters will not have a material adverse effect on our business or financial condition, our competitive position and the effects of competition, the projected growth of the industry in which we operate, and the benefits and synergies to be obtained from our completed and any future acquisitions, and statements of our goals and objectives, and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “appears,” “projects” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or our good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. In evaluating those statements, you should specifically consider the following important factors, along with the risk factors identified under “Risk Factors” and the risk factors incorporated by reference herein, which could affect future results and cause those results to differ materially from those expressed in the forward-looking statements:

•

the healthcare industry is labor intensive and salaries, wages and benefits are subject to inflationary pressures, as are supplies expense and other operating expenses. In the past, staffing shortages have, at times, required us to hire expensive temporary personnel and/or enhance wages and benefits to recruit and retain nurses and other clinical staff and support personnel. At certain facilities, particularly within our behavioral health care segment, there have been occasions when we were unable to fill all vacant positions and, consequently, we were required to limit patient volumes. We have also experienced general inflationary cost increases related to certain of our other operating expenses. Many of these factors, which had a material unfavorable impact on our results of operations in prior years, have moderated more recently. However, we cannot predict future inflationary increases, which if significant, could have a material unfavorable impact on our future results of operations. We have experienced inflationary pressures, primarily in personnel costs, although those pressures have moderated more recently. The extent of any future impacts from inflation on our business and our results of operations will be dependent upon how long the elevated inflation levels persist and the extent to which the rate of inflation further increases, if at all, neither of which we are able to predict. If elevated levels of inflation were to persist or if the rate of inflation were to accelerate, our expenses could increase faster than anticipated and we may utilize our capital resources sooner than expected. Further, given the complexities of the reimbursement landscape in which we operate, our ability to pass on increased costs associated with providing healthcare to Medicare and Medicaid patients is limited due to various federal, state and local laws, which in certain circumstances, limit our ability to increase prices;

•

in our acute care segment, we have experienced a significant increase in hospital based physician related expenses, especially in the areas of emergency room care and anesthesiology. We have implemented various initiatives to mitigate the increased expense, to the degree possible, which has moderated the rate of increase. However, significant increases in these physician related expenses could have a material unfavorable impact on our future results of operations;

•

the increase in interest rates during the past few years has increased our interest expense significantly increasing our expenses and reducing our free cash flow and our ability to access the capital markets on favorable terms. As such, the effects of increased borrowing rates have adversely impacted our results of operations, financial condition and cash flows. We cannot predict future changes to interest rates, however, significant increases in our borrowing rates could have a material unfavorable impact on our future results of operations;

•

President Biden signed into law fiscal year 2024 appropriations to federal agencies for continuing projects and activities through September 30, 2024. We cannot predict whether or not there will be future legislation averting a federal government shutdown, however, our operating cash flows and results of operations could be materially unfavorably impacted by a federal government shutdown;

•

on December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law phasing out the enhanced federal medical assistance percentage rate that states received during the COVID-19 public health emergency and fully eliminated the increase on December 31, 2023. States were also permitted to begin Medicaid eligibility redeterminations on March 31, 2023, which has resulted in a decrease in Medicaid enrollment;

•	our ability to comply with the existing laws and government regulations, and/or changes in laws and government regulations;

•

an increasing number of legislative initiatives have been passed into law that may result in major changes in the health care delivery system on a national or state level. For example, Congress has reduced to $0 the penalty for failing to maintain health coverage that was part of the original Patient Protection and Affordable Care Act, as amended by the Health and Education Reconciliation Act (collectively, the “Legislation”) as part of the Tax Cuts and Jobs Act. To date, the Biden administration has issued executive orders implementing a special enrollment period permitting individuals to enroll in health plans outside of the annual open enrollment period and reexamining policies that may undermine the Legislation or the Medicaid program. The Inflation Reduction Act of 2022 (“IRA”) was passed on August 16, 2022, which among other things, allows for the Centers for Medicare and Medicaid Services (“CMS”) to negotiate prices for certain single-source drugs reimbursed under Medicare Part B and Part D. The American Rescue Plan Act’s expansion of subsidies to purchase coverage through a Legislation exchange, which the IRA continued through 2025, is anticipated to increase exchange enrollment. However, if the subsidies are not extended beyond 2025, exchange enrollment may be adversely impacted;

•

there have been numerous political and legal efforts to expand, repeal, replace or modify the Legislation, since its enactment, some of which have been successful, in part, in modifying the Legislation, as well as court challenges to the constitutionality of the Legislation. The U.S. Supreme Court held in California v. Texas that the plaintiffs lacked standing to challenge the Legislation’s requirement to obtain minimum essential health insurance coverage, or the individual mandate. The Court dismissed the case without specifically ruling on the constitutionality of the Legislation. As a result, the Legislation will continue to remain law, in its entirety, likely for the foreseeable future. On September 7, 2022, the Legislation faced its most recent challenge when a Texas Federal District Court judge, in the case of Braidwood Management v. Becerra, ruled that a requirement that certain health plans cover services without cost sharing violates the Appointments Clause of the U.S. Constitution and that the coverage of certain HIV prevention medication violates the Religious Freedom Restoration Act. The decision was appealed to the U.S. Court of Appeals for the Fifth Circuit, which on June 21, 2024, affirmed the District Court’s ruling regarding preventive services recommended by United States Preventive Services Task Force being unconstitutional. However, the Fifth Circuit overturned the nationwide injunction imposed by the District Court, preserving access to the majority of preventive services in dispute for now. The matter is expected to be the subject of additional litigation, having been remanded in part to the District Court. The outcome and impacts of this litigation cannot be predicted. Any future efforts to challenge, replace or replace the Legislation or expand or substantially amend its provision is unknown;

•	as part of the Consolidated Appropriations Act of 2021 (the “CAA”), Congress passed legislation aimed at preventing or limiting patient balance billing in certain circumstances. The CAA addresses surprise medical bills stemming from emergency services, out-of-network ancillary providers at in-network facilities, and air ambulance carriers. The CAA prohibits surprise billing when out-of-network emergency services or out-of-network services at an in-network facility are provided, unless informed consent is received. In these circumstances providers are prohibited from billing the patient for any amounts that exceed in-network cost-sharing requirements. HHS, the Department of Labor and the Department of the Treasury have issued rules to implement the legislation. The rules have limited the ability of our hospital-based physicians to receive payments for services at usually higher out-of-network rates in certain circumstances, and, as a result, have caused us to increase subsidies to these physicians or to replace their services at a higher cost level;

•

in June 2024, the U.S. Supreme Court issued its decision in Loper Bright Enters. v. Raimondo and Relentless, Inc. v. Department of Commerce, which modified the regulatory interpretation standard established 40 years ago by Chevron v. National Resources Defense Council. Chevron doctrine generally required courts to defer to federal agencies in their interpretation of federal statutes when a statute was silent or ambiguous with respect to a specific issue. In Loper Bright, the Supreme Court held that courts are no longer required to grant such deference, though they may consider an agency’s statutory interpretation. As it is highly regulated, the health care industry could be significantly impacted by the Loper Bright decision, particularly in the areas of Medicare reimbursement, decision making by the Food & Drug Administration and health care fraud and abuse compliance, where parties may no longer be able to rely on federal agencies’ policies, rules and guidance;

•

possible unfavorable changes in the levels and terms of reimbursement for our charges by third party payers or government based payers, including Medicare or Medicaid in the United States, and government based payers in the United Kingdom;

•	our ability to enter into managed care provider agreements on acceptable terms and the ability of our competitors to do the same;

•

the outcome of known and unknown litigation, government investigations, inquiries, false claims act allegations, and liabilities and other claims asserted against us and other matters, and the effects of adverse publicity relating to such matters, including, but not limited to, the March 28, 2024, jury verdict (of compensatory damages of $60 million and punitive damages of $475 million) returned against The Pavilion Behavioral Health System (the “Pavilion”), one of our indirect subsidiaries, as disclosed in Note 6 to the Condensed Consolidated Financial Statements—Commitments and Contingencies—Legal Proceedings in our Quarterly Report on Form 10-Q for the period ended June 30, 2024. The Pavilion has filed post-trial motions, which were heard on August 1, 2024 and August 23, 2024. The Pavilion will pursue an appeal as appropriate depending on the court’s resolution of post-trial motions. We are uncertain as to the ultimate financial exposure related to the Pavilion matter (which relates to an occurrence in 2020) and we can make no assurances regarding timing or substance of its outcome, or the amount of damages that may be ultimately held recoverable after post-judgment proceedings and appeal. While the Pavilion has professional liability insurance to cover a portion of these amounts, the resolution of this matter may have a material adverse effect on the Company. As of June 30, 2024, without reduction for any potential amounts related to the above-mentioned Pavilion matter, the Company and its subsidiaries have aggregate insurance coverage of approximately $221 million remaining under commercial policies for matters applicable to the 2020 policy year (in excess of the applicable self-insured retention amounts of $10 million per occurrence for professional liability claims and $3 million per occurrence for general liability claims). In the event the resolution of the Pavilion matter exhausts all or a significant portion of the remaining commercial insurance coverage available to the Company and its subsidiaries related to other matters that occurred in 2020, or the Pavilion matter causes the posting of a large bond or other collateral during an appeal process, our future results of operations and capital resources could be materially adversely impacted;

•	competition from other healthcare providers (including physician owned facilities) in certain markets;

•	technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for healthcare;

•

our ability to attract and retain qualified personnel, nurses, physicians and other healthcare professionals and the impact on our labor and related expenses resulting from a shortage of nurses, physicians and other healthcare professionals;

•	demographic changes;

•

there is a heightened risk of future cybersecurity threats, including ransomware attacks targeting healthcare providers. If successful, future cyberattacks could have a material adverse effect on our business. Any costs that we incur as a result of a data security incident or breach, including costs to update our security protocols to mitigate such an incident or breach could be significant. Any breach or failure in our operational security systems, or any third-party security systems that we rely on, can result in loss of data or an unauthorized disclosure of or access to sensitive or confidential member or protected personal or health information and could result in violations of applicable privacy and other laws, significant penalties or fines, litigation, loss of customers, significant damage to our reputation and business, and other liability or losses. We may also incur additional costs related to cybersecurity risk management and remediation. There can be no assurance that we or our service providers, if applicable, will not suffer losses relating to cyber-attacks or other information security breaches in the future or that our insurance coverage will be adequate to cover all the costs resulting from such events;

•

the availability of suitable acquisition and divestiture opportunities and our ability to successfully integrate and improve our acquisitions since failure to achieve expected acquisition benefits from certain of our prior or future acquisitions could result in impairment charges for goodwill and purchased intangibles;

•	the impact of severe weather conditions, including the effects of hurricanes and climate change;

•

our business, results of operations, financial condition, or stock price may be adversely affected if we are not able to achieve our environmental, social and governance (“ESG”) goals or comply with emerging ESG regulations, or otherwise meet the expectations of our stakeholders with respect to ESG matters;

•

we receive revenues from various state and county-based programs, including Medicaid in all the states in which we operate. We receive annual Medicaid revenues of approximately $100 million, or greater, from each of Texas, Nevada, California, Illinois, Pennsylvania, Washington, D.C., Kentucky, Massachusetts, Mississippi, Virginia and Florida. We also receive Medicaid disproportionate share hospital (DSH) payments in certain states including, most significantly, Texas. We are therefore particularly sensitive to potential reductions in Medicaid and other state-based revenue programs as well as regulatory, economic, environmental and competitive changes in those states;

•	our ability to continue to obtain capital on acceptable terms, including borrowed funds, to fund the future growth of our business;

•	our inpatient acute care and behavioral health care facilities may experience decreasing admission and length of stay trends;

•

our financial statements reflect large amounts due from various commercial and private payers and there can be no assurance that failure of the payers to remit amounts due to us will not have a material adverse effect on our future results of operations;

•

the Budget Control Act of 2011 (the “2011 Act”) imposed annual spending limits for most federal agencies and programs aimed at reducing budget deficits by $917 billion between 2012 and 2021, according to a report released by the Congressional Budget Office. Among its other provisions, the law established a bipartisan Congressional committee, known as the Joint Select Committee on Deficit Reduction (the “Joint Committee”), which was tasked with making recommendations aimed at reducing future federal budget deficits by an additional $1.5 trillion over 10 years. The Joint Committee was unable to reach an agreement by the November 23, 2011 deadline and, as a result, across-the-board cuts to discretionary, national defense and Medicare spending were implemented on March 1, 2013 resulting in Medicare payment reductions of up to 2% per fiscal year with a uniform percentage reduction across all Medicare programs. Current legislation has extended these reductions through 2032. We cannot predict whether Congress will restructure the implemented Medicare payment reductions or what other federal budget deficit reduction initiatives may be proposed by Congress going forward;

•	uninsured and self-pay patients treated at our acute care facilities unfavorably impact our ability to satisfactorily and timely collect our self-pay patient accounts;

•	changes in our business strategies or development plans;

•

we have exposure to fluctuations in foreign currency exchange rates, primarily the pound sterling. We have international subsidiaries that operate in the United Kingdom. We routinely hedge our exposures to foreign currencies with certain financial institutions in an effort to minimize the impact of certain currency exchange rate fluctuations, but these hedges may be inadequate to protect us from currency exchange rate fluctuations. To the extent that these hedges are inadequate, our reported financial results or the way we conduct our business could be adversely affected. Furthermore, if a financial counterparty to our hedges experiences financial difficulties or is otherwise unable to honor the terms of the foreign currency hedge, we may experience material financial losses;

•	the impact of a shift of care from inpatient to lower cost outpatient settings and controls designed to reduce inpatient services on our revenue, and;

•	other factors referenced herein or in our other filings with the Securities and Exchange Commission.

Given these uncertainties, risks and assumptions, as outlined above, you are cautioned not to place undue reliance on such forward-looking statements. Our actual results and financial condition could differ materially from those expressed in, or implied by, the forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We assume no obligation to publicly update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except as may be required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

OUR COMPANY

Our principal business is owning and operating, through our subsidiaries, acute care hospitals and outpatient facilities and behavioral health care facilities. As of June 30, 2024, we owned and/or operated 359 inpatient facilities and 48 outpatient and other facilities located in 39 states, Washington, D.C., the United Kingdom and Puerto Rico.

Services provided by our hospitals include general and specialty surgery, internal medicine, obstetrics, emergency room care, radiology, oncology, diagnostic care, coronary care, pediatric services, pharmacy services and/or and behavioral health services. We provide capital resources as well as a variety of management services to our facilities, including central purchasing, information services, finance and control systems, facilities planning, physician recruitment services, administrative personnel management, marketing and public relations.

We are a Delaware corporation that was organized in 1979. Our principal executive offices are located at Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406. Our telephone number is (610) 768-3300.

RISK FACTORS

Our business is subject to numerous risks, including those that are generally associated with operating in the health care industry. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2023 and each subsequently filed Quarterly Report, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. In addition, when we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in such prospectus supplement. This prospectus also contains forward-looking statements that involve risks and uncertainties. If any of these risks occur, our business, financial condition or results of operation could be adversely affected. Please read “Forward-Looking and Cautionary Statements.” It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from sales of the securities for general corporate purposes, which may include the following: refunding, repurchasing, retiring upon maturity or redeeming existing debt; funding for working capital; capital expenditures; repurchases of our capital stock; strategic investments and acquisitions; and for other general corporate purposes. The exact amounts to be used and when the net proceeds will be applied will depend on a number of factors, including our funding requirements and the availability of alternative funding sources.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our Restated Certificate of Incorporation and amendments thereto and Amended and Restated Bylaws as currently in effect.

Authorized Capital

Our authorized capital stock consists of 12,000,000 shares of Class A common stock, $0.01 par value per share, 150,000,000 shares of Class B common stock, $0.01 par value per share, 1,200,000 shares of Class C common stock, $0.01 par value per share, and 5,000,000 shares of Class D common stock, $0.01 par value per share. Shares of Class A, C and D common stock may be converted into Class B common stock on a share-for-share basis.

Voting Rights

Class A common stock, Class B common stock, Class C common stock and Class D common stock are substantially similar except that each Class has different voting rights. Each share of Class A common stock has one vote per share; each share of Class B common stock has one-tenth vote per share; each share of Class C common stock has one hundred votes per share; and each share of Class D common stock has ten votes per share. Notwithstanding the foregoing, if a holder of Class C or Class D common stock holds a number of shares of Class A or Class B common stock, respectively, which is less than ten times the number of shares of Class C or Class D common stock, respectively, that such holder holds, then such holder will only be entitled to one vote per share of Class C common stock and one-tenth vote per share of Class D common stock.

Board of Directors

The holders of Class B and Class D common stock, voting together as a separate class, with each share of Class B and Class D common stock having one vote per share, are entitled to elect the greater of 20% of our Board of Directors or one director. The holders of Class B and Class D common stock are also permitted to vote together as a separate Class with respect to certain other matters or as required by applicable law. Holders of Class A and Class C common stock, voting together as a separate class, with each share of Class A and Class C common stock having one vote per share, are entitled to elect the remaining directors and vote together with the holders of Class B and Class D common stock on all other matters.

Our Restated Certificate of Incorporation provides for a Board of Directors of not fewer than three members nor more than nine members, the exact number to be determined by the Board of Directors. The Board of Directors is currently comprised of seven members, and is divided into three classes, with members of each class serving for a three-year term. At each annual meeting of stockholders, directors are chosen to succeed those in the class the term of which expires at such annual meeting. Holders of shares of our outstanding Class B and Class D Common Stock (voting together as a single class) are entitled to elect two directors, currently one in Class II and one in Class III, and the holders of Class A and Class C Common Stock (voting together as a single class) are entitled to elect the remaining directors, currently three in Class I, one in Class II, and one in Class III.

Dividends

All common shares participate equally in distributions payable to shareholders when and as declared by our Board of Directors. We have a history of paying quarterly cash dividends to our stockholders and it is our current intention to pay comparable dividends in the future.

Limitation on Directors’ Liability and Indemnification

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that were actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made pursuant to Section 145(b) of the DGCL in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b) of the DGCL, as described in the preceding paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL. We maintain a directors’ and officers’ insurance policy that insures our directors and officers against liabilities incurred in their capacity as such for which they are not otherwise indemnified, subject to certain exclusions.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation, or an amendment thereto, to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders of monetary damages for violations of the directors’ or officers’ fiduciary duty of care as a director or officer, except (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for director liability in the event of unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director or officer derived an improper personal benefit or (v) any action against an officer by or in the right of the corporation. Our Restated Certificate of Incorporation limits director liability for monetary damages arising from a breach of fiduciary duty to the fullest extent permitted by the DGCL.

Our Restated Certificate of Incorporation indemnifies the directors and officers to the full extent of the DGCL and also allows the Board of Directors to indemnify all other employees. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the heirs, executors and administrators of such persons.

We maintain a directors’ and officers’ insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions that are normal and customary for policies of this type.

The foregoing summaries are subject to the complete text of our Restated Certificate of Incorporation and Amended and Restated Bylaws and the DGCL and are qualified in their entirety by reference thereto.

We believe that our Restated Certificate of Incorporation, Amended and Restated Bylaws and insurance policies are necessary to attract and retain qualified persons to serve as directors and officers of the Company.

The limitation of liability and indemnification provisions in our Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required or allowed by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions or any other provisions described in this prospectus, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Anti-Takeover Statutes

Certain Delaware law provisions may make it more difficult for someone to acquire us through a tender offer, proxy contest or otherwise.

Section 203 of the DGCL provides that, subject to certain stated exceptions, an “interested stockholder” is any person (other than the corporation and any direct or indirect majority-owned subsidiary) who owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination, and the affiliates and associates of such person. A corporation may not engage in a business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless:

•	prior to such time the board of directors of the corporation approved either the business combination or transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

The effect of these provisions may make a change in control of our business more difficult by delaying, deferring or preventing a tender offer or other takeover attempt that a stockholder might consider in its best interest. This includes attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of the board of directors.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our Class B common stock.

Listing

Our Class B common stock currently trades on the New York Stock Exchange under the symbol “UHS.”

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The debt securities will be issued under an indenture among us and U.S. Bank Trust Company, National Association, as trustee, or another trustee chosen by us, qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and appointed in a supplemental indenture with respect to a particular series, and JPMorgan Chase Bank, N.A., as collateral agent. The indenture is governed by the Trust Indenture Act. We have summarized select portions of the indenture below. This summary is not complete. The indenture has been filed as an exhibit to the registration statement and we urge you to read the indenture. Capitalized terms used in the summary have the meaning specified in the indenture.

When we refer to “we,” “our,” “us,” the “Company” and “UHS” in this section, we mean Universal Health Services, Inc. unless the context otherwise requires or as otherwise expressly stated.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to that series.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be the direct, unsecured obligations of UHS and will rank equally with all of its other unsecured and unsubordinated indebtedness. UHS’ payment obligations under any series of debt securities may be guaranteed by one or more co-registrants.

We may issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement relating to any series of debt securities being offered the aggregate principal amount and the following terms of such series of debt securities:

•	the title of the debt securities, whether the debt securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities, or any combination thereof;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal on the debt securities will be payable and the amount of principal that will be payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	the form and terms of any guarantee, including the terms of subordination, if any, of the debt securities;

•	any depositories, interest rate calculation agents or other agents with respect to the debt securities;

•	the right, if any, of holders of the debt securities to convert them into our common stock or other securities, including any provisions intended to prevent dilution of such conversion rights;

•

the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange and the identification of any depositary or depositaries for any global debt securities;

•	any provisions regarding our right to redeem, repay or purchase the debt securities or the right of holders to require us to redeem, repay or purchase the debt securities, in whole or in part;

•	any provision requiring or permitting us to make payments to a sinking fund to be used to redeem the debt securities or a purchase fund to be used to purchase the debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of an event of default;

•	the currency or currencies in which principal, premium, if any, and interest, if any, will be payable;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, or premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable;

•	any provisions relating to any collateral provided to secure the debt securities;

•

any addition to or change in the events of default with respect to the debt securities and any change in the right of the trustee or the requisite holders of the debt securities to declare the principal amount thereof due and payable upon the occurrence of an event of default;

•	any addition to, change in or deletion from, the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	the trustee, registrar or paying agent for the debt securities, if different than U.S. Bank Trust Company, National Association;

•	the collateral agent, if any, for the debt securities, if different than JPMorgan Chase Bank, N.A.;

•

if applicable, that the debt securities, in whole or in specific part, shall be defeasible and, if other than by a board resolution, the manner in which any election by the Company to defease such debt securities shall be evidenced; and

•

any other material terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series; provided, however, that no such term may modify or delete any provision thereof if imposed by the Trust Indenture Act; and provided, further, that any modification or deletion of the rights, duties and immunities of the trustee under the indenture shall have been consented to in writing by the trustee.

In addition, the indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the officers’ certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.

We will provide you with information on the material United States federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay taxes and fees required by law or permitted by the indenture.

Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we undergo a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

The indenture will contain certain covenants that require us and our subsidiaries to, among other things:

•	pay or cause to be paid the principal, premium, if any, and interest on the debt securities on the dates and in the manner provided in the debt securities;

•

maintain an office or agency where the debt securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the us and, any guarantors may be served;

•

deliver to the trustee copies of the annual reports, information, documents, and other reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and comply with the other provisions Section 314(a) of the Trust Indenture Act;

•

pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to affect such payment is not adverse in any material respect to the holders; and

•	maintain corporate existence.

In addition, unless provided otherwise in the applicable prospectus supplement, the indenture will contain certain covenants that limit:

•

our and our subsidiaries’ ability to issue, assume or guarantee indebtedness or obligations secured by mortgages (other than permitted liens) on, or enter into sale and lease-back transactions with respect to, our principal properties; and

•	as described in “—Consolidation, Merger and Sale of Assets” below, our ability to consolidate with or merge into, or transfer or lease all or substantially all of our assets to, another person.

We will set forth in the applicable prospectus supplement any additional restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or transfer or lease all or substantially all of our assets to another person, which we refer to as a successor person, without the consent of the holders of the debt securities of such series unless:

•

we are the surviving entity, or the surviving entity is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof;

•

after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are satisfied, including any that may be set forth in the applicable prospectus supplement.

Events of Default

Unless otherwise stated in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

•	failure to pay the principal or any premium on any of the debt securities of such series when due;

•	failure to pay any interest upon any debt security of such series when due, and that default continues for a period of 30 days;

•

failure to perform, or the breach of, any of our other agreements in the indenture with respect to such series, and such default continues for a period of 60 days after we receive written notice by holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events involving bankruptcy, insolvency or reorganization of the Company; and

•	any other event of default provided with respect to debt securities of that series which is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us, declare the principal amount of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of such series to be due and payable immediately. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of, premium, if any, and accrued and unpaid interest, if any, on all outstanding debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities of that series. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the then outstanding debt securities of that series may rescind the acceleration and its consequences if the rescission would not conflict with any judgement or decree, all events of default, other than the non-payment of accelerated principal of, premium, if any, and interest on the debt securities of that series that have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture, and all amounts due to the trustee in each of its capacities under the indenture have been paid in full.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity and/or security satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee and certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

Unless stated otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity and/or security satisfactory to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the right of any holder of any debt security to receive payment of principal of, premium, if any, and interest on that debt security on or after the due dates expressed in that debt security, or to bring suit for the enforcement of payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

The indenture requires us, within 90 days after the end of our fiscal year (which fiscal year currently ends December 31 of each year), to furnish to the trustee a statement as to compliance with the indenture.

Amendment, Supplement and Waiver

We may modify and amend the indenture or any series of debt securities without notice to or the consent of the holders to:

•	to evidence the succession of another corporation to the Company and the assumption by such successor of the covenants of the Company in compliance with the requirements set forth in the indenture;

•	to add to the covenants for the benefit of the holders or to surrender any right or power conferred upon the Company under the indenture;

•	to add any additional events of default;

•

to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there are no outstanding debt securities of such series created prior to the execution of such supplemental indenture that are entitled to the benefit of such provision and as to which such supplemental indenture would apply;

•	to add a guarantor to the debt securities of such series;

•

to supplement any of the provisions of the indenture to such extent necessary to permit or facilitate the defeasance and discharge of the debt securities of such series; provided that any such action does not adversely affect the interests of the holders of the debt securities of such series in any material respect;

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee or collateral agent and to add to or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts by more than one trustee or for the trustee to act as collateral agent;

•	to cure any ambiguity, to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision;

•

to conform the text of the indenture, the debt securities of such series, the guarantees or the security documents to any provision of the “Description of the notes” section of the applicable prospectus supplement to the extent that such provision in such “Description of the notes” section was intended to be a verbatim recitation of a provision of the indenture, the debt securities of such series, the guarantees or the security documents; provided that, in each instance, the Company delivers to the trustee an officers’ certificate to such effect;

•

to change any place or places where the principal of and premium, if any, and interest, if any, on the debt securities of such series shall be payable, the debt securities of such series may be surrendered for registration or transfer, the debt securities of such series may be surrendered for exchange, and notices and demands to or upon the Company may be served;

•

if applicable to such series of debt securities, to mortgage, pledge, hypothecate or grant any other lien in favor of the collateral agent for the benefit of the trustee and the holders of the debt securities of such series, as additional security for the payment and performance of all or any portion of the obligations under the indenture, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a lien is required to be granted in favor of the collateral agent for the benefit of the trustee and the holders of the debt securities of such series pursuant to the indenture, any of the security documents or otherwise;

•	if applicable to such series of debt securities, to release collateral from the lien of the indenture and the security documents when permitted or required by the security documents or the indenture;

•	if applicable to such series of debt securities, to add additional first lien secured parties to any security documents in accordance with such security documents;

•	comply with any requirement of the SEC in connection with any required qualification of the indenture under the Trust Indenture Act; or

•	to establish additional series of Notes as permitted by the indenture.

Subject to certain exceptions, we may amend the indenture or any series with the consent (which may include consents obtained in connection with a tender offer or exchange offer for that series of securities) of the holders of at least a majority in aggregate principal amount of the series of the securities then outstanding, and any existing default under, or compliance with any provision of, the indenture may be waived (other than any continuing default in the payment of the principal of or interest on the securities) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for that series of securities) of the holders of a majority in principal amount of the securities of that series then outstanding; provided that without the consent of each holder affected, we may not:

•

change the stated maturity of the principal of, or installment of interest, if any, on, such debt securities of such series, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof;

•	change the currency in which the principal of (and premium, if any) or interest on such debt securities of such series are denominated or payable;

•

waive a default or event of default in the payment of principal of, premium, if any, or interest on the debt securities of such series (except a rescission of acceleration of the debt securities of such series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

•

reduce the premium payable upon the redemption or repurchase of any debt securities of such series or change the time at which any debt securities of such series may be redeemed or repurchased, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

•

impair the right of any holder to receive payment of principal of, premium, if any, or interest on such holder’s debt securities of such series on or after the due dates therefor or impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•	modify the provisions that require holder consent to modify or amend the indenture or that permit holders to waive compliance with certain provisions of the indenture or certain defaults;

•

make any change to or modify the ranking of such debt securities of such series or, if applicable to the debt securities of such series, the ranking of the liens with respect to such debt securities of such series that would adversely affect the holders; or

•	except as expressly permitted by the indenture, modify the guarantees of any guarantor in any manner adverse to the holders of the debt securities of such series.

If applicable to the debt securities of such series, without the consent of at least 75% in aggregate principal amount of the debt securities of such series then outstanding, an amendment, supplement or waiver may not modify any security document or the provisions of the indenture dealing with the security documents or application of trust moneys, or otherwise release any collateral, in any manner materially adverse to the holders of the debt securities other than in accordance with the indenture and the security documents.

Except for certain specified provisions, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a continuing default in the payment of the principal of or any interest on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that, subject to certain limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Legal Defeasance and Covenant Defeasance

Legal Defeasance. The indenture provides that, if so provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations, including obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents and the rights, duties, indemnities and immunities of and obligations to the trustee). We will be so discharged upon the deposit with the trustee, in trust, of money and/or non-callable U.S. government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay the principal, premium and interest on the debt securities of that series on the stated date of payment thereof or the applicable redemption date, as the case may be.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the applicable issue date, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, if so provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with certain covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•

irrevocably depositing with the trustee, in trust, for the benefit of the holders, money and/or non-callable U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay the principal, premium and interest on the outstanding debt securities of that series on the stated date of payment thereof or the applicable redemption date, as the case may be; and

•

delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Guarantees

Our payment obligations under any series of debt securities may be guaranteed by one or more of the co-registrants. The terms of any such guarantee will be set forth in the applicable prospectus supplement.

Collateral and Security

Our payment obligations under any series of debt securities may be secured by assets of UHS or one or more of the co-registrants. The terms of any such security interest will be set forth in the applicable prospectus supplement.

Global Securities

Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities, which will have an aggregate principal amount equal to that of the debt securities they represent. We will register each global security in the name of a depositary or nominee identified in a prospectus supplement and deposit the global security with the depositary or nominee. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and other matters specified in the indenture or supplemental indenture.

No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary, unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be a clearing agency registered under the Exchange Act;

•	we execute and deliver to the trustee an officer’s certificate to the effect that the global security shall be so exchangeable; or

•	any other circumstances exist that may be described in the indenture or supplemental indenture and prospectus supplement.

We will register all securities issued in exchange for a global security or any portion of a global security in the names specified by the depositary.

As long as the depositary or its nominee is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the global security and the debt securities that it represents. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:

•	be entitled to have the global security or debt securities registered in their names;

•	receive or be entitled to receive physical delivery of certificated debt securities in exchange for a global security; and

•	be considered to be the owners or holders of the global security or any debt securities for any purpose under the Indenture.

We will make all payments of principal, premium, and interest on a global security to the depositary or its nominee.

The indenture will authorize the Company, the trustee and the paying agent to act in accordance with the applicable procedures of the Depository Trust Company (“DTC”) or such other depositary for the debt securities. Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as “participants,” and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will only be shown on records maintained by the depositary or the participant. Likewise, the transfer of ownership interests will be effected only through the same records. Payments, transfers, exchanges, and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our agents will have responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to the beneficial interests.

Concerning the Trustee

In the ordinary course of its business, U.S. Bank Trust Company, National Association, the trustee, may in the future provide, investment banking, commercial lending, financial advisory and other services for us. The indenture contains, or will contain, limitations on the right of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture permits, or will permit, the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture provides, or will provide, that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of skill and care of a prudent person under the circumstances in the conduct of such person’s own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity and/or security satisfactory to it against any loss, liability or expense.

Governing Law

The laws of the State of New York govern, or will govern, the indenture, the debt securities and the guarantees of debt securities.

PLAN OF DISTRIBUTION

We may sell our securities to or through one or more underwriters or dealers, and also may sell our securities directly to other purchasers or through agents. These firms may also act as our agents in the sale of our securities. Only underwriters named in the applicable prospectus supplement will be considered as underwriters of our securities offered by such prospectus supplement. We may distribute our securities at different times in one or more transactions. We may sell our securities at fixed prices, which may change, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of our securities, underwriters may receive compensation from us or from purchasers of our securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of our securities may be considered underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any such compensation, together with the terms of the offering of securities, in the applicable prospectus supplement.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of our securities against certain liabilities, including liabilities under the Securities Act. We may also agree to contribute to payments which the underwriters, dealers or agents may be required to make in respect of such liabilities. We may authorize dealers or other persons who act as our agents to solicit offers by certain institutions to purchase our securities from us under contracts which provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any class or series of our securities, we will indicate that in the applicable prospectus supplement.

In connection with an offering of our securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, underwriters may over–allot in connection with the offering, creating a syndicate short position in our securities for their own account. In addition, underwriters may bid for, and purchase, our securities in the open market to cover short positions or to stabilize the price of our securities.

Finally, underwriters may reclaim selling concessions allowed for distributing our securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby and tax matters will be passed upon for us by Norton Rose Fulbright US LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.